Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282497

The Information in this preliminary prospectus supplement and the accompanying prospectus is incomplete and subject to completion and amendment. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated October 4, 2024)

Mizuho Financial Group, Inc.

U.S.$     % Fixed Rate Resetting Perpetual Subordinated Notes

Mizuho Financial Group, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Mizuho Financial Group” or the “Issuer”), will issue an aggregate principal amount of $     of fixed rate resetting perpetual subordinated notes (the “Notes”).

The Notes will bear interest from (and including) September  , 2026 to (but excluding) December 15, 2036, at the fixed rate of   % per annum, payable semi-annually in arrears on June 15 and December 15 of each year, with the first interest payment to be made on December 15, 2026 (there will therefore be a short first coupon). The rate of interest on the Notes will be reset on December 15, 2036 and each fifth-year anniversary thereafter (each such date, a “Reset Date”), to a fixed per annum rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined below) on the applicable Reset Determination Date (as defined below) as described under “Description of the Notes—Interest—Determination of the Reset Fixed Rate and the U.S. Treasury Rate,” plus   %, payable semi-annually in arrears on June 15 and December 15 of each year, with the first interest payment at a reset rate to be made on June 15, 2037.

Under the terms of the Notes, Mizuho Financial Group is permitted in its sole discretion at any time to, and in certain circumstances will be required to, cancel payments of interest on the Notes. Cancelled interest will not accumulate or be due on any subsequent date, and non-payment of such interest will not constitute a default or breach under the Notes or the Indenture (as defined below). See “Description of the Notes—Cancellation of Interest Payments” and “Description of the Notes—No Events of Default or Rights of Acceleration; Breach; Waiver of Breach.”

The Notes are perpetual and have no fixed maturity date or mandatory redemption date. You do not have the right to call for redemption, or accelerate the payment of principal, of the Notes.

The Notes will be written down in full or in part following the occurrence of a Capital Ratio Event (as defined below), a Viability Event (as defined below) or a Bankruptcy Event (as defined below), and notwithstanding anything contrary contained in the Indenture or in the terms of the Notes, payment of principal of and interest on the Notes is subject to a write-down in full or in part following the occurrence of any of such events. See “Description of the Notes—Write-Downs and Write-Ups of the Notes” and “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

Mizuho Financial Group may redeem, at its option, the Notes, in whole, but not in part, on each Reset Date at 100% of their original principal amount plus any accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if and to the extent not cancelled, subject to certain conditions. In addition, Mizuho Financial Group may redeem, at its option, the Notes, in whole, but not in part, upon the occurrence of certain tax or regulatory events at 100% of their current principal amount plus any accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if and to the extent not cancelled, subject to certain conditions. See “Description of the Notes—Optional Redemption and Repurchases.” The Notes will not be subject to any sinking fund.

The Notes are intended to qualify as Additional Tier 1 capital and as external total loss-absorbing capacity (“TLAC”) debt under the applicable Japanese banking regulations. The Notes will constitute direct and unsecured obligations of Mizuho Financial Group which are conditional and subordinated to Senior Indebtedness (as defined below). See “Description of the Notes—Subordination.” Claims in respect of the Notes shall at all times rank equally and pari passu and without any preference among themselves and at least equally and ratably with all other present and future unsecured, undated, conditional, and subordinated obligations of Mizuho Financial Group (including obligations in respect of undated subordinated guarantees provided by Mizuho Financial Group) and in priority to the rights and claims of holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group. Upon the occurrence and continuation of a Liquidation Event (as defined below), the rights of the holders of the Notes will be subordinated in right of payment to all existing and future Senior Indebtedness, which term, for the avoidance of doubt, shall include Mizuho Financial Group’s dated subordinated debt securities qualifying as Tier 2 capital under the applicable Japanese banking regulations.

The net proceeds from the issuance and sale of the Notes will be used to make a perpetual subordinated loan to Mizuho Bank (as defined below), which intends to utilize such funds for its general corporate purposes. See “Use of Proceeds.”

The Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Directive 2014/65/EU. This prospectus supplement with the accompanying prospectus constitutes the listing prospectus for purposes of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019. This prospectus supplement and the accompanying prospectus do not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) nor do they constitute a prospectus for the purposes of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) or the Admission to Trading on a Regulated Market Sourcebook of the FCA Handbook in the UK.

Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form  20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the “Risk Factors” section beginning on page S-15 of this prospectus supplement before making any decision to invest in the Notes.

	Per Note		Total
Public offering price(1)		%	$
Underwriting commission		%	$
Proceeds, before expenses, to us(1)		%	$

(1)	Plus accrued interest from September , 2026, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about September  , 2026, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Mizuho	J.P. Morgan		BofA Securities
CIBC Capital Markets		SOCIETE GENERALE

The date of this prospectus supplement is September  , 2026.

Prospectus Supplement

Prospectus

S-i

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended, (the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957), as amended (the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of Mizuho Financial Group”) or (ii) a Japanese designated financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes will generally be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group, (ii) a Japanese designated financial institution described in Article 6, Paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% (15.15% on or after January 1, 2048) of the amount of such interest. Any of the foregoing statements, including applicable tax rates and periods, is subject to changes in tax laws and regulations in Japan after the date hereof.

The European Economic Area

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to any retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

S-ii

United Kingdom

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Singapore Securities and Futures Act 2001 Product Classification

Section 309B(1) Notification—In connection with Section 309B of the Securities and Futures Act 2001 of Singapore (the “SFA”), the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Investors should note that the offering of the Notes is not subject to the regulatory regime applicable to collective investment schemes under Division 2 of Part 13 of the SFA.

The Notes described in the prospectus supplement are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated October 4, 2024, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target,” “will” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein, and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

S-iv

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “MHFG,” “Mizuho Group,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Notes and the word “Noteholder” or “Noteholders” to refer to the holders of the Notes.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus supplement, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars,” “U.S. $” and “$” refer to the lawful currency of the United States, those to “EUR” and “€” refer to the currency of the European Economic and Monetary Union and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, in each case, unless otherwise specified. However, in some cases, figures as of or for the fiscal year ended March 31, 2023 and earlier presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text. We no longer make such adjustments beginning with figures as of or for the fiscal year ended March 31, 2024 or any interim periods therein, and thus the sum of the figures as of or for any such periods and thereafter presented herein may not match the total amount.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

The Mizuho Group

Mizuho Financial Group is a Japanese bank holding company that is the ultimate parent company of the Mizuho Group, one of the largest financial institution groups in the world. We provide a broad range of financial services in domestic and overseas markets. The principal activities and subsidiaries are the following:

•

Mizuho Bank, Ltd. (“Mizuho Bank”) provides a wide range of financial products and services mainly in relation to deposits, lending and exchange settlement to individuals, small and medium enterprises, large corporations, financial institutions, public sector entities and foreign corporations, including foreign subsidiaries of Japanese corporations;

•

Mizuho Trust & Banking Co., Ltd. (“Mizuho Trust & Banking”) provides products and services related to trust, real estate, securitization and structured finance, pension and asset management and stock transfer agency; and

•	Mizuho Securities Co., Ltd. (“Mizuho Securities”) provides full-line securities services to individuals, corporations, financial institutions and public sector entities.

We also provide products and services such as those related to trust and custody, asset management, private banking, research services, information technology-related services and advisory services for financial institutions through various subsidiaries and affiliates.

See “Item 4.B. Information on the Company—Business Overview” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

As of March 31, 2026, we had total assets of ¥294.9 trillion, total deposits of ¥179.0 trillion and total MHFG shareholders’ equity of ¥10.9 trillion. For the fiscal year ended March 31, 2026, we recorded net income attributable to MHFG shareholders of ¥1,158.0 billion.

Our corporate headquarters are located at 1-5-5 Otemachi, Chiyoda-ku, Tokyo, Japan. Our main telephone number is +81-3-5224-1111, and our corporate website is https://www.mizuhogroup.com. The information on the website is not incorporated by reference into this prospectus supplement.

Recent Highlights

We have delivered strong growth throughout the period during which the Bank of Japan implemented and maintained its negative interest rate policy, which started in February 2016 and ended in March 2024, largely through the diversification of our revenue sources. Alongside the Bank of Japan’s latest increase of its policy interest rate to 1.00%, we achieved a new record-high profit attributable to owners of parent of ¥1,248.6 billion for the fiscal year ended March 31, 2026 (based on Japanese GAAP). Gross profits of Customer Groups (aggregate figures of Retail & Business Banking Company, Corporate & Investment Banking Company, Global Corporate & Investment Banking Company and Asset Management Company) and our sales and trading business of Global Markets Company increased from ¥1.8 trillion for the fiscal year ended March 31, 2017 to ¥3.2 trillion for the fiscal year ended March 31, 2026 (on a managerial accounting basis) at a compound annual growth rate of 6.3% (or 5.3% excluding the impact of Bank of Japan’s interest rate hikes). The compound annual growth rate of 5.3%, which excludes the impact of Bank of Japan’s interest rate hikes, is calculated using gross profits of Customer Groups and our sales and trading business of Global

Markets Company of ¥1,832.3 billion for the fiscal year ended March 31, 2017 (on a managerial accounting basis) as the base and adjusted gross profits of Customer Groups and our sales and trading business of Global Markets Company of ¥2,910.1 billion for the fiscal year ended March 31, 2026 (on a managerial accounting basis) (calculated as gross profits of Customer Groups and our sales and trading business of Global Markets Company of ¥3,165.1 billion for the fiscal year ended March 31, 2026 (on a managerial accounting basis) minus ¥255.0 billion for the impact from Bank of Japan’s interest rate hikes). For the fiscal year ended March 31, 2026, as compared to the fiscal year ended March 31, 2016, (i) revenue from our sales and trading business increased by ¥250 billion from outside of Japan and by ¥70 billion in Japan, (ii) non-interest income increased by ¥230 billion from outside of Japan and by ¥200 billion in Japan; and (iii) interest income increased by ¥240 billion from outside of Japan and by ¥360 billion in Japan. Of such increase in interest income of ¥360 billion in Japan, we estimate that ¥255 billion was due to the impact from Bank of Japan’s interest rate hikes by prorating the impact of past rate hikes monthly based on an interest-rate sensitivity of an increase of approximately ¥120 billion of annual pre-tax interest income for every increase of 25bps, using the effective months of the rate hikes (based on Japanese GAAP and on a managerial accounting basis). We also estimate that the impact from an increase of 25bps in the Bank of Japan’s policy interest rate would result in an increase of approximately ¥120 billion in our annual pre-tax interest income (based on Japanese GAAP) based on our balance sheet figures as of March 31, 2026 (calculated from a model we use for risk monitoring purposes that simulates the financial effect from parallel shifts in interest rates).

With respect to our sound and stable business portfolio, we have strengthened our global Corporate & Investment Banking (CIB) business, which comprises our corporate banking, investment banking and sales and trading businesses, in recent years. Our stable revenue structure is anchored by our corporate banking business as the core earnings base. Approximately 70% of our credit exposure (including both domestic and international) is investment grade and primarily to large corporates. Our domestic exposure, consisting of the average loan balance of Mizuho Bank and Mizuho Trust & Banking for the fiscal year ended March 31, 2026, each on a non-consolidated basis, excluding loans between consolidated entities and loans to the Japanese government and certain other governmental organizations, accounted for approximately 70% of investment grade exposure. Our international exposure, consisting of the average loan balance of Mizuho Bank (including the subsidiaries in China, the United States, the Netherlands, Indonesia, Malaysia, Russia, Brazil and Mexico) for the fiscal year ended March 31, 2026, on a non-consolidated basis, accounted for approximately 70% of investment grade exposure. In addition, approximately 90% of our average loan balance (comprised of our domestic and international credit exposure) for the fiscal year ended March 31, 2026, which was ¥91 trillion (based on Japanese GAAP and on a managerial accounting basis), was to corporate borrowers.

In order to meet the increasingly robust demand for corporate loans, we have focused on efficient risk-weighted asset deployment enabling us to balance both the quality and profitability of our loans. Our risk-weighted assets increased from ¥78 trillion as of March 31, 2019 to ¥97 trillion as of March 31, 2026 on a fully-effective basis under the Basel III finalization framework (on a managerial accounting basis) and our return on risk-weighted assets (calculated by dividing the gross profits for the relevant fiscal year by the risk-weighted assets as of the end of the relevant fiscal year) increased from 2.4% to 3.6% (on a managerial accounting basis) over the same period.

In addition, our sales and trading business is centered on trading on behalf of customers rather than proprietary trading. We believe there is potential for stable revenue growth from the mass-market retail business in Japan with the move away from low interest rates and ongoing related shift from savings to investments.

Furthermore, in the Americas, gross profit of Mizuho Americas LLC for the fiscal year ended March 31, 2026 was U.S.$5.2 billion (on a managerial accounting basis). We demonstrated stable growth and reduced earnings volatility, with Mizuho Americas LLC’s average monthly revenue increasing from approximately $190 million in the fiscal year ended March 31, 2020 (on a managerial accounting basis) to approximately $435 million in the fiscal year ended March 31, 2026 (on a managerial accounting basis), while its monthly revenue volatility decreased from approximately 60% to approximately 20%, calculated as the ratio of the lowest monthly revenue against the highest monthly revenue in the relevant fiscal year, over the same period.

THE OFFERING

Issuer	Mizuho Financial Group, Inc.

Notes Offered	$ aggregate principal amount of % fixed rate resetting perpetual subordinated notes.

The Notes will be issued in fully registered form, without coupons, in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Offering Price	% plus accrued interest from September , 2026, if settlement occurs after that date.

Maturity	The Notes are perpetual and have no fixed maturity date or mandatory redemption date.

Ranking of the Notes	The Notes will constitute direct and unsecured obligations of Mizuho Financial Group which are conditional and subordinated to Senior Indebtedness, as described below. Claims in respect of the Notes shall at all times rank equally and pari passu and without any preference among themselves and at least equally and ratably with all other present and future unsecured, undated, conditional, and subordinated obligations of Mizuho Financial Group (including obligations in respect of undated subordinated guarantees provided by Mizuho Financial Group) and in priority to the rights and claims of holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group. See “Description of the Notes—Subordination.” See also “Risk Factors—Risks Relating to the Notes—Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could impair investors’ ability to receive payment.”

Upon the occurrence and continuation of a Liquidation Event, the rights of the holders of the Notes will be subordinated in right of payment to all existing and future Senior Indebtedness, and any amounts (other than any amounts which shall have become due and payable before such Liquidation Event and remain unpaid) due under such Notes will become payable, only upon a Condition for Liquidation Payment (as defined below) being fulfilled. At any time prior to a Condition for Liquidation Payment being fulfilled, any claim of the holders of any Notes shall be subject to a Going Concern Write-Down (as defined below) upon the occurrence of a Capital Ratio Event or the Write-Down and Cancellation (as defined below) upon the occurrence of a Viability Event or Bankruptcy Event, as the case may be. See “Description of the Notes—Write-Downs and Write-Ups of the Notes” and “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

Interest on the Notes	From (and including) September , 2026 to (but excluding) December 15, 2036 (the “Initial Fixed Rate Period”), the Notes will bear interest at a fixed rate of % per annum, payable semi-annually in arrears on June 15 and December 15 of each year, with the first interest payment to be made on December 15, 2026. There will therefore be a short first coupon.

The rate of interest on the Notes will be reset to a fixed per annum rate, equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the applicable Reset Determination Date as described under “Description of the Notes—Interest—Determination of the Reset Fixed Rate and the U.S. Treasury Rate,” plus % (the “Reset Fixed Rate”), on December 15, 2036 and each fifth-year anniversary thereafter.

From (and including) each Reset Date to (but excluding) the next following Reset Date (a “Reset Fixed Rate Period”), the Notes will bear interest at the applicable Reset Fixed Rate, payable semi-annually in arrears on June 15 and December 15 of each year, with the first payment of interest at such Reset Fixed Rate to be made on June 15 following the Reset Date and the last payment of interest at such Reset Fixed Rate to be made on the next following Reset Date.

Any payment of interest on the Notes will be subject to interest payment cancellation provisions, the Going Concern Write-Down provisions, the Write-Down and Cancellation provisions and subordination provisions as described under “Description of the Notes.”

Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

See “Description of the Notes—General” and “Description of the Notes—Interest.” See also “Risk Factors—Risks Relating to the Notes—The interest rate on the Notes will reset on the applicable Reset Dates,” and “Risk Factors—Risks Relating to the Notes—The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.”

Additional Amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes will generally be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation.” If the payments are subject to Japanese withholding tax, Mizuho Financial Group will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the perpetual subordinated indenture to be dated September  , 2026 between Mizuho Financial Group and The Bank of New York Mellon, as trustee (the “Trustee”) (as amended and supplemented from time to time, the “Indenture”).

Optional Cancellation of Interest Payments	If Mizuho Financial Group determines that it is necessary to cancel payment of interest on the Notes at any time and in its sole discretion, Mizuho Financial Group may cancel payment of all or part of the interest accrued on the Notes on an interest payment date (including additional amounts with respect thereto, if any), even if no cancellation of interest is required or the amount so cancelled exceeds the amount we are required to cancel under the mandatory interest payment cancellation provisions of the Notes. See “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments.”

As a Japanese G-SIB, Mizuho Financial Group is required to hold certain levels of capital, including capital buffers consisting of Consolidated Common Equity Tier 1 capital and leverage ratio buffer consisting of Tier 1 capital, in excess of minimum thresholds, and comply with additional loss absorbing and recapitalization capacity requirements. Under the Japanese capital distribution constraints system, if Mizuho Financial Group fails to meet applicable regulatory capital buffer or leverage ratio buffer requirements, including if the capital buffers are used and reduced below the required level to make up for its required external TLAC ratio on a risk-weighted assets basis, the Financial Services Agency of Japan may order Mizuho Financial Group to submit and carry out a capital distribution constraints plan. If Mizuho Financial Group becomes subject to a capital distribution constraints plan, among other consequences, Mizuho Financial Group may make a determination to cancel interest payments, in whole or in part, on the Notes, pursuant to such plan, by exercising its discretionary right under the optional interest cancellation provisions of the Notes. See “Risk Factors—Risks Relating to the Notes—As a Japanese G-SIB, we are subject to stringent regulatory capital standards, including capital buffer and leverage ratio buffer requirements, and are subject to frameworks to ensure we have sufficient loss absorbing and recapitalization capacity. If we fail to maintain sufficient levels of capital, we may be subject to restrictions on our ability to make capital distributions, in which case we may determine to cancel interest payments in part or in whole, or we may be prevented from redeeming or repurchasing the Notes” and “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments—Cancellation of Interest Payments under the Japanese Capital Distribution Constraints System.”

If (x) Mizuho Financial Group determines to cancel an interest payment on the Notes (in whole or in part) in its sole discretion on an interest payment date pursuant to the optional interest payment cancellation provisions of the Indenture as described under “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments” and (y) such determination is made by Mizuho Financial Group otherwise than pursuant to applicable laws or orders or administrative actions of the FSA (as defined below) or any other relevant Japanese governmental organizations (including an order of the FSA to submit and carry out a capital distribution constraints plan under the Applicable Banking Regulations (as defined below), then (i) Mizuho Financial Group shall procure that its board of directors shall not resolve, or present its own proposal at a general meeting of shareholders, to make a payment of a cash dividend on Mizuho Financial Group’s common shares and other shares (including any Senior Dividend Preferred Shares (as defined below)) to shareholders as of the immediately preceding record date of dividend payment, and (ii) Mizuho Financial Group shall procure that the ratio of the amount that Mizuho Financial Group cancels in respect of interest or dividends on or in respect of any Additional Tier 1 Liabilities (as defined below) that are due and payable on the same date as such interest payment date to the full amount of such interest or dividends which should have been paid before cancellation on such date be at least equal to the ratio of the amount that Mizuho Financial Group cancels in respect of the interest on the Notes on such interest payment date to the full amount of such interest on the Notes which should have been paid before cancellation on such interest payment date.

Mandatory Cancellation of Interest Payments	Mizuho Financial Group will be prohibited from paying, and shall cancel, all or part of the interest on the Notes on an interest payment date, if and to the extent that the interest payable on the Notes on such interest payment date exceeds the Interest Payable Amount (as defined below).

“Interest Payable Amount” means, as more fully defined in “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation,” in respect of any interest payment date with respect to the Notes, the product of the Adjusted Distributable Amount (as defined below) on such interest payment date and a ratio, the numerator of which is the aggregate amount of interest that should have been paid on the Notes on such interest payment date, and the denominator of which is the aggregate amount of interest that should have been paid on the Notes on such interest payment date and dividends or interest that should have been paid in respect of any Parity Securities (as defined below) on the same date as such interest payment date.

“Adjusted Distributable Amount” means, as more fully defined in “Description of the Notes—Cancellation of Interest Payments —Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation,” in respect of any date and with respect to the Notes, the distributable amounts (bunpai kano gaku) of Mizuho Financial Group on such date as calculated in accordance with the Companies Act of Japan (Act No. 86 of 2005, as amended) or any successor legislation thereto (the “Japanese Companies Act”), after deducting the sum of any dividend or interest that has been paid in respect of the Notes, any Parity Securities and any Junior Securities (as defined below) from the beginning of the fiscal year of Mizuho Financial Group in which such date falls until the date immediately preceding such date.

See “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation.”

Effect of a Cancellation of Interest Payment	Interest payments are non-cumulative, and any interest amount (including additional amounts with respect thereto, if any), the payment of which is cancelled (in whole or in part) either (i) in Mizuho Financial Group’s sole discretion, as described in “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments,” or (ii) because such cancellation is mandatory due to the Interest Payable Amount Limitation (as defined below), as described above in “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation,” will be deemed not to have accrued and will not be due and payable at any time thereafter, and Mizuho Financial Group shall be discharged and released from any and all of its obligations to pay such cancelled interest (and additional amounts with respect thereto, if any) on the Notes. Non-payment of such cancelled interest (or additional amounts with respect thereto, if any) shall not constitute a breach, a default, an event of default or an event of acceleration under the terms of the Notes or the Indenture. Accordingly, holders or beneficial owners of the Notes will not have any claim therefor, whether or not interest is paid in respect of any other period. See “Description of the Notes—No Events of Default or Rights of Acceleration; Breach; Waiver of Breach.”

Each holder or beneficial owner of a Note, by its acceptance of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that if any payment of interest in respect of the Notes all or part of which should have not been paid to such holder or beneficial owner upon the proper application of the optional or mandatory interest payment cancellation provisions in the Indenture is made to such holder or beneficial owner, such payment shall be deemed null and void, and such holder or beneficial owner or the Trustee or the Paying Agent (as defined below) (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the payment immediately to Mizuho Financial Group, and shall also thereby agree that any liabilities of Mizuho Financial Group to such holder or beneficial owner in respect of interest on the Notes which was cancelled under the optional or mandatory interest payment cancellation provisions in the Indenture shall not be set off against any liabilities of such holder or beneficial owner owed to Mizuho Financial Group.

Agreement to Cancellation of Interest Payment	Each holder or beneficial owner of a Note, by its acquisition of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree to the interest cancellation provisions set forth in the terms of the Notes. See “Description of the Notes—Cancellation of Interest Payments—Agreement to Cancellation of Interest Payment.”

Optional Redemption	The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, on December 15, 2036 or any subsequent Reset Date occurring on each five-year anniversary thereafter, upon not less than 25 days nor more than 60 days’ prior notice to the holder of Notes and the Trustee, subject to prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations), at a redemption price equal to 100% of the Original Principal Amount (as defined below) of the Notes (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any); provided, however, that Mizuho Financial Group shall not have such option to redeem the Notes if the Current Principal Amount (as defined below) of the Notes has been subject to one or more Going Concern Write-Downs and such written down amount has not been reinstated in full on the date fixed for redemption. See “Description of the Notes—Optional Redemption and Repurchases—Optional Redemption.”

Optional Tax Redemption

The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time, upon not less than 25 nor more than 60 days’ prior notice to the holders of Notes and the Trustee, subject to the prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations), at a redemption price equal to 100% of the Current Principal Amount of the Notes (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if (i) Mizuho Financial Group is, or on the next interest payment date would be, required to pay any additional amounts as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus, or (ii) payment by Mizuho Financial Group of interest on the Notes ceases to be treated as being a deductible expense for the purpose of computing Mizuho Financial Group’s corporate tax liability by the Japanese tax authorities and, in each of (i) and (ii) above, such event arises as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and which obligation or event cannot be avoided by measures reasonably available to Mizuho Financial

Group; provided that, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant event would be triggered. See “Description of the Notes—Optional Redemption and Repurchases—Optional Tax Redemption.”

Optional Regulatory Redemption	The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time upon not less than 25 nor more than 60 days’ prior notice to the holders of the Notes and the Trustee, subject to the prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations), at a redemption price equal to 100% of the Current Principal Amount of the Notes (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if Mizuho Financial Group determines after consultation with the FSA and any other relevant Japanese governmental organizations that there is more than an insubstantial risk that the Notes will be partially or fully excluded from Mizuho Financial Group’s Additional Tier 1 Capital (as defined below) under the applicable standards set forth in the Applicable Banking Regulations; provided that, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which such event would be triggered. See “Description of the Notes—Optional Redemption and Repurchases—Optional Regulatory Redemption.”

Going Concern Write-Down upon a Capital Ratio Event	As soon as practicable following the occurrence of a Capital Ratio Event, Mizuho Financial Group shall give notice to DTC and the holders of the Notes via DTC (and send a copy to the Trustee for informational purposes) (the “Going Concern Write-Down Notice”) (a) stating that a Capital Ratio Event has occurred and a Going Concern Write-Down will therefore take place or has therefore taken place, as applicable, on the Going Concern Discharge Date (as defined below) and (b) specifying the relevant Going Concern Discharge Date, the relevant Going Concern Write-Down Amount (as defined below) and the aggregate remaining Current Principal Amount of the Notes on the relevant Going Concern Discharge Date after giving effect to the relevant Going Concern Write-Down, in respect of the Notes.

Upon the occurrence of a Capital Ratio Event, on the relevant Going Concern Discharge Date:

(i)

the Current Principal Amount of the Notes, except for principal that has become due and payable prior to the occurrence of the Capital Ratio Event and remains unpaid, will be written down by an amount equal to the relevant Going Concern Write-Down Amount, and Mizuho Financial Group shall be discharged and released from any and all of its obligations to pay the Current Principal Amount of the Notes in an amount equal to the relevant Going Concern

Write-Down Amount and the interest on the Notes (including additional amounts with respect thereto, if any) in an amount equal to the interest on the relevant Going Concern Write-Down Amount (including additional amounts with respect thereto, if any);

(ii)

Mizuho Financial Group’s obligations shall remain with respect to (A) any accrued and unpaid interest on or the Current Principal Amount of the Notes and (B) any additional amounts, in the case of each of subclauses (A) and (B) of this paragraph (ii), if and only to the extent that such interest or additional amounts or the Current Principal Amount, as applicable, is not written down, discharged or released pursuant to paragraph (i) above, or became due and payable to the holders of such Notes prior to the occurrence of the relevant Capital Ratio Event; and

(iii)

the holders and beneficial owners of the Notes will be deemed to irrevocably waive their right to receive or claim, and no longer have any rights against Mizuho Financial Group with respect to, and cannot instruct the Trustee to enforce, repayment of the Current Principal Amount of the Notes to the extent of the relevant Going Concern Write-Down Amount or the interest on (including additional amounts with respect thereto, if any) the Notes written down, discharged or released pursuant to paragraph (i) above, and except as described in paragraph (ii) above, all rights of any holder or beneficial owner of the Notes for payment of any amounts under or in respect of the Notes will become null and void, and any holder or beneficial owner of such Notes who has received such payment shall be obliged to return the amount so received immediately to Mizuho Financial Group.

The events described in (i) through (iii) above are referred to as a “Going Concern Write-Down.”

A Capital Ratio Event may occur on any number of occasions, and accordingly, the Notes may be written down on any number of occasions. For the avoidance of doubt, the Current Principal Amount of the Notes may never be reduced to below one cent per $1,000 in Original Principal Amount as a result of any Going Concern Write-Down.

Each holder or beneficial owner of a Note, by its acceptance of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that if any payment in respect of the Notes is made to such holder or beneficial owner with respect to a payment obligation that was subject to a Going Concern Write-Down as provided in the Indenture, then the payment of such amount shall be deemed null and void and such holder or beneficial owner or the Trustee or the Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of such payment immediately to Mizuho Financial Group, and shall also thereby agree that any liabilities of Mizuho Financial Group to such holder or beneficial owner in respect of the Notes which was subject to the Going Concern Write-Down as provided in the Indenture shall not be set off against any liabilities of such holder or beneficial owner owed to Mizuho Financial Group.

See “Description of the Notes—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event.”

Write-Down and Cancellation upon a Viability Event or Bankruptcy Event	As soon as practicable following the occurrence of a Viability Event or Bankruptcy Event, Mizuho Financial Group shall give notice to DTC and the holders of the Notes via DTC (and send a copy to the Trustee for informational purposes) (the “Write-Down and Cancellation Notice”) (a) stating that a Viability Event or Bankruptcy Event, as applicable, has occurred and a Write-Down and Cancellation will therefore take place or has therefore taken place, as applicable, on the Discharge and Cancellation Date (as defined below), and (b) specifying the Discharge and Cancellation Date.

Upon the occurrence of a Viability Event or a Bankruptcy Event, (a) in the case of a Viability Event, on the relevant Discharge and Cancellation Date, or (b) in the case of a Bankruptcy Event, immediately upon the occurrence of the Bankruptcy Event:

(i)

the full principal amount of the Notes will be permanently written down to zero, Mizuho Financial Group shall be discharged and released from any and all of its obligations to pay principal of, interest on and any other amount under the Notes (including additional amounts with respect thereto, if any), and the Notes will be cancelled and all references to the principal amount of, interest on or any other amount under the Notes will be construed accordingly, other than principal, interest, or any additional amounts that have become due and payable prior to the Viability Event or Bankruptcy Event, as the case may be, and remain unpaid;

(ii)

Mizuho Financial Group’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the Notes and (B) any additional amounts, in the case of each of subclauses (A) and (B) of this paragraph (ii), if and only to the extent that such interest, principal or additional amounts, as applicable, has become due and payable to the holders prior to the relevant Viability Event or Bankruptcy Event, as the case may be, and remain unpaid; and

(iii)

the holders and beneficial owners of the Notes will be deemed to irrevocably waive their right to claim or receive, and no longer have any rights against Mizuho Financial Group with respect to, and cannot instruct the Trustee to enforce, repayment of the principal of, interest on or any other amount under the Notes (including additional amounts with respect thereto, if any) written down, discharged or released pursuant to paragraph (i) above, and except as described in paragraph (ii) above, all rights of any holder or beneficial owner for payment of any amounts under or in respect of the Notes will become null and void, and any holder or beneficial owner who has received such payment shall be obliged to return the amount so received immediately to Mizuho Financial Group.

The events described in (i) through (iii) above are referred to as a “Write-Down and Cancellation.”

Each holder or beneficial owner of a Note, by its acceptance of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that if any payment in respect of the Notes is made to such holder or beneficial owner with respect to a payment obligation that did not become due and payable prior to the occurrence of a Viability Event or Bankruptcy Event, as the case may be, then the payment of such amount shall be deemed null and void and such holder or beneficial owner or the Trustee or the Paying Agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment immediately to Mizuho Financial Group, and shall also thereby agree that any liabilities of Mizuho Financial Group to such holder or beneficial owner in respect of the Notes which was subject to the Write-Down and Cancellation as provided in the Indenture shall not be set off against any liabilities of such holder or beneficial owner owed to Mizuho Financial Group.

See “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

Agreement to Going Concern Write-Down and Write-Down and Cancellation	Each holder or beneficial owner of a Note, by its acquisition of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree to certain matters related to the Going Concern Write-Down and Write-Down and Cancellation provisions of the Notes. See “Description of the Notes—Write-Downs and Write-Ups of the Notes—Agreement to Going Concern Write-Down” and “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event—Agreement to Write-Down and Cancellation.”

Write-Up	Subject to certain conditions, the Notes may be subject to one or more Write-Ups (as defined below) if Mizuho Financial Group determines, in its sole discretion and in accordance with the Applicable Banking Regulations and other applicable laws and regulations, to reinstate an amount of principal of the Notes that was previously subject to a Going Concern Write-Down. See “Description of the Notes—Write- Downs and Write-Ups of the Notes—Write-Up upon a Write-Up Event.”

No Events of Default or Rights of Acceleration	Non-payment of principal of or interest on the Notes (including additional amounts with respect thereto, if any) or breach of any covenant in the Indenture or the Notes or any other event (including a Capital Ratio Event, a Viability Event, a Bankruptcy Event and a Liquidation Event and any effect thereof) shall not constitute an event of default or an event of acceleration under the Indenture or the Notes or give rise to any right of the holders or the Trustee to declare the principal of or interest on the Notes to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the Notes that entitle the holders of the Notes or the Trustee to require that the Notes become immediately due and payable. See “Description of the Notes—No Events of Default or Rights of Acceleration; Breach; Waiver of Breach.”

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of the Notes to make a perpetual subordinated loan that is intended to qualify as Additional Tier 1 capital under the applicable Japanese banking regulations and Internal TLAC (as defined below) under the Japanese TLAC Standard (as defined below) to Mizuho Bank. Mizuho Bank intends to utilize such funds for its general corporate purposes.

Settlement	The Notes will initially be issued to investors only in book-entry form. Fully registered global notes (the “Global Notes”), without coupons, representing the total aggregate principal amount of the Notes will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Unless and until the Notes in definitive certificated form (“Definitive Notes”) are issued, the only Noteholder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of Definitive Notes.

Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Security Codes	CUSIP No: 60687Y EA3

ISIN: US60687YEA38

Common Code: 349755238

Governing Law	The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Listing and Trading	We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Trustee, Paying Agent, Transfer Agent, Registrar and Calculation Agent	The Bank of New York Mellon

Delivery of the Notes	Delivery of the Notes is expected on or about September , 2026.

Conflicts of Interest	Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)” beginning on page S-92 of this prospectus supplement.

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F, which is incorporated herein by reference.

We have described the risks and uncertainties that our management believes are material, but these risks and uncertainties may not be the only ones we face. Additional risks and uncertainties, including those that we currently are not aware of or do not currently appear to be material, may also result in decreased revenues or increased expenses or have other consequences that could adversely affect our financial condition and results of operations as well as the price and liquidity, and the rights of holders of, the Notes, in which case your investment in the Notes may be negatively impacted.

Risks Relating to Our Business

For information on risks relating to our business, see “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference in this prospectus supplement, and similar information in any other documents incorporated by reference herein.

Risks Relating to the Notes

The Notes have no fixed maturity date and no mandatory date for redemption and you do not have any right to require us to redeem the Notes or accelerate the repayment of the principal amount of the Notes.

The Notes are perpetual securities and have no fixed maturity date or mandatory redemption date. Moreover, you do not have any right to require us to redeem the Notes. There are no events of default or acceleration under the terms of the Notes, and under no circumstances will you be able to accelerate the repayment of the principal amount of the Notes, including in cases where we effect a cancellation of interest or a write-down of principal on the Notes occurs. While we may exercise our option to redeem the Notes in our absolute discretion subject to certain conditions, if the Notes scheduled for redemption subsequently become subject to a principal write-down or a Liquidation Event, or prior confirmation of the FSA with respect to the redemption is not obtained or is withdrawn or annulled for any reason, the redemption will be nullified and you will not receive any amount of redemption proceeds.

Any recovery for payments owed under the Notes will only be required upon the occurrence of a Liquidation Event (and even then, only if, and to the extent that, the Notes do not become subject to a principal write-down). As described under “Description of the Notes—Subordination,” a “Liquidation Event” means a liquidation proceeding (seisan), excluding a special liquidation proceeding (tokubetsu seisan), having been commenced by or in respect of us under the Japanese Companies Act. A liquidation proceeding (seisan) is a procedure under the Japanese Companies Act for winding up the affairs of a corporation, including the disposal of assets, repayment of debts and distribution of residual assets to shareholders, implemented by a liquidator without the supervision of a court. In certain cases, including where there is a likelihood that the liabilities of the corporation may exceed its assets, the corporation may be required by law to undergo a court-supervised special liquidation proceeding (tokubetsu seisan) under the Japanese Companies Act. The commencement of a special liquidation proceeding (tokubetsu seisan) by or with respect to us is one of the events constituting a Bankruptcy Event under the Notes, and immediately upon the occurrence of a Bankruptcy Event, the Notes will be subject to a Write-Down and Cancellation. See “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

If a Liquidation Event occurs and is continuing, any amounts payable under the Notes (except for any amounts that have become due and payable prior to the occurrence of the Liquidation Event and remain unpaid) will be subordinated in right of payment to, and subject to the prior payment of, all existing and future Senior Indebtedness of Mizuho Financial Group, and any such amounts due under such Notes will become payable, only upon a Condition for Liquidation Payment being fulfilled, and may not be paid. Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the Notes at any time prior to a Liquidation Event and, even upon the occurrence of such Liquidation Event, no payment may be made in respect of the Notes unless a Condition for Liquidation Payment has been satisfied. As a result, you may not receive any repayment of principal of the Notes. See “—Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could impair investors’ ability to receive payment.”

Given these features of the Notes, a sale of your Notes in the secondary market may be the only means to recover your investment in the Notes. In addition to the customary risks of illiquidity in the market for a new issue of securities, the Notes are complex financial instruments that may be especially susceptible to illiquid secondary markets and significant fluctuations in secondary trading prices, in part due to market perceptions or predictions of interest cancellation and redemption scenarios, or changes in, or regulatory and supervisory determinations about, our financial condition and capital position, that are inherently difficult to predict. See “—The features of the Notes as well as external factors may cause the market for the Notes to become illiquid and the market price to decline. You may be unable to sell your Notes at or near their principal amount or at all.” Furthermore, the Notes contain permanent and temporary write-down features, described in detail below under “Description of the Notes—Write-Downs and Write-Ups of the Notes” and “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event,” which, if triggered, would cause you to lose the value of your investment in part or in whole, and the circumstances surrounding the triggering of which are also inherently difficult to predict. As a result of these factors, you may not find buyers for your Notes at prices close to their principal amount or at any price.

The Notes are subject to a Write-Down and Cancellation upon the occurrence of a Viability Event which may result from the non-viability of our material subsidiaries which may trigger the loss absorption provisions of such material subsidiary’s Internal TLAC instruments. As a result of a Write-Down and Cancellation, you may lose the entire value of your investment.

The Japanese Deposit Insurance Act of Japan (Law No. 34 of 1971, as amended) (the “Japanese Deposit Insurance Act”), upon amendment effective as of March 6, 2014, provides the framework with respect to an event that triggers a write-down or conversion of capital instruments of a bank holding company, including Mizuho Financial Group. Implementing ordinances under the amended Japanese Deposit Insurance Act and other related documents issued by the Financial Services Agency of Japan have clarified that only in circumstances where the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi)” need to be applied to a bank holding company, a write-down or conversion of Additional Tier 1 and Tier 2 capital instruments of such a bank holding company will be triggered. The specified item 2 measures are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Japanese Deposit Insurance Act, as further discussed below.

The specified item 2 measures consist of (i) supervision by the Deposit Insurance Corporation of Japan (the “DIC”) over the operation of the business of and the management and disposal of assets of the relevant bank holding company (tokubetsu kanshi) as set forth in Article 126-3 of the Japanese Deposit Insurance Act and (ii) certain categories of financial aid provided by the DIC to assist the merger, business transfer, corporate split or other reorganization with respect to the relevant bank holding company (tokutei shikin enjo) as set forth in Article 126-28 of the Japanese Deposit Insurance Act. A confirmation (nintei) by the Japanese Prime Minister with respect to the specified item 2 measures may only be made with respect to a bank holding company where such bank holding company’s liabilities exceed, or are likely to exceed, its assets, or where such bank holding company has suspended, or is likely to suspend, repayment of its obligations, and the Japanese Prime Minister recognizes that the failure of such bank holding company may cause significant disruption in the financial markets or other financial systems in Japan without taking the specified item 2 measures after the deliberation at the Financial Crisis Management Meeting. See also “Item 4. B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our most recent annual report on Form 20-F, which is incorporated herein by reference.

The Notes are intended to qualify as our Additional Tier 1 capital and contain non-viability loss absorption provisions under the applicable standards set forth in the applicable Japanese banking regulations. Under such provisions, a “Viability Event” will be deemed to have occurred if the Japanese Prime Minister confirms (nintei) that the specified item 2 measures need to be applied to Mizuho Financial Group. Upon the occurrence of a Viability Event, no amounts under the Notes will thereafter become due. Subsequently, the full principal amount of each Note will be written down to zero and the Notes will be cancelled as of the Discharge and Cancellation Date. We refer to such write-down and cancellation of the Notes as a Write-Down and Cancellation. Upon such Write-Down and Cancellation, Mizuho Financial Group will be discharged from all obligations to pay principal and any accrued interest and will cease to owe to the Noteholders any payments with respect to the Notes, except with respect to principal, interest or additional amounts on the Notes that became due and payable prior to the Viability Event.

In addition, in November 2015, the Financial Stability Board issued the final TLAC standard for global systemically important banks (“G-SIBs”), including us. The Financial Stability Board’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes the impact on financial stability, thereby ensuring the continuity of critical functions and avoiding exposing public funds to loss. The Financial Stability Board’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. For more information regarding the Financial Stability Board’s TLAC standards, see “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Total Loss Absorbing Capacity” in our most recent annual report on Form 20-F, which is incorporated herein by reference. The Financial Services Agency of Japan published its policy describing its approach for the introduction of this standard in Japan in April 2016, and a revised version of this document was published in April 2018 (the “FSA’s Approach”). In March 2019, the Financial Services Agency of Japan published regulatory notices and related materials to implement the TLAC requirements in Japan. The TLAC standard set forth in these FSA documents (the “Japanese TLAC Standard”), which (i) was phased in from March 31, 2019 and has been fully applied from March 31, 2022 for G-SIBs in Japan, and (ii) has been phased in from March 31, 2021 and has been fully applied from March 31, 2024 for a financial group designated as a domestic systemically important bank in Japan by the Financial Services Agency of Japan which is deemed to be in particular need of a cross-border resolution arrangement and to be of particular systemic significance to the Japanese financial system in the event of its failure (such domestic systemically important bank, together with G-SIBs in Japan, the “Covered SIBs”), and the FSB’s TLAC standard requires Domestic Resolution Entities (as defined below) designated for Covered SIBs to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan deemed systemically important by the Financial Services Agency of Japan or their foreign subsidiaries subject to TLAC or similar requirements in the relevant jurisdictions to maintain a certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity (“Internal TLAC”). The Financial Services Agency of Japan designated as resolution entities in Japan (the “Domestic Resolution Entities”) the ultimate holding company in Japan of each Covered SIB. Under the Japanese TLAC Standard, the Financial Services Agency of Japan designated Mizuho Financial Group as the Domestic Resolution Entity for the Mizuho Group, which is subject to the external TLAC requirements in Japan, and also designated Mizuho Bank, Mizuho Trust & Banking and Mizuho Securities as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan. The Notes are intended to qualify also as Mizuho Financial Group’s external TLAC debt under the Japanese TLAC Standard.

The Notes are expected to become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Japanese Deposit Insurance Act and Japanese insolvency laws. The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as Mizuho Financial Group. In the Japanese TLAC Standard and the FSA’s Approach, the Financial Services Agency of Japan expressed its view that Single Point of Entry (“SPE”) resolution, in which a single national resolution authority applies its resolution tools to the ultimate holding company in Japan of a group, would be the preferred strategy for resolution of Covered SIBs. However, it is uncertain which resolution strategy or specific measures will be taken in a given case, including whether or not the SPE resolution strategy is to be chosen and implemented in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the Japanese TLAC Standard, if the Financial Services Agency of Japan determines that a material subsidiary in Japan of a financial institution that is a Japanese G-SIB is non-viable due to a material deterioration in its financial condition after recognizing that it is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, and issues an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 52-33, Paragraph 1 of the Banking Act of Japan (Act No. 59 of 1981, as amended), the material subsidiary’s Internal TLAC instruments will be written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions (as defined below) of such Internal TLAC instruments. In addition, under the Applicable Banking Regulations and pursuant to the applicable contractual loss absorption provisions of any regulatory capital instruments issued by such material subsidiary, such instruments may be written down or, if applicable, converted into common shares if the subsidiary’s regulatory capital ratio falls below a certain level or the Japanese Prime Minister recognizes that the subsidiary is non-viable and confirms that certain measures need to be applied to such subsidiary under the Japanese Deposit Insurance Act. Following the write-off or conversion of Internal TLAC instruments or regulatory capital instruments of the relevant material subsidiary, if the Japanese Prime Minister recognizes that the financial institution is or is likely to be unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries that are designated by Financial Services Agency of Japan as being systemically important or that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Japanese Prime Minister may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Japanese Deposit Insurance Act, generally referred to as specified item 2 measures, need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Japanese Prime Minister would also trigger the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, including a Write-Down and Cancellation of the Notes, causing such instruments to be written off, or if applicable, converted into equity.

In the context of the Notes, any such confirmation by the Prime Minister constitutes a “Viability Event.” If a Viability Event occurs, the Notes will be subject to a Write-Down and Cancellation on the Discharge and Cancellation Date, which means that the full principal amount of the Notes will be permanently written down to zero, the Notes will be cancelled, and the holders and beneficial owners of the Notes will be deemed to have irrevocably waived their right to claim or receive any payments of principal of or interest on the Notes (including additional amounts with respect thereto, if any), unless such payments have become due and payable prior to the occurrence of the Viability Event and remain unpaid. Holders of the Notes will only receive notice of a Viability Event after it has occurred.

If a Viability Event occurs, it is expected that a Write-Down and Cancellation would take place before the determination of the treatment of Mizuho Financial Group’s remaining indebtedness or other securities without similar write-down features. Upon the occurrence of a Viability Event, a Write-Down and Cancellation of the Notes will occur irrespective of whether Mizuho Financial Group has, or is restructured solely by such Write-Down and Cancellation to have, sufficient assets available to fulfill its obligations under, or settle the claims of holders of, the Notes or other liabilities that rank effectively pari passu with or junior to the Notes, or any classes of common shares or preference shares, in each case which do not contain similar write-down provisions, and irrespective of whether such other liabilities or shares remain outstanding after the occurrence of the Viability Event. Under current Japanese laws and regulations, none of such liabilities or shares which do not contain similar write-down provisions will be generally subject to any write-down or conversion to common shares, unless we become subject to court-administered insolvency proceedings, and even if a Viability Event occurs, we may not become subject to a court-administered insolvency proceedings. As a result, the holders of the Notes may also recover less ratably, if at all, than the holders of liabilities that rank pari passu with or junior to the Notes, or any classes of common shares or preference shares, in each case which do not contain similar write-down provisions.

Furthermore, except for claims for payments under the Notes that have become due and payable prior to the occurrence of a Viability Event and remain unpaid, upon the occurrence of such Viability Event, the holders or beneficial owners of the Notes will have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to the holders or beneficial owners of the Notes by Mizuho Financial Group under, or in connection with, the Notes, and will not be entitled to make any claim in any bankruptcy, corporate reorganization or liquidation proceedings involving Mizuho Financial Group or have any ability to initiate or participate in any such proceedings. Upon the occurrence of a Viability Event, the holders or beneficial owners of the Notes will not receive any shares or other participation rights in Mizuho Financial Group or be entitled to any other participation in the upside potential of any equity or debt securities of Mizuho Financial Group, or be entitled to any compensation in the event of any change in Mizuho Financial Group’s potential recovery.

Pursuant to the terms of the Indenture, Mizuho Financial Group will issue a Write-Down and Cancellation Notice as soon as practicable following the occurrence of a Viability Event, confirming that a Viability Event has occurred and that a Write-Down and Cancellation will take place on the Discharge and Cancelation Date specified therein. Although Mizuho Financial Group has agreed to notify DTC and the holders the of Notes via DTC as soon as practicable following the occurrence of a Viability Event, there will be a delay between a Viability Event and the time that DTC and the holders of the Notes via DTC are notified of the occurrence of the relevant Viability Event through their DTC accounts or otherwise. Such delay may exceed several days during which trading and settlement in the Notes may continue. Any such delay will not change or delay the effect of a Viability Event on the obligations of Mizuho Financial Group under the Notes or on the rights of the holders of the Notes. Therefore, notwithstanding any such delay, the holders of the Notes will not have any rights against Mizuho Financial Group immediately upon the occurrence of the Viability Event, regardless of whether they have received actual or constructive notice of such fact, except with respect to claims for payments under the Notes that have become due and payable prior to the occurrence of the Viability Event. In addition, you will have no right to receive any compensation whatsoever for any loss resulting from a delay between the occurrence of a Viability Event and your receipt of any notice of the ensuing principal write-down or between the occurrence of a Viability Event and DTC’s processing of any relevant write-down notice. See “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event” for more information. See also “—Following a Viability Event, a Bankruptcy Event or a Capital Ratio Event, settlement activities of the Notes through DTC will be suspended and may not be completed as expected or at all.”

The circumstances that could trigger the occurrence of a Viability Event remain uncertain, and applicable banking regulations, including the Japanese TLAC Standard, are subject to change. Holders of the Notes will only receive notice of a Viability Event after it has occurred.

The occurrence of a Viability Event, and therefore a Write-Down and Cancellation of the Notes, is inherently unpredictable and depends on a number of factors that may be beyond Mizuho Financial Group’s control. The occurrence of a Viability Event depends on, among other things, a determination by the Japanese Prime Minister, following deliberation by the Financial Crisis Management Meeting, regarding Mizuho Financial Group’s viability, or the viability of one or more of Mizuho Financial Group’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard and the Applicable Banking Regulations, it is possible that specified item 2 measures may be applied to Mizuho Financial Group as a result of, among other things, absorption of losses by Mizuho Financial Group on the loans that it has extended or will extend to, or investments it has made or will make in, or any other Internal TLAC of, Mizuho Bank, Mizuho Trust & Banking or Mizuho Securities or any of Mizuho Financial Group’s other material subsidiaries or material sub-groups that are designated as systemically important by the Financial Services Agency of Japan or that are subject to TLAC requirements, the capital adequacy regulations or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption prior to the failure of such subsidiary or sub-groups, pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable laws or regulations then in effect. See “—The Notes are subject to a Write-Down and Cancellation upon the occurrence of a Viability Event which may result from the non-viability of our material subsidiaries which may trigger the loss absorption provisions of such material subsidiary’s Internal TLAC instruments. As a result of a Write-Down and Cancellation, you may lose the entire value of your investment.” However, under the Japanese TLAC Standard and the Applicable Banking Regulations, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, Mizuho Financial Group may become subject to specified item 2 measures. Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of notes issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication that Mizuho Financial Group is approaching circumstances that could result in a Viability Event could also have an adverse effect on the market price and liquidity of the Notes.

In addition, there has been no application of specified item 2 measures under the Japanese Deposit Insurance Act described in this prospectus supplement to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that Mizuho Financial Group is, or is deemed likely to be, unable to fully perform its obligations with its assets, or that Mizuho Financial Group has suspended, or is deemed likely to suspend, repayment of its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. To illustrate, it is possible that the Financial Services Agency of Japan and the Japanese Prime Minister could determine to apply specified item 2 measures to Mizuho Financial Group in a situation where one of Mizuho Financial Group’s material subsidiaries or material sub-groups has become non-viable, notwithstanding the fact that our regulatory capital ratios of Mizuho Financial Group or such material subsidiary or material sub-group are sufficiently higher than the minimum requirements. Mizuho Financial Group’s creditors, including holders of the Notes, may encounter difficulty in challenging the application of specified item 2 measures to Mizuho Financial Group.

As a result of the foregoing, the occurrence of a Write-Down and Cancellation is inherently uncertain and unpredictable. Accordingly, the trading behavior of the Notes may not follow the trading behavior of other types of subordinated securities. Any indication that a Viability Event may occur can be expected to have a material adverse effect on the market price and liquidity of the Notes.

Furthermore, future regulatory or legislative developments or other factors (including a change in the official positions regarding the application or interpretation of applicable laws and regulations, including the Japanese TLAC Standard) could lead to the Notes no longer being treated as Mizuho Financial Group’s

Additional Tier 1 capital under the applicable standards set forth in the Applicable Banking Regulations and our exercising option to redeem the Notes at par and/or issuing similar debt instruments in the future with terms that have a write-down (or equity conversion) provision with procedures that differ from the Write-Down and Cancellation provision of the Notes and that may be more favorable to holders of such instruments, which in turn could adversely affect the value of the Notes with the current Write-Down and Cancellation provision.

Although we have agreed to notify the holders and beneficial owners of the Notes through DTC and the Trustee as soon as practicable after the occurrence of a Viability Event, there will be a delay between the occurrence of the Viability Event and the time that DTC processes any relevant write-down and cancellation notice and the holders and beneficial owners of the Notes and the Trustee are notified of the occurrence of the Viability Event. Notwithstanding any such delay, the holders or beneficial owners of the Notes will not have any rights against us upon the occurrence of the Viability Event nor any right to receive any compensation whatsoever for any loss resulting from such delay, regardless of whether they have received actual or constructive notice of such fact, except with respect to claims for payments under the Notes that have become due and payable prior to the occurrence of the Viability Event and remain unpaid.

The Notes contain bankruptcy loss absorption provisions which subject the Notes to a contractual Write-Down and Cancellation upon the occurrence of a Bankruptcy Event. As a result of a Write-Down and Cancellation, you may lose the entire value of your investment. Holders of the Notes will only receive notice of a Bankruptcy Event after it has occurred.

The Notes are intended to qualify as Mizuho Financial Group’s Additional Tier 1 capital and contain bankruptcy loss absorption provisions. Under such provisions, if a Bankruptcy Event occurs, the Notes will be subject to a Write-Down and Cancellation immediately upon the occurrence of a Bankruptcy Event, which means that the full principal amount of the Notes will be permanently written down to zero, the Notes will be cancelled, and the holders and beneficial owners of the Notes will be deemed to have irrevocably waived their right to claim or receive any payments of principal of or interest on the Notes (including additional amounts with respect thereto, if any) unless such payments have become due and payable prior to the occurrence of the Bankruptcy Event and remain unpaid. A “Bankruptcy Event” for purposes of the Notes will be deemed to have occurred when bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or special liquidation proceedings (tokubetsu seisan) in Japan, or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan, are commenced against Mizuho Financial Group, as more fully defined in “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

Upon the occurrence of a Bankruptcy Event, a Write-Down and Cancellation of the Notes will occur irrespective of whether we have, or are restructured solely by such Write-Down and Cancellation to have, sufficient assets available to fulfill our obligations under, or settle the claims of holders of the Notes or other liabilities that rank effectively pari passu with or junior to the Notes, or any classes of common shares or preference shares, in each case which do not contain similar write-down provisions, and irrespective of whether such other liabilities or shares remain outstanding after the occurrence of the Bankruptcy Event. Under current Japanese laws and regulations, it may be the case that such liabilities or shares which do not contain similar write-down provisions do not become subject to write-down or conversion in an insolvency proceeding. As a result, holders of the Notes may recover less ratably, if at all, than holders of liabilities that rank effectively pari passu with or junior to the Notes, or any classes of common shares or preference shares, in each case which do not contain similar write-down provisions, or may not recover at all.

You should be aware that, except for claims for payments under the Notes that have become due and payable prior to the occurrence of a Bankruptcy Event and remain unpaid, upon the occurrence of such Bankruptcy Event, the holders or beneficial owners of the Notes will have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to the holders or beneficial owners of the Notes by us under, or in connection with, the Notes, and will not be entitled to make any claim in any bankruptcy, corporate reorganization or liquidation proceedings involving us or have any ability to initiate or participate in any such proceedings. Upon the occurrence of a Bankruptcy Event, the holders or beneficial owners of the Notes will not receive any shares or other participation rights in Mizuho Financial Group or be entitled to any other participation in the upside potential of any equity or debt securities of Mizuho Financial Group, or be entitled to any compensation in the event of any change in Mizuho Financial Group’s potential recovery.

Although we have agreed to notify the holders and beneficial owners of the Notes through DTC and the Trustee on the date of or as soon as practicable after the occurrence of a Bankruptcy Event, there will be a delay between the occurrence of Bankruptcy Event and the time that DTC processes any relevant write-down and cancellation notice and the holders and beneficial owners of the Notes and the Trustee are notified of the occurrence of the Bankruptcy Event. Notwithstanding any such delay, the holders or beneficial owners of the Notes will not have any rights against us immediately upon the occurrence of the Bankruptcy Event nor any right to receive any compensation whatsoever for any loss resulting from such delay, regardless of whether they have received actual or constructive notice of such fact, except with respect to claims for payments under the Notes that have become due and payable prior to the occurrence of the Bankruptcy Event and remain unpaid.

The Notes contain going concern loss absorption provisions which subject them to a contractual Going Concern Write-Down upon the occurrence of a Capital Ratio Event. As a result of a Going Concern Write-Down, you may lose the entire value of your investment.

The Notes are intended to qualify as Mizuho Financial Group’s Additional Tier 1 capital and contain going concern loss absorption provisions designed to absorb losses if Mizuho Financial Group’s Consolidated Common Equity Tier 1 Capital Ratio (as defined below) falls below 5.125%, as more fully defined in “Description of the Notes—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event.” If a Capital Ratio Event occurs, the Notes will be subject to a Going Concern Write-Down, which means that the principal amount of the Notes will be written down by an amount equal to the relevant Going Concern Write-Down Amount, and the holders and beneficial owners of the Notes will be deemed to have irrevocably waived their right to claim or receive any payments of principal of the Notes to the extent of the relevant Going Concern Write-Down Amount, and interest thereon, unless such payments have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid. Interest will continue to accrue on the Notes based on the relevant Current Principal Amount of the Notes after a Capital Ratio Event. You should be aware that, under the terms of the Notes, including any applicable interest rate and rounding convention, the amount of interest payable for an interest period may be zero if the Current Principal Amount of the Notes after a Going Concern Write-Down is reduced significantly, and no interest shall accrue during the period when the Current Principal Amount of the Notes is, or is deemed to be one cent per $1,000 in Original Principal Amount, the lowest amount to which the Current Principal Amount of the Notes may be reduced under the terms of the Indenture and the Notes.

Upon the occurrence of a Capital Ratio Event, a Going Concern Write-Down of the Notes will occur irrespective of whether Mizuho Financial Group has, or is restructured solely by such Going Concern Write-Down to have, sufficient assets available to fulfill its obligations under, or settle the claims of holders of, the Notes or other liabilities that rank effectively pari passu with or junior to the Notes, or any classes of common shares or preference shares, in each case which do not contain similar write-down provisions, and irrespective of whether such other liabilities or shares remain outstanding after the occurrence of the Capital Ratio Event. Under current Japanese laws and regulations, liabilities or shares which do not contain similar write-down provisions will generally not be subject to any write-down or conversion to common shares, unless we become subject to court-administered insolvency proceedings (which may not occur as a result of the occurrence of a Capital Ratio Event). Further, under current Japanese insolvency laws, even if we become subject to court-administered insolvency proceedings after the occurrence of a Capital Ratio Event, it may be the case that liabilities or shares which do not contain similar write-down provisions do not become subject to write-down or conversion in such insolvency proceeding. As a result, holders of the Notes may recover less ratably, if at all, than holders of liabilities that rank effectively pari passu with or junior to the Notes, or any classes of common shares or preference shares, in each case which do not contain similar write-down provisions, or may not recover at all.

Furthermore, there is inherent uncertainty regarding the determination of the Going Concern Write-Down Amount. There has been no implementation to date under Japanese banking regulations of a going concern write-down of Additional Tier 1 debt securities. The amount that would be sufficient to restore our Consolidated Common Equity Tier 1 Capital Ratio above 5.125% is not necessarily the exact amount by which it exceeds 5.125%, and will be determined by us in consultation with the FSA and taking all other relevant considerations applicable at the relevant time. It is uncertain as to what level above 5.125% would be considered sufficient to restore our Consolidated Common Equity Tier 1 Capital Ratio at any time, and it is possible that similar circumstances may lead to different results. As a result, it is difficult to predict the level of any Going Concern Write Down Amount that may be determined upon occurrence of a Capital Ratio Event.

You should be aware that, except for claims for payments under the Notes that have become due and payable prior to the occurrence of a Capital Ratio Event and remain unpaid, or to the extent of any remaining principal amount of the Notes, upon the occurrence of a Capital Ratio Event, the holders or beneficial owners of the Notes will have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to the holders or beneficial owners of the Notes by us under, or in connection with, the Notes, and will not be entitled to make any claim in any bankruptcy, corporate reorganization or liquidation proceedings involving Mizuho Financial Group or have any ability to initiate or participate in any such proceedings, in each case, to the extent such right, instruction, exercise, claim and pleading, pertains to principal of the Notes that have been or will be subject to a Going Concern Write-Down as a result of Capital Ratio Event having occurred, or interest thereon. Upon the occurrence of a Capital Ratio Event, the holders or beneficial owners of the Notes will not receive any shares or other participation rights in Mizuho Financial Group or be entitled to any other participation in the upside potential of any equity or debt securities of Mizuho Financial Group, or be entitled to any compensation in the event of any change in Mizuho Financial Group’s potential recovery, except for any optional write-up.

Moreover, although the Notes have an optional write-up feature which permits Mizuho Financial Group to reinstate part or all of the principal amount of the Notes that has been written down in one or more Going Concern Write-Downs, subject to certain conditions as more fully described under “Description of the Notes—Write-Downs and Write-Ups of the Notes—Write-Up upon a Write-Up Event,” such write-up is subject to Mizuho Financial Group’s sole discretion and may not be exercised in practice following any Going Concern Write-Down. You should not invest in the Notes with the expectation that Mizuho Financial Group will exercise this option.

If the Notes have been subject to one or more Going Concern Write-Downs, unless the principal amount of the Notes has been reinstated in full by one or more write-ups, Mizuho Financial Group will not be able to exercise its option to redeem the Notes on the first Reset Date or any subsequent Reset Date that falls on each fifth-year anniversary thereafter, except upon the occurrence of certain tax events or our determination that there is more than an insubstantial risk that the Notes may no longer be included in our Additional Tier 1 Capital. On the other hand, we will continue to have the option to redeem at any time the Notes in whole, but not in part, upon the occurrence of certain tax events or our determination that there is more than an insubstantial risk that the Notes may no longer be included in our Additional Tier 1 Capital. See “Description of the Notes—Optional Redemption and Repurchases,” and “—We may redeem the Notes at our option in certain situations, subject to certain conditions.”

The circumstances surrounding or triggering a Capital Ratio Event, including future regulatory changes, are unpredictable. Holders of the Notes will only receive notice of a Capital Ratio Event after it has occurred.

The occurrence of a Capital Ratio Event, and therefore a Going Concern Write-Down of the Notes, is inherently unpredictable and depends on a number of factors that may be beyond our control. A Capital Ratio

Event will occur on any date on which we publicly announce that our Consolidated Common Equity Tier 1 Capital Ratio has fallen below 5.125%, except where, prior to such public announcement, we submit a plan to the FSA under which our Consolidated Common Equity Tier 1 Capital Ratio is expected to increase above 5.125% in the absence of a Going Concern Write-Down of the Notes, and the FSA approves such plan. Currently, we publicly report our Consolidated Common Equity Tier 1 Capital Ratio on a quarterly basis about 45 days after the end of each of our financial quarters. However, under applicable Japanese banking regulations, we may also be required by the FSA to publicly report our Consolidated Common Equity Tier 1 Capital Ratio on any other date, for example, following the completion of an inspection of us by the FSA.

Changes in our Consolidated Common Equity Tier 1 Capital Ratio may be caused by changes in the amount of our Consolidated Common Equity Tier 1 capital and/or risk-weighted assets. Accordingly, our Consolidated Common Equity Tier 1 Capital Ratio could be affected by one or more factors, including changes in, or our decisions relating to, our business and our future earnings, dividend payments and share buybacks, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including Consolidated Common Equity Tier 1 capital and risk-weighted assets), revisions to models used by us to calculate our capital requirements (or revocation of, or amendments to, the regulatory permissions for using such models), actions that we are required to take at the discretion of the Financial Services Agency of Japan or other relevant Japanese supervisory authorities, accounting rule changes, tax law changes, our decision or ability to manage risk-weighted assets in our ongoing businesses as well as businesses we newly enter in the future and those we may seek to exit, our decision or ability to refinance regulatory capital instruments under terms and conditions similar or more favorable compared to prior financing, securities market fluctuations, and foreign currency movements. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Business—Failure to maintain capital adequacy ratios and other regulatory standards above minimum required levels could have material adverse effects” and “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Capital Adequacy” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

Any of the foregoing and other changes and variables may individually or in the aggregate negatively affect our Consolidated Common Equity Tier 1 Capital Ratio and thus increase the risk of a Capital Ratio Event at any time, the occurrence of which would lead to a Going Concern Write-Down, as a result of which you could lose all or part of the value of your investment in the Notes. The market price of the Notes is expected to be affected by changes in our Consolidated Common Equity Tier 1 Capital Ratio. We may decide not to take any measures, including raising capital at a time when it is feasible to do so, even if our failure to take such an action would result in the occurrence of a Capital Ratio Event. Our decisions could cause you to lose all or part of the value of your investment in the Notes due to their effect on our Consolidated Common Equity Tier 1 Capital Ratio, but you will not have any claim against us relating to such decisions, even if they result in the occurrence of a Capital Ratio Event. We will have no obligation to consider the interests of the holders of the Notes when making decisions relating to our businesses and operations, including in respect of our capital management. In making such decisions, our interests may not be aligned with those of the holders or beneficial owners of the Notes.

Because of the inherent uncertainty regarding whether a Capital Ratio Event will occur, it will be difficult to predict when, if at all, a Going Concern Write-Down may occur. Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. In addition, the trading behavior of the Notes may not necessarily follow the trading behavior of other types of securities. Any indication or perception that we are approaching circumstances that could result in a Capital Ratio Event occurring may also have an adverse effect on the market price and liquidity of the Notes. See “—The features of the Notes as well as external factors may cause the market for the Notes to become illiquid and the market price to decline. You may be unable to sell your Notes at or near their principal amount or at all.”

Furthermore, future regulatory or legislative developments, including relating to the Japanese capital adequacy regulations, or other factors (including changes in the official positions regarding application or interpretation of applicable laws and regulations) could lead to our issuing any subordinated debt securities in the future that have a write-down (or equity conversion) provision with procedures different from the Going Concern Write-Down provisions of the Notes and that may have terms more favorable to holders of such securities compared to the Notes. Such developments or other factors could also lead to our exercising the option to redeem the Notes if the Notes should no longer be treated as our Additional Tier 1 Capital under the Japanese banking regulations. As a consequence, the value of the Notes could be adversely affected.

Although we have agreed to notify the holders and beneficial owners of the Notes through DTC and the Trustee as soon as practicable after the occurrence of a Capital Ratio Event, there will be a delay between the occurrence of the Capital Ratio Event and the time that DTC processes any relevant write-down notice and the holders and beneficial owners of the Notes and the Trustee are notified of the occurrence of the Capital Ratio Event. Notwithstanding any such delay, the holders or beneficial owners of the Notes will not have any rights against us with respect to the relevant Going Concern Write-Down Amount or interest thereon upon the occurrence of the Capital Ratio Event nor any right to receive any compensation whatsoever for any loss resulting from such delay, regardless of whether they have received actual or constructive notice of such fact, except with respect to claims for payments under the Notes that have become due and payable prior to the occurrence of the Capital Ratio Event and remain unpaid.

We have the sole and absolute discretion to cancel interest payments on the Notes, in whole or part, at any time, and interest payments may be restricted or prohibited under the Notes in other circumstances.

Interest payments on the Notes may be cancelled at our sole discretion, at any time and for any reason. See “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments.” Interest will only be due and payable on an interest payment date to the extent it is not cancelled in accordance with the terms of the Notes. If we determine to cancel an interest payment on the Notes (or a portion thereof) on a given interest payment date, such determination will be sufficient to effect the cancellation of such interest payment (or portion thereof) without any further action being taken or any other condition being satisfied and the non-payment will evidence the exercise of our determination to cancel such interest payment (or portion of such interest payment not paid).

In addition to our right to cancel interest payments at any time, the terms of the Notes also require us to cancel part or all of an interest payment on the Notes on an interest payment date, if, and to the extent that, the interest payable on the Notes on such interest payment date exceeds the Interest Payable Amount, which is defined to mean, in respect of any interest payment date with respect to the Notes, the product of the Adjusted Distributable Amount on such interest payment date and a ratio, the numerator of which is the aggregate amount of interest that should have been paid on the Notes on such interest payment date, and the denominator of which is the aggregate amount of interest that should have been paid on the Notes on such interest payment date and dividends or interest that should have been paid in respect of any Parity Securities on the same date as such interest payment date. “Adjusted Distributable Amount” means, in respect of any date and with respect to the Notes, the distributable amounts (bunpai kano gaku) of Mizuho Financial Group on such date as calculated in accordance with the Japanese Companies Act after deducting the sum of any dividend or interest (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to the additional amounts, as applicable, if any) that has been paid in respect of the Notes, any Parity Securities and any Junior Securities from the beginning of Mizuho Financial Group’s fiscal year in which such date falls until the date immediately preceding such date. See “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation.” Our distributable amounts are equal to the surplus of our net assets over our capital and statutory reserves with adjustments calculated on a non-consolidated basis under Japanese GAAP in accordance with the Japanese Companies Act. See “10.B. Additional Information—Memorandum and Articles of Association—Common Stock—Distribution of Surplus—Restriction on Distributions of Surplus” in our most recent annual report on Form 20-F, which is incorporated by reference herein. Any adverse change in our financial position or profitability, or our distributable amounts, as calculated on a non-consolidated basis, may have a material adverse effect on our ability to make interest payments on the Notes.

For purposes of the Notes, “Parity Securities” means, with respect to the Notes, (i) any liabilities of Mizuho Financial Group that are subject to the same terms, or substantially the same terms, in respect of rights of interest payments as the terms of the Notes under the mandatory interest payment cancellation provisions in the Indenture (excluding the Notes and any liabilities owed to any Special Purpose Company (as defined below), but including any other series of the perpetual subordinated debt securities to be issued under the Indenture), and (ii) any instruments qualifying as Mizuho Financial Group’s regulatory capital issued or created by any Special Purpose Company that are subject to the same terms, or substantially the same terms, in respect of rights of dividends or interest payments as the terms of the Notes under the mandatory interest payment cancellation provisions in the Indenture, and “Junior Securities” means (i) any liabilities of Mizuho Financial Group that rank effectively junior to the Notes in respect of rights of interest payments under the mandatory interest cancellation provisions in the Indenture (excluding any liabilities owed to any Special Purpose Company), and (ii) any instruments qualifying as Mizuho Financial Group’s regulatory capital issued by any Special Purpose Company that rank effectively junior to the Notes in respect of rights of dividend or interest payments under the mandatory interest payment cancellation provisions in the Indenture of the Notes. See “Description of the Notes—Cancellation of Interest Payments—Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation.”

In light of the discretionary and mandatory interest payment cancellation provisions described above, there can be no assurances that you will receive interest payments in respect of the Notes.

If any interest payment is cancelled (in whole or part), either in our discretion or because such cancellation is mandatory, such interest payment will not be or become due and will not accumulate or be payable at any time thereafter, and in no event will you have any right to or claim against us with respect to such interest amount. Furthermore, a cancellation of interest in accordance with the terms of the Notes will not constitute an event of default or a breach under the Notes and the Indenture and will not permit any acceleration of the repayment of any principal on the Notes.

In making any determination with respect to the payment or cancellation of any interest payments on the Notes, we may take into consideration our contractual obligations under the Notes and any Parity Securities and other debt securities as well as factors beyond any contractual limitations or obligations. In particular, even when we have the financial ability to make interest payments on the Notes, we may determine to cancel (in whole or part) interest payments on the Notes in consideration of such contractual obligations related to, as well as fairness to holders of, any Parity Securities or other debt securities, preference shares or common shares to whom we may not be able to pay dividends or interest.

In general, we have the right to use funds from cancelled payments of interest on the Notes without restriction, except as otherwise set forth in the Indenture and the Notes or prohibited by applicable law or regulations, including (i) the Japanese capital distribution constraints system (described below), and (ii) the dividend stopper provision of the Notes (described below). See “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments,” “—As a Japanese G-SIB, we are subject to stringent regulatory capital standards, including capital buffer and leverage ratio buffer requirements, and are subject to frameworks to ensure we have sufficient loss absorbing and recapitalization capacity. If we fail to maintain sufficient levels of capital, we may be subject to restrictions on our ability to make capital distributions, in which case we may determine to cancel interest payments in part or in whole, or we may be prevented from redeeming or repurchasing the Notes.” and “—The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.” Aside from these exceptions, we are free to use the funds from cancelled interest on the Notes in our discretion, for example, to pay interest and dividends, or meet other obligations as they become due, on other liabilities or our common shares or preference shares, if any (including any Parity Securities). As a result, holders of the Notes may recover, if at all, less ratably than holders of liabilities or shares that otherwise rank effectively pari passu with or junior to the Notes.

If practicable, we will endeavor to provide notice of any cancellation of interest (in whole or in part) to holders and beneficial owners of the Notes through DTC and to the Trustee at least ten Business Days prior to the relevant interest payment date. However, failure or delay to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders or beneficial owners of the Notes any rights as a result of such failure or delay.

The secondary market for the Notes may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the secondary trading prices of the Notes. Any cancellation of interest payments in whole or in part will likely result in a material adverse effect on the market value and liquidity of the Notes.

As a Japanese G-SIB, we are subject to stringent regulatory capital standards, including capital buffer and leverage ratio buffer requirements, and are subject to frameworks to ensure we have sufficient loss absorbing and recapitalization capacity. If we fail to maintain sufficient levels of capital, we may be subject to restrictions on our ability to make capital distributions, in which case we may determine to cancel interest payments in part or in whole, or we may be prevented from redeeming or repurchasing the Notes.

The bank capital and other regulatory frameworks to which we, as a Japanese G-SIB, are subject require us to hold certain levels of capital, including capital buffers consisting of Consolidated Common Equity Tier 1 capital and leverage ratio buffer consisting of Tier 1 capital, well in excess of minimum thresholds, and comply with additional loss absorbing and recapitalization capacity requirements. A failure to hold sufficient levels of capital as required by these frameworks (as may be amended from time to time) may result in restrictions on capital distributions being applied pursuant to which we may make a determination to cancel, in whole or in part, interest payments on the Notes. Cancellation, in whole or in part, of interest payments in respect of the Notes may affect the value of your investment in the Notes.

Under the capital adequacy regulations adopted by the Financial Services Agency of Japan to implement the Basel III standards, we are currently required, on a consolidated basis, to hold a minimum amount of total regulatory capital of 8.0% of risk weighted assets, a minimum amount of Tier 1 capital of 6.0% of risk weighted assets and a minimum amount of Consolidated Common Equity Tier 1 capital of 4.5% of risk weighted assets. In addition to these minimum requirements, we are required to maintain several regulatory capital buffers, on a consolidated basis, with Consolidated Common Equity Tier 1 capital. Such regulatory capital buffers, as currently applied to us, consist of a capital conservation buffer of 2.5%, a G-SIB surcharge of 1.0% and a countercyclical buffer ranging from 0% to 2.5% to be calculated as the weighted average of the buffers deployed across all of the jurisdictions to which we have credit exposures, which was 0.13% as of June 30, 2026. Furthermore, under the leverage ratio regulations adopted by the Financial Services Agency of Japan to implement the Basel III standards, we are currently required to maintain Tier 1 capital at a minimum leverage ratio of 3.15% plus a G-SIB leverage ratio buffer equal to 50% of the applicable G-SIB surcharge, which is currently 0.5%, plus 0.05%. In addition, under the Japanese TLAC Standard, a Japanese G-SIB, including us, is also currently required to maintain certain minimum levels of capital and liabilities that are deemed to have loss absorbing and recapitalization capacity, or external TLAC, in an amount not less than 18% of its consolidated risk-weighted assets and 7.10% of the applicable Basel III leverage ratio denominator (or, in each case, in an amount equal to the applicable required amount of the Internal TLAC on the risk-weighted asset basis or on the total exposure basis, as applicable, if such amount is greater than the relevant ratio set forth above). As of June 30, 2026, we are required to maintain external TLAC in an amount not less than 18.05% of its consolidated risk-weighted assets and 7.10% of the applicable Basel III leverage ratio denominator. Consolidated Common Equity Tier 1 capital that is being used to meet the external TLAC requirement on a risk-weighted assets basis cannot be used to also meet the regulatory capital buffer requirements set forth above. See “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

Because of the relatively high level of capital that we are required to hold as a Japanese G-SIB, we may become subject to restrictions on capital distributions and therefore determine to cancel interest payments on the Notes, even though sufficient distributable amounts (bunpai kano gaku) of Mizuho Financial Group are available such that interest cancellation on the Notes would not be mandatory under the terms of the Notes.

Specifically, if we fail to meet the regulatory capital buffer or leverage ratio buffer requirements, including if the capital buffers are used and reduced below the required level to make up for our required external TLAC ratio on a risk-weighted assets basis, under the Japanese capital distribution constraints system, the Financial Services Agency of Japan may order us to submit and carry out a capital distribution constraints plan. A capital distribution constraints plan must be reasonably designed to restore the required regulatory capital buffers or leverage ratio buffer by restricting capital distributions, such as dividends, interest payments on the Notes or our other Additional Tier 1 instruments, share buybacks, redemption and repurchases of the Notes or our other Additional Tier 1 instruments, and bonus payments, up to a certain amount depending on the level of the deficit in our regulatory capital buffers or leverage ratio buffer. As a consequence, in the event that our Consolidated Common Equity Tier 1 capital or Tier 1 capital is insufficient to meet the regulatory capital buffer or leverage ratio buffer requirements applicable to us and we become subject to a capital distribution constraints plan, we may make a determination to cancel interest payments, in whole or in part, on the Notes. Furthermore, if we make a determination to cancel interest payments in respect of the Notes pursuant to a capital distribution constraints plan, we are not restricted from making any dividend or interest payments on our common shares or other liabilities. See “—The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.”

As a Japanese G-SIB, we may be subject to stricter capital ratio requirements in the future. In addition, there may be future developments or changes in laws, regulations or rules regarding bank regulatory capital which may require us to reserve greater regulatory capital or buffer capital.

You bear the risk that fluctuations in our Consolidated Common Equity Tier 1 capital or Tier 1 capital, which are inherently difficult to predict, will affect your prospects of receiving interest payments on the Notes. See “—The circumstances surrounding or triggering a Capital Ratio Event, including future regulatory changes, are unpredictable. Holders of the Notes will only receive notice of a Capital Ratio Event after it has occurred.”

Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could impair investors’ ability to receive payment.

Upon the occurrence and continuation of a Liquidation Event, any amounts payable under the Notes (except for any amounts that have become due and payable prior to the occurrence of the Liquidation Event and remain unpaid) will be subordinated in right of payment to, and subject to the prior payment of, all existing and future Senior Indebtedness of Mizuho Financial Group, and any such amounts due under such Notes will become payable, only upon a Condition for Liquidation Payment being fulfilled. Specifically, your right of payment as a holder of the Notes will rank senior in priority only to any payments to holders of our common shares or preference shares, if any, and Mizuho Financial Group’s assets on a non-consolidated basis will be applied to satisfy all claims of Senior Indebtedness in full in the liquidation proceeding (seisan) of Mizuho Financial Group pursuant to the Japanese Companies Act before being applied to satisfy your claims. “Senior Indebtedness” means all liabilities of Mizuho Financial Group (including liabilities under dated subordinated obligations and any other subordinated obligations qualifying as its Tier 2 capital under the applicable standards set forth in the Applicable Banking Regulations) other than (i) any liabilities under the Notes and any other series of the perpetual subordinated debt securities to be issued under the Indenture (except for liabilities which have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid) and (ii) any liabilities that rank, or are expressed to rank, effectively, pari passu with, or subordinate to, its liabilities under the Notes or any other securities of the perpetual subordinated debt securities to be issued under the Indenture in respect of payment as to liquidation distributions. If Mizuho Financial Group does not have sufficient assets on a non-consolidated basis to settle claims of Senior Indebtedness in full, your claims will not be settled and, as a result, you will lose the entire amount of your investment in the Notes. Even if Mizuho Financial Group has sufficient assets on a non-consolidated basis to settle claims of Senior Indebtedness in full, the Notes will share equally in right of payment with claims in respect of any liabilities of Mizuho Financial Group that rank, or are expressed to rank, effectively, pari passu with its liabilities under the Notes in respect of payment as to liquidation distributions. If Mizuho Financial Group do not have sufficient funds on a non-consolidated basis to make full payment on all such claims (including the Notes), you may lose all or part of your investment. See “Description of the Notes—Subordination.”

As of June 30, 2026, Mizuho Financial Group had ¥8,704.3 billion in outstanding indebtedness constituting its Senior Indebtedness on a non-consolidated basis under Japanese GAAP. As of the same date, Mizuho Financial Group had ¥2,029.5 billion in outstanding indebtedness constituting its liabilities ranking, or being expressed to rank, effectively, pari passu with its liabilities under the Notes in respect of payment as to liquidation distributions on a non-consolidated basis under Japanese GAAP.

Mizuho Financial Group expects to incur additional indebtedness constituting its Senior Indebtedness, including Tier 2 capital instruments and external TLAC debts, or its liabilities ranking, or being expressed to rank, effectively, pari passu with its liabilities under the Notes in respect of payment as to liquidation distributions, including Additional Tier 1 capital debt instruments, and nothing in the Notes or the Indenture limits Mizuho Financial Group’s ability to do so. Although the Notes may pay a higher rate of interest than comparable securities which are not so subordinated, you may lose all or some of your investment in the Notes upon the occurrence of a Liquidation Event since Mizuho Financial Group’s assets will be available for any payment to you only after all of Mizuho Financial Group’ senior and more senior subordinated creditors have been paid in full.

We may also incur indebtedness or issue shares that rank effectively pari passu with or are junior to the Notes but are not subject to write-down provisions similar to those of the Notes. In particular, under the Applicable Banking Regulations and the applicable Japanese law, preference shares may be structured to qualify as Additional Tier 1 capital without having going concern write-down provisions similar to the provision of a Going Concern Write-Down upon the occurrence of a Capital Ratio Event or non-viability write-down provisions similar to the provision of the Write-Down and Cancellation upon the occurrence of a Viability Event or Bankruptcy Event under the Notes, and common stock qualifying as Common Equity Tier 1 capital are not required to any write-down provisions similar to those of the Notes. If a Viability Event, Bankruptcy Event or Capital Ratio Event occurs, the principal amount of the Notes will be written down in whole or in part, and as a result, you may recover less ratably than the holders of liabilities or shares that otherwise rank effectively pari passu with or junior to the Notes, but that do not contain similar write-down provisions, or may not recover at all.

Pursuant to the provisions of the Japanese Companies Act, the holders of Mizuho Financial Group’s liabilities (both subordinated and unsubordinated) will be required to file their claims in Japan in a liquidation proceeding (seisan) upon the occurrence of a Liquidation Event. Upon the expiration of the period for filing such claims, Mizuho Financial Group’s liabilities under the claims filed will be performed or settled in a liquidation proceeding pursuant to the provisions of the Japanese Companies Act and other applicable laws. We will have no liability to you for any loss resulting from your failure to receive any distribution, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) or the Trustee’s failing to duly file their claims in Japan in a timely manner or at all.

In addition, your claim as a Noteholder is structurally subordinated to the liabilities of our banking and other subsidiaries, including our subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a Noteholder, you will only be entitled to assert a claim as a creditor of Mizuho Financial Group that is to be paid out of Mizuho Financial Group’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

Mizuho Financial Group is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, including Mizuho Bank and Mizuho Trust & Banking. Mizuho Financial Group’s ability to service its debt obligations, including its obligations under the Notes, thus depends on the dividends, loan payments and other funds Mizuho Financial Group receives from its subsidiaries. Mizuho Financial Group may not be able to receive such funds from a subsidiary due to adverse changes in its financial performance or material deterioration in its financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including banking and other regulations (such as loss absorption requirements) and limitations under general corporate law, or any contractual obligations applicable to such subsidiary. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, Mizuho Financial Group’s right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where Mizuho Financial Group is a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the Notes in full or at all even though the investors in or creditors of our subsidiaries may recover their investments in full.

Mizuho Financial Group’s loans to, or investments in capital instruments issued by, its subsidiaries made or to be made with the net proceeds from the sale of its instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to Mizuho Financial Group or its subsidiaries under regulatory requirements, including the Internal TLAC requirements and the capital adequacy requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims Mizuho Financial Group has against the subsidiaries. For example, to ensure that each of its material subsidiaries in Japan deemed systemically important by the Financial Services Agency of Japan maintains the required minimum level of Internal TLAC under the Internal TLAC requirements in Japan, Mizuho Financial Group may extend to such subsidiaries, using the net proceeds from the sale of the senior debt securities and other debt instruments, subordinated loans that qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those containing contractual loss absorption provisions (“Contractual Loss Absorption Provisions”) that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the Financial Services Agency of Japan determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition after recognizing that they are or are likely to be unable to fully perform their obligations with their assets, or that they have suspended, or are likely to suspend, repayment of their obligations. In addition, Mizuho Financial Group may also extend to each of its banking subsidiaries, using the net proceeds from the sale of Additional Tier 1 perpetual subordinated debt securities, perpetual subordinated loans that qualify as Additional Tier 1 capital, including those containing Contractual Loss Absorption Provisions that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi),” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Japanese Deposit Insurance Act, the “item 2 measures (dai nigo sochi),” which are the measures set forth in Article 102, Paragraph 1, Item 2 of the Japanese Deposit Insurance Act, or the “item 3 measures (dai sango sochi),” which are the measures set forth in Article 102, Paragraph 1, Item 3 of the Japanese Deposit Insurance Act, need to be applied to such banking subsidiary. See also “Item 4. B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our most recent annual report on Form 20-F, which is incorporated herein by reference. Any such write-down, write-off or conversion into equity, or changes in the legal or regulatory form or the ranking, or the triggering of Contractual Loss Absorption Provisions, could adversely affect Mizuho Financial Group’s ability to obtain repayment of such loans and investments and to meet its obligations under the Notes as well as the value of the Notes.

The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indenture and the Notes do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, incur indebtedness or our ability to issue new securities, including secured obligations and unsecured obligations that rank senior to the Notes or that rank pari passu with the Notes or that rank junior to the Notes, or repurchase our outstanding securities. We may incur indebtedness that ranks senior to, pari passu with or junior to the Notes, including such indebtedness not having write-down provisions similar to the Notes, at any time and in any currency and with any maturity as we deem appropriate. These or other actions by us could adversely affect the ability of Mizuho Financial Group to pay amounts due on the Notes. In addition, the Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to Noteholders in the event of a change in control. See “Description of the Debt Securities—Covenants” in the accompanying prospectus.

Under the mandatory interest cancellation provisions in the Notes, our ability to make interest payments on a given interest payment date depends on the availability of distributable amounts (bunpai kano gaku) of Mizuho Financial Group on such interest payment date as calculated in accordance with the Japanese Companies Act to cover not only interest on the Notes, but also interest and dividends previously paid in respect of the Notes and any Parity Securities and any Junior Securities from the beginning of the fiscal year in which such interest payment date falls until the date immediately preceding such interest payment date, and to be paid in respect of any Parity Securities on the same interest payment date. There are no restrictions under the Indenture and the Notes on further issuances of, or making payments of dividends or interest in respect of, any Parity Securities and any Junior Securities, except restrictions pursuant to the dividend stopper feature of the Notes (as described below, and under “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments”). Therefore, to the extent that we issue, or continue to issue any Parity Securities or any Junior Securities in the future, this may reduce our ability to secure sufficient distributable amounts (bunpai kano gaku) of Mizuho Financial Group to make interest payments on the Notes, thereby increasing the likelihood of cancellation of interest payments on the Notes. As of June 30, 2026, Mizuho Financial Group had ¥2,029.5 billion in outstanding Parity Securities consisting of perpetual subordinated bonds and loans on a non-consolidated basis under Japanese GAAP, but we have no outstanding Junior Securities or preference shares issued directly by Mizuho Financial Group and no outstanding Parity Securities or Junior Securities issued or created by us through one of our Special Purpose Companies. Even though our outstanding Parity Securities have substantially similar terms with respect to interest payment dates and mandatory cancellation as the Notes, there are no restrictions under the Indenture and the Notes on further issuances of any Parity Securities or any Junior Securities that do not have such similar terms, and accordingly, due to the timing of when interest or dividend payments come due in a given fiscal year in respect of such Parity Securities or Junior Securities or other variation in their respective terms and conditions, the holders of such Parity Securities or Junior Securities may be eligible to receive interest or dividend payments (in part or in whole) whereas interest payments on the Notes are required to be cancelled (in part or in whole).

In addition, the Indenture and the Notes contain no restrictions on further issuances of, or making payments of dividends in respect of, common stock or preference shares, if any, except for restrictions pursuant to the dividend stopper feature of the Notes, and Mizuho Financial Group is authorized to issue additional shares of common stock and several classes of preference shares under its articles of association. Because any payment of dividends on, or any repurchase of, the shares of our common stock or preference shares, if any, would reduce distributable amounts (bunpai kano gaku) of Mizuho Financial Group as calculated in accordance with the Japanese Companies Act, if we elect to pay dividends on, or repurchase, common stock or preference shares, if any, from distributable amounts (bunpai kano gaku) of Mizuho Financial Group prior to or on an interest payment date on the Notes, amounts that would otherwise be allocated to paying interest on the Notes may be reduced or depleted, thereby increasing the likelihood of cancellation of interest payments on the Notes. Currently, we usually pay year-end dividends in June to the holders of record of our common stock as of March 31 and semi-annual dividends in December to the holders of record of our common stock as of September 30, if we elect to pay any dividend, and we also regularly repurchase our common stock under to a share repurchase program pursuant to a resolution of a meeting of our board of directors held after the end of a fiscal year or the first half of a fiscal year.

Although the Notes contain a dividend stopper feature, it may not be effectively exercised. The dividend stopper feature provides that if Mizuho Financial Group determines to cancel an interest payment on the Notes (in whole or in part), in its sole discretion on an interest payment date and such determination is made by Mizuho Financial Group otherwise than pursuant to applicable laws or orders or administrative actions of the FSA or any other relevant Japanese governmental organizations (including an order of the FSA to submit and carry out a capital distribution constraints plan under the Applicable Banking Regulations), (i) Mizuho Financial Group shall procure that its board of directors shall not resolve, or present its own proposal at a general meeting of shareholders, to make a payment of a cash dividend on Mizuho Financial Group’s common shares and other shares (including any Senior Dividend Preferred Shares) to shareholders as of the immediately preceding record date of dividend payment, and (ii) Mizuho Financial Group shall procure that the ratio of the amount that Mizuho Financial Group cancels in respect of interest or dividends on or in respect of any Additional Tier 1 Liabilities that are due and payable on the same date as such interest payment date to the full amount of such interest or dividends which should have been paid before cancellation on such date be at least equal to the ratio of the amount that Mizuho Financial Group cancels in respect of the interest on such Notes on such interest payment date to the full amount of such interest on such Notes which should have been paid before cancellation on such interest payment date. See “Description of the Notes—Cancellation of Interest Payments—Optional Cancellation of Interest Payments.”

The Notes are unsecured obligations.

The Notes are unsecured obligations, and their repayment may be compromised if:

•	Mizuho Financial Group enters into liquidation or other winding-up proceedings;

•	Mizuho Financial Group defaults in payment under our secured indebtedness or other unsecured indebtedness; or

•	any of Mizuho Financial Group’s indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the Notes.

We may redeem the Notes at our option in certain situations, subject to certain conditions.

We have the option to redeem the Notes in whole, but not in part, on the first Reset Date or any subsequent Reset Date occurring on each fifth-year anniversary thereafter at a redemption price equal to 100% of their Original Principal Amount, together with any accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any, except to the extent of any interest cancelled in accordance with the terms of the Notes, unless the principal amount of the Notes has been subject to one or more Going Concern Write-Downs and such written down amount has not been reinstated in full on the date fixed for redemption as described under “Description of the Notes—Optional Redemption and Repurchases—Optional Redemption.”

In addition, we may, at our option, redeem the Notes, in whole, but not in part, at any time at a price equal to 100% of their Current Principal Amount on the date fixed for redemption, together with any accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any, except to the extent of any interest cancelled in accordance with the terms of the Notes, without additional compensation to investors upon the occurrence of certain tax events as described under “Description of the Notes—Optional Redemption and Repurchases—Optional Tax Redemption,” or if there is more than an insubstantial risk that the Notes will be partially or fully excluded from our Additional Tier 1 Capital under the applicable standards set forth in the Applicable Banking Regulations as described under “Description of the Notes—Optional Redemption and Repurchases—Optional Regulatory Redemption.”

Any redemption of the Notes shall be subject to certain conditions, including our obtaining prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations), regardless of whether such redemption would be favorable or unfavorable to you. See “Description of the Notes—Optional Redemption and Repurchases.” Similarly, any repurchase by us, or a subsidiary of ours, of the Notes in the open market or otherwise shall also be subject to prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations). See “Description of the Notes—Optional Redemption and Repurchases—Repurchases.” Under the Applicable Banking Regulations, the FSA is expected not to grant any prior confirmation required for any redemption or repurchase of the Notes unless (i) we replace the Notes by capital instruments of an equal or higher quality under terms that are considered to be appropriate for our income capacity on or before such redemption or repurchase or (ii) we are expected to maintain our consolidated regulatory capital ratios at a level sufficiently in excess of the minimum requirements after such redemption or repurchase.

Any decision by us as to whether we will exercise our option to redeem the Notes will be made in our absolute discretion, subject to the conditions described above. Our decision may be influenced by factors including, but not limited to, the economic impact of exercising such option to redeem Notes, the applicable capital, TLAC and other regulatory requirements, any tax consequences and the prevailing market conditions. We may, for example, decide to redeem the Notes if the interest payable on the Notes is greater than the interest that would be payable on our other outstanding financial instruments of comparable terms and of a comparable credit rating.

You will not have any right to require us to redeem the Notes. As a result, you may be required to bear the financial risks of an investment in the Notes permanently. You should not invest in the Notes with the expectation that we will exercise our option to redeem them. In addition, the perception that the Notes may be redeemed in the circumstances described above may negatively affect the market value of the Notes. Moreover, if we redeem the Notes, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the Notes.

The remedies available to you as holders of the Notes are limited.

The remedies under the Notes are more limited than those typically available to our other creditors. There is no right of acceleration in the case of non-payment of interest on the Notes or of a failure to perform any of our obligations under or in respect of the Notes. Interest payments on the Notes may be cancelled at any time. You may not at any time demand repayment or redemption of the principal amount of the Notes, except upon the occurrence of a Liquidation Event and subject to the satisfaction of certain conditions. Moreover, you will have no rights to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever in connection with the Notes upon the occurrence of a Viability Event, Bankruptcy Event or Capital Ratio Event. See “Description of the Notes—Write-Downs and Write-Ups of the Notes“ and “Description of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

Upon the occurrence of a Liquidation Event, the sole remedy against us practically available for recovery of amounts owing under the Notes is that, subject to certain conditions, the Trustee, on behalf of the holders of the Notes, may at its discretion, or will at the direction of the holders of 25% of the aggregate Current Principal Amount of the outstanding Notes, subject to applicable laws, file liquidation claims in our liquidation proceedings.

For further detail regarding the limited remedies of holders of the Notes and of the Trustee acting on the holders’ behalf, see “Description of the Notes—No Events of Default or Rights of Acceleration; Breach; Waiver of Breach.”

The Notes are complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Notes are complex financial instruments and, as a result, an investment in the Notes involves increased risks in comparison to a typical debt investment. Each potential investor of the Notes should determine, either alone or with the assistance of a financial or other adviser, the suitability of such investment in light of its own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained in this prospectus supplement and the accompanying prospectus;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact the Notes will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes;

•	understand thoroughly the characteristics of the Notes, such as principal write-down and interest cancellation features and applicable subordination provisions;

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the corresponding risks; and

•	understand the accounting, legal, regulatory and tax implications of a purchase, and the holding and disposal of an interest in the Notes.

Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus.

The features of the Notes as well as external factors may cause the market for the Notes to become illiquid and the market price to decline. You may be unable to sell your Notes at or near their principal amount or at all.

Because the Notes are perpetual securities with no fixed maturity date and no mandatory redemption date, and do not provide for any rights of acceleration, you may seek to sell your Notes in the secondary market as a means to recover your investment in the Notes.

However, given that the Notes are complex financial instruments with increased investment risks, the Notes may have a more limited secondary market compared to conventional debt securities. In addition to the customary risks of illiquidity in the market for a new issue of securities such as the Notes (see “—There is no prior market for the Notes, and the Notes may have limited liquidity.”), the Notes may be especially susceptible to illiquid secondary markets and significant fluctuations in secondary trading prices. Furthermore, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of debt securities issued by non-financial institutions or by financial institutions subject to different regulatory regimes. The trading behavior of the Notes may not necessarily follow the trading behavior of other types of securities.

Factors that may adversely affect market pricing and liquidity of the Notes include the following:

•

The secondary market for the Notes may have certain expectations with respect to our making interest payments in the future on the basis of past practice, and these expectations may be reflected in the secondary trading prices of the Notes. For example, the Notes may trade, and/or the prices for the Notes may appear, on trading systems with accrued interest. Any cancellation of interest payments in whole or in part will likely result in a material adverse effect on your ability to sell your Notes in the secondary market and, as a result, the market value and liquidity of the Notes. Furthermore, secondary market purchasers that acquired Notes at prices reflecting accrued interest will have no recourse if, contrary to market expectations, any interest payments on the Notes are cancelled.

•	If we do not redeem the Notes at times when the markets may expect us to do so, the market price and liquidity of the Notes could be adversely affected.

•

The optional redemption feature of the Notes (and, in particular, any market perception that we may redeem the Notes) may limit their market value, which is unlikely to rise substantially above the price at which the Notes can be redeemed.

•

Any indication or perception that we are approaching circumstances that could result in a Capital Ratio Event or a Viability Event or a Bankruptcy Event occurring could be expected to have an adverse effect on the market price and liquidity of the Notes. There is inherent uncertainty regarding whether a

Capital Ratio Event or Viability Event or a Bankruptcy Event will occur, or the amount by which the Notes would be written down in a Going Concern Write-Down. Investors in the secondary market will have varying views on the likelihood, timing, or magnitude of these events and amounts, which may substantially diverge from actual outcomes.

•

If securities similar to the Notes issued by other banks are not redeemed when the market expects redemption or are written down, or if interest payments are cancelled, the liquidity of the market for, and market prices of, the Notes could be adversely affected.

•

If the Notes are written down in a Going Concern Write-Down, market perception that we are returning to financial health may influence secondary trading behavior on the Notes, even though we are under no obligation and in practice may not exercise our option to write-up the principal amount of the Notes.

Any of these factors may have an adverse effect on the market price and liquidity of the Notes, and therefore on your ability to recover the value of your investment in the Notes, if at all.

There is no prior market for the Notes, and the Notes may have limited liquidity.

There is no existing market for the Notes. Although we have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, there can be no assurance that any active trading market for the Notes will develop or be sustained or whether, or at what price, Noteholders will be able to sell or otherwise transfer their Notes. The liquidity of any trading market for the Notes will depend upon the number of Noteholders, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. Although certain underwriters have informed us that they intend to make a market in the Notes, such underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time without notice. If an active trading market for the Notes does not develop or is not sustained, the market price and liquidity of the Notes may be adversely affected and you may be unable to resell our Notes or may only be able to sell them at a substantial discount.

The ratings on the Notes could be lowered, suspended or withdrawn, and Mizuho Financial Group’s credit ratings may not reflect all risks of an investment in the Notes.

We intend to apply for credit ratings for the Notes. Mizuho Financial Group’s credit ratings may not reflect the potential impact of all risks relating to the market value of the Notes. However, real or anticipated changes in Mizuho Financial Group’s credit ratings will generally affect the market value of the Notes.

In addition, other rating agencies may assign credit ratings to the Notes with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal, the assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities and could reduce the scope of potential investors in the Notes and adversely affect the price and liquidity of the Notes. We have no obligation to inform Noteholders of any such downgrade, suspension, withdrawal or revision.

The Notes may be assigned a credit rating below investment grade, in which case the Notes will be subject to the risks associated with non-investment grade securities.

The Notes may be assigned a credit rating below investment grade upon issuance or downgraded from investment grade to below investment grade after issuance. See “—The ratings on the Notes could be lowered, suspended or withdrawn, and Mizuho Financial Group’s credit ratings may not reflect all risks of an investment in the Notes.” In such case, the Notes will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, decreases in our capital ratios, negative changes in our liquidity conditions, increases in our leverage or deteriorating outlooks for us, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

Following a Viability Event, a Bankruptcy Event or a Capital Ratio Event, settlement activities of the Notes through DTC will be suspended and may not be completed as expected or at all.

Upon the occurrence of a Viability Event, a Bankruptcy Event or a Capital Ratio Event, we will endeavor to deliver a notice of principal write-down to the holders of beneficial interests in the Notes through DTC and to the Trustee. In the case of a full write-down or a write-down to one cent per $1,000 in the Original Principal Amount, following the receipt of such write-down notice by DTC and the commencement of the Suspension Period (as defined below), DTC is expected to suspend all clearance and settlement of the Notes through DTC. As a result, the holders of beneficial interests in the Notes will not be able to settle the transfer of any Notes through DTC upon the commencement of the Suspension Period, and any sale or other transfer of the Notes that a holder may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by, and will not be settled within, DTC.

Although we will endeavor to deliver a write-down notice to DTC and the Noteholders via DTC as soon as practicable after the occurrence of a Viability Event, a Bankruptcy Event or a Capital Ratio Event, the records of DTC will not be immediately updated to reflect the principal write-down, and a period of time, which may exceed several days, will be required before the clearance and settlement of transfers of the Notes through DTC are suspended. Due to such delay, it is possible that transfers that are initiated prior to the commencement of the Suspension Period and scheduled to settle during the Suspension Period will fail to settle through DTC even though such transfers were initiated prior to a Viability Event, a Bankruptcy Event or a Capital Ratio Event. In such circumstances, transferors of the Notes would not receive any consideration through DTC in respect of such intended transfer because DTC will not settle such transfer after commencement of the Suspension Period. Similarly, it is possible that transfers that are initiated prior to the commencement of the Suspension Period and scheduled to settle during the Suspension Period will be settled through DTC even though such transfers were initiated after a Viability Event, a Bankruptcy Event or a Capital Ratio Event. In such circumstances, transferees of the Notes may be required to pay consideration through DTC, and such transferees will have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the Trustee to take any action or enforce any rights whatsoever against Mizuho Financial Group, and no right to recover or receive compensation for any loss resulting from any such settlement or failed settlement will be available to such transferees once a Viability Event, a Bankruptcy Event or a Capital Ratio Event, has occurred, regardless of whether they have received actual or constructive notice of such fact. Any purchaser of the Notes in a secondary market trade that settles through DTC after the occurrence of a Viability Event, a Bankruptcy Event or a Capital Ratio Event but prior to the commencement of the related Suspension Period shall bear the risk that on the Going Concern Discharge Date or the Discharge and Cancellation Date the principal amount of the Notes will be fully or partially written down and the Notes will be cancelled, and such purchaser may be required to settle the trade through DTC.

As a result, notwithstanding such delay or unavailability, holders of the Notes may lose the entire or the relevant partial value of their investment in the Notes on the date on which the relevant full or partial principal write-down occurs. Furthermore, the conveyance of a write-down notice and settlement with respect to the Notes following a Viability Event, a Bankruptcy Event or a Capital Ratio Event will be subject to such procedures of DTC and the relevant participants as may be in effect from time to time.

The amount of any recovery in proceedings in Japan on the Notes may be calculated and determined in Japanese yen, and you will not be compensated for any currency exchange loss resulting from any conversion of such amount into U.S. dollars or other currencies.

If any recovery is obtained on the Notes in liquidation or other proceedings in Japan, the amount of such recovery may be denominated only in Japanese yen. As a result, any Japanese yen-denominated recovery amount obtained on the Notes in such liquidation or other proceeding, when and as converted into U.S. dollars or any other currency, will change, depending on the currency exchange rate applied at any given time. Fluctuations in the applicable foreign exchange rate may increase your risk of loss on your investment in the Notes if and to the extent you are managing your investment in U.S. dollars or any currency other than the Japanese yen. Furthermore, any period of delay between the time when any such amount is determined in Japanese yen and the time when such amount is converted into U.S. dollars or another currency may further increase your risk of loss as the applicable foreign exchange rate may fluctuate during such period. There is no provision under the terms of the Indenture or the Notes to indemnify the holders of the Notes against losses incurred as a result of any judgment or order being given or made for any amount due and payable under the Notes and such judgment or order being expressed and paid in a currency other than U.S. dollars or any currency other than the Japanese yen, and no other interest or compensation is payable on or for any loss incurred due to the impact of foreign exchange rate fluctuations on your investment in the Notes.

The tax treatment of the Notes for Japanese tax purposes is uncertain.

The Japanese tax treatment of the Notes in respect of the write-down of the principal and the future reinstatement of the principal is not clear, due to lack of court or tribunal precedents or official interpretation of the relevant tax authority on this point. Accordingly, different considerations may apply with respect to the treatment of the redemption loss, meaning any negative difference between the acquisition price of the interest-bearing debt securities of the holder and the amount which the holder receives upon redemption of such interest-bearing debt securities, set forth in “Taxation—Japanese Taxation—The Notes—Interest and Redemption Gain or Redemption Loss on Notes—1. Non-resident Investors—1.2 Redemption Gain or Redemption Loss,” in relation to the Notes, including whether the redemption loss that would otherwise be recognized can be recognized at the time of the write-down of the principal or whether any income or gains, withholdable or otherwise, arise as a result of the future reinstatement of the principal. The holders of the Notes should consult their own legal, tax, accountancy or other professional advisors in relation to the foregoing.

The U.S. federal income tax treatment of a write-down or write-up of principal of the Notes is uncertain.

No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of a write-down of the Notes that could be followed by a write-up of the Notes. Among other matters, it is not clear whether a U.S. investor would be entitled to a deduction for loss at the time of such write-down or may be required to wait to take a deduction until it is certain that no write-up can occur (or until the Notes are disposed of in a taxable disposition). If a U.S. investor is permitted to take a deduction at the time of a write-down, the investor may recognize gain at the time of a subsequent write-up. U.S. investors should consult their tax advisers to determine the U.S. federal income tax consequences of a write-down or reinstatement of principal of the Notes.

The interest rate on the Notes will reset on the applicable Reset Dates.

The interest rate on the Notes will initially be the fixed per annum rate set forth on the cover page of this prospectus supplement from (and including) the issue date to (but excluding) the first Reset Date and will be reset to the applicable Reset Fixed Rate on the first Reset Date and each subsequent Reset Date. From (and including) each Reset Date to (but excluding) the next following Reset Date, the interest rate on the Notes will be a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the applicable Reset Determination Date, plus the margin per annum set forth on the cover page of this prospectus supplement. As a result, the interest rate on the Notes following any Reset Date may be less than the applicable initial interest rate or any applicable Reset Fixed Rate, which would affect the amount of any interest payments under the Notes and, by extension, could affect their market value.

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

The interest rate on the Notes from and including a Reset Date to, but excluding, the next following Reset Date will be reset to a fixed per annum rate to be determined based on the applicable U.S. Treasury Rate on the applicable Reset Determination Date. In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates. You bear the financial risks of fluctuations in the U.S. Treasury Rates and their effect on the interest on, and the market value of, the Notes.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the issuance and sale of the Notes (after deducting underwriting discounts and estimated offering expenses payable by us) of approximately $     million which we intend to use to make a perpetual subordinated loan that is intended to qualify as Additional Tier 1 capital under the applicable Japanese banking regulations and Internal TLAC under the Japanese TLAC Standard to Mizuho Bank. Mizuho Bank intends to utilize such funds for its general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2026 presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Notes. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2026(4)
	Actual	As adjusted
	(in millions of yen)
Indebtedness:
Short-term borrowings	¥46,215,593		¥46,215,593
Long-term debt(1)(2)	20,838,501

Total indebtedness	¥67,054,094	¥

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 4,800,000,000 shares authorized, 2,489,848,594 shares issued	5,767,350		5,767,350
Retained earnings	4,065,899		4,065,899
Accumulated other comprehensive income, net of tax	1,337,912		1,337,912
Less: Treasury stock, at cost—Common stock 51,325,298 shares(3)	(311,529)		(311,529)
Total MHFG shareholders’ equity	10,859,633		10,859,633

Noncontrolling interests	618,420		618,420

Total equity	¥11,478,053		¥11,478,053

Total capitalization and indebtedness	¥78,532,147	¥

Notes:

(1)

We regularly issue senior and subordinated notes. We issued an aggregate of U.S.$6.6 billion of U.S. dollar denominated unsecured senior notes in July 2026, an aggregate of ¥180.5 billion of yen denominated unsecured fixed-term subordinated notes in July 2026, an aggregate of ¥290.0 billion of yen denominated unsecured perpetual subordinated notes in July 2026 and an aggregate of €1.5 billion of Euro denominated unsecured senior notes in August 2026. Mizuho Bank issued an aggregate of U.S.$7.5 billion of U.S. dollar denominated unsecured senior notes in April 2026.

(2)

We redeemed U.S.$1.75 billion of U.S. dollar denominated unsecured senior notes in April 2026, €0.75 billion of Euro denominated unsecured senior notes in April 2026, U.S.$1.4 billion of U.S. dollar denominated unsecured senior notes in May 2026, ¥87.0 billion of yen denominated unsecured perpetual subordinated notes and ¥155.0 billion of yen denominated unsecured fixed-term subordinated notes in June 2026, ¥29.0 billion of yen denominated unsecured fixed-term subordinated notes in July 2026 and U.S.$1.1 billion of U.S. dollar denominated unsecured senior notes in July 2026.

(3)

We repurchased an aggregate of 2,085,100 shares of our common stock in May 2026 for ¥14.8 billion, an aggregate of 3,217,600 shares of our common stock in June 2026 for ¥24.8 billion, an aggregate of 3,845,100 shares of our common stock in July 2026 for ¥31.8 billion and an aggregate of 9,078,600 shares of our common stock in August 2026 for ¥75.6 billion, each on a trade date basis under a share repurchase program that authorizes us to repurchase a maximum of 35,000,000 shares of our common stock for a maximum of ¥200.0 billion from May 18, 2026 to September 30, 2026 pursuant to resolutions of the meetings of our board of directors dated May 15, 2026 and July 30, 2026, and we expect to repurchase additional shares of our common stock under this share repurchase program.

(4)	The following foreign currency exchange rate is used in the table above: ¥159.08 = U.S. $1.00.

Except as stated above, there has been no material change in our capitalization and indebtedness since March 31, 2026.

SELECTED FINANCIAL AND OTHER INFORMATION (U.S. GAAP)

The following table sets forth our selected consolidated financial data under U.S. GAAP as of and for the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026, which have been derived from our audited consolidated financial statements as of and for the same periods.

The consolidated financial statements of Mizuho Financial Group included in our annual report on Form 20-F for the fiscal year ended March 31, 2026 and incorporated herein by reference have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our annual report on Form 20-F for the fiscal year ended March 31, 2026, which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information.

	As of and for the fiscal years ended March 31,
	2022	2023	2024	2025	2026
	(in millions of yen, except per share data, share number information and percentages)
Statement of Income data:
Interest and dividend income	¥1,443,941	¥3,388,791	¥5,767,000	¥6,166,977	¥5,976,373
Interest expense	374,132	2,180,064	4,562,076	4,906,978	4,289,837

Net interest income	1,069,809	1,208,727	1,204,924	1,259,999	1,686,536
Provision (credit) for credit losses	214,408	93,753	47,135	96,943	188,465

Net interest income after provision (credit) for credit losses	855,401	1,114,974	1,157,788	1,163,055	1,498,071
Noninterest income	669,790	888,103	2,743,729	2,002,912	2,818,108
Noninterest expenses	1,767,679	1,933,907	2,278,406	2,406,680	2,630,553

Income (loss) before income tax expense (benefit)	(242,488)	69,170	1,623,112	759,288	1,685,627
Income tax expense (benefit)	(141,017)	35,142	425,120	199,532	359,613

Net income (loss)	(101,471)	34,028	1,197,992	559,756	1,326,013
Less: Net income (loss) attributable to noncontrolling interests	3,251	48,037	285,519	(33,637)	167,983

Net income (loss) attributable to MHFG shareholders	¥(104,722)	¥(14,009)	¥912,473	¥593,393	¥1,158,031
Net income (loss) attributable to common shareholders	¥(104,722)	¥(14,009)	¥912,473	¥593,393	¥1,158,031

Amounts per share:
Basic earnings per common share—net income (loss) attributable to common shareholders	¥(41.28)	¥(5.52)	¥359.70	¥234.55	¥466.16
Diluted earnings per common share—net income (loss) attributable to common shareholders	¥(41.28)	¥(5.52)	¥359.65	¥234.52	¥466.09
Number of shares used to calculate basic earnings per common share (in thousands)	2,537,051	2,536,596	2,536,775	2,529,903	2,484,190
Number of shares used to calculate diluted earnings per common share (in thousands)	2,537,051	2,536,596	2,537,100	2,530,282	2,484,581
Cash dividends per share of common stock(1)(2):	¥80.00	¥85.00	¥105.00	¥140.00	¥145.00
	$0.66	$0.64	$0.69	$0.93	$0.91
Balance sheet data:
Total assets	¥231,550,704	¥248,780,722	¥272,173,152	¥276,741,152	¥294,895,707
Loans, net of allowance	89,480,766	93,474,798	97,694,674	98,440,989	105,078,764
Total liabilities	222,108,473	239,055,588	261,741,965	266,191,227	283,417,654
Deposits	157,178,284	164,935,625	172,361,748	173,790,682	179,038,405
Long-term debt	12,578,216	14,893,023	16,277,331	14,914,120	20,838,501
Common stock	5,816,834	5,832,729	5,833,660	5,799,003	5,767,350
Total MHFG shareholders’ equity	8,914,212	8,915,491	9,929,071	10,065,015	10,859,633

	As of and for the fiscal years ended March 31,
	2022	2023	2024	2025	2026
	(in millions of yen, except per share data, share number information and percentages)
Other financial data:
Return on equity and assets:
Net income (loss) attributable to common shareholders as a percentage of total average assets	(0.04)%	(0.01)%	0.33%	0.21%	0.40%
Net income (loss) attributable to common shareholders as a percentage of average MHFG shareholders’ equity	(1.30)%	(0.16)%	10.03%	6.61%	12.92%
Dividends per common share as a percentage of basic earnings per common share	(193.80)%	(1,539.86)%	29.19%	59.69%	31.11%
Average MHFG shareholders’ equity as a percentage of total average assets	3.46%	3.46%	3.33%	3.22%	3.11%
Net interest income as a percentage of total average interest-earning assets	0.50%	0.54%	0.49%	0.50%	0.66%

Notes:

(1)

Yen amounts are expressed in U.S. dollars at the rate of ¥121.44 = $1.00, ¥132.75 = $1.00, ¥151.22 = $1.00, ¥149.90 = $1.00 and ¥159.08 = $1.00 for the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026, respectively. These rates are the noon buying rates on the respective fiscal year-end dates in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York.

(2)

Figures represent cash dividends per share with respect to the applicable fiscal year. Dividends with respect to a fiscal year include year-end dividends and interim dividends. Declaration and payment of dividends are conducted during the immediately following fiscal year, in the case of year-end dividends, or immediately following interim period, in the case of interim dividends.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

The table below sets forth our selected historical consolidated and other financial data under Japanese GAAP, as of and for the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026, and as of and for the three months ended June 30, 2025 and 2026.

The selected consolidated financial information as of and for the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026 has been derived from our audited consolidated financial statements under Japanese GAAP which have been audited by Ernst & Young ShinNihon LLC, our independent auditor, and which are not included in or incorporated by reference into this prospectus supplement. The selected consolidated financial information as of and for the three months ended June 30, 2025 and 2026 is derived from our unaudited consolidated financial statements under Japanese GAAP, English-language translations of which are incorporated by reference into this prospectus supplement from our current reports on Form 6-K dated July 30, 2026, and have been prepared in accordance with Article 4, Paragraph 1 of the Standards for the Preparation of Quarterly Financial Statements of the Tokyo Stock Exchange, Inc. (the “Standards”), applying the provisions for reduced disclosures as set forth in Article 4, Paragraph 2 of the Standards. Accordingly, our unaudited consolidated financial statements as of and for the three months ended June 30, 2025 and 2026 are not a complete set of consolidated financial statements in accordance with Japanese GAAP.

Our results of operations as of and for the three months ended June 30, 2026 are not necessarily indicative of our results of operations for the fiscal year ending March 31, 2027 or any future period.

Japanese GAAP differs in certain respects from U.S. GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

Selected Consolidated Financial Data for Mizuho Group

The table below sets forth selected historical consolidated financial data, as of and for the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026 and as of and for the three months ended June 30, 2025 and 2026.

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2022	2023	2024	2025	2026	2025	2026
	(in millions of yen, except percentages or where otherwise noted)
Statement of Income data:
Interest income	¥1,309,009	¥3,178,214	¥5,772,536	¥6,000,202	¥5,851,595	¥1,422,571	¥1,494,425
Interest expense	315,550	2,217,636	4,884,924	4,954,945	4,474,506	1,121,100	1,130,265

Net interest income	993,458	960,578	887,612	1,045,256	1,377,089	301,470	364,160
Trust fees	60,490	58,958	61,487	62,288	67,001	15,503	16,761
Net fee and commission income	740,995	751,693	856,608	906,793	1,080,418	219,765	266,462
Net trading income	287,685	334,708	726,584	1,047,459	894,910	185,178	276,656
Net other operating income	169,839	172,466	171,013	(141,395)	57,880	42,798	102,752
General and administrative expenses	1,392,896	1,445,283	1,663,951	1,840,702	2,103,458	460,705	505,969
Other income	354,366	231,467	457,762	468,788	619,374	112,294	172,495
Other expenses	610,067	285,625	542,080	358,404	370,930	37,709	100,405

Profit before income taxes	603,872	778,964	955,035	1,190,084	1,622,285	378,595	592,913

	As of and for the fiscal years ended March 31,						As of and for the three months ended June 30,
	2022	2023	2024	2025	2026		2025	2026
	(in millions of yen, except percentages or where otherwise noted)
Income taxes:
Current(1)	117,341	170,805	276,194	301,525	433,402		102,338	146,412
Deferred	(56,652)	48,029	(4,459)	(108)	(65,275)		(15,403)	21,999

Profit	543,183	560,130	683,299	888,667	1,254,157		291,660	424,502
Profit attributable to non-controlling interests	12,703	4,602	4,305	3,234	5,525		1,139	1,593

Profit attributable to owners of parent(20)	¥530,479	¥555,527	¥678,993	¥885,433	¥1,248,632	(21)	¥290,521	¥422,909	(21)

Gross profits (excluding the amounts of credit costs of trust accounts)(2)	¥2,252.4	¥2,278.4	¥2,703.3	¥2,920.4	¥3,477.2		¥764.7	¥1,026.7
Gross profits (excluding the amounts of credit costs of trust accounts) + net gains (losses) related to ETFs and others(2)	2,254.3	2,280.2	2,672.2	2,965.6	3,515.6	(22)	769.1	1,070.1	(22)
General and administrative expenses (excluding non-recurring losses and others)(2)	1,414.9	1,473.5	1,681.9	1,854.5	2,091.7		460.2	511.0
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general allowance for loan losses)(2)	851.2	805.2	1,036.8	1,098.9	1,422.7		312.0	532.4
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general allowance for loan losses) + net gains (losses) related to ETFs and others(2)	853.1	807.1	1,005.8	1,144.2	1,461.1	(22)(23)	316.4	575.8	(22)(24)
Ordinary profits(2)	559.8	789.6	914.0	1,168.1	1,573.1		368.5	598.9
Credit-related costs(2)(3)	235.1	89.3	106.3	51.6	133.0		(11.4)	6.1
Net gains (losses) related to stocks(2)	(43.8)	86.4	23.6	141.2	325.1	(25)	39.8	73.9	(25)
Impairment loss on stocks(2)	(41.6)	(2.0)	(2.2)	(14.8)	(6.7)		(3.2)	(1.5)

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2022	2023	2024	2025	2026	2025	2026
	(in millions of yen, except percentages or where otherwise noted)
Balance sheet data:
Total assets	¥237,066,142	¥254,258,203	¥278,672,151	¥283,320,404	¥302,240,042	¥278,650,460	¥304,283,463
Loans and bills discounted(4)	84,736,280	88,687,155	92,778,781	94,108,757	99,753,193	94,011,242	103,079,469
Securities	44,641,060	37,363,140	38,245,422	34,307,574	42,632,517	35,627,012	49,922,242	(26)
Deposits(5)	155,699,803	164,287,324	171,445,201	173,145,546	177,851,631	170,887,614	175,743,682	(27)
Net assets	9,201,031	9,208,463	10,312,135	10,523,753	11,403,890	10,619,730	11,587,130
Basel III related data:(6)
Common Equity Tier 1 capital	¥8,067,279	¥8,315,525	¥9,259,977	¥9,506,261	¥10,650,520	¥9,739,361	¥11,110,077
Additional Tier 1 capital	1,646,011	1,487,870	1,541,858	1,741,981	2,083,045	1,901,024	1,997,864
Tier 1 capital	9,713,290	9,803,395	10,801,836	11,248,242	12,733,566	11,640,385	13,107,941
Tier 2 capital	1,638,391	1,503,569	1,512,779	1,507,555	1,519,251	1,435,581	1,482,797
Total capital	11,351,682	11,306,965	12,314,615	12,755,797	14,252,817	13,075,966	14,590,739
Risk-weighted assets	64,730,439	70,434,154	72,720,245	71,844,402	80,925,349	72,911,538	82,213,789
Common Equity Tier 1 capital ratio	12.46%	11.80%	12.73%	13.23%	13.16%	13.35%	13.51%
Common Equity Tier 1 capital ratio(7)	11.52%	11.28%	11.83%	n.a. (8)	n.a. (8)	n.a. (8)	n.a.	(8)
Common Equity Tier 1 capital ratio(9)	9.9%	9.9%	10.5%	11.1%	10.9%	11.1%	11.4%
Common Equity Tier 1 capital ratio(9)(10)	9.3%	9.5%	9.8%	10.3%	9.9%	10.3%	10.4%
Tier 1 capital ratio	15.00%	13.91%	14.85%	15.65%	15.73%	15.96%	15.94%
Total capital ratio	17.53%	16.05%	16.93%	17.75%	17.61%	17.93%	17.74%
Total exposures	¥212,972,004	¥219,441,116	¥229,376,808	¥235,543,836	¥261,045,761	¥235,631,532	¥269,157,155
Leverage ratio	4.56%	4.46%	4.70%	4.77%	4.87%	4.94%	4.86%
External TLAC ratio (risk-weighted assets basis, excluding capital buffers)(11)	24.24%	24.02%	25.35%	26.86%	26.38%	25.70%	26.02%
External TLAC ratio (total exposure basis, including capital buffers)(12)	8.43%	8.85%	9.17%	9.29%	9.30%	9.07%	9.05%
Consolidated liquidity coverage ratio(13)	136.5%	130.6%	129.7%	125.1%	123.2%	126.5%	126.1%
Total high-quality liquid assets(2)(14)	¥71,174.1	¥77,599.9	¥81,168.3	¥82,668.4	¥80,989.9	¥82,081.7	¥81,865.5
Net cash outflows(2)(14)	52,140.9	59,419.4	62,571.6	66,075.1	65,724.9	64,859.2	64,907.1
Asset quality:
Non-performing loans (“NPL”) balances and ratios(15):
Claims against bankrupt and substantially bankrupt obligors(2)	¥50	¥43	¥36	¥32	¥35	¥29	¥19
Claims with collection risk(2)	722	655	700	576	474	344	423

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2022	2023	2024	2025	2026	2025		2026
	(in millions of yen, except percentages or where otherwise noted)
Claims for special attention(2)	354	372	515	438	409	419		398

Total disclosed claims under the FRA(2)(15)	1,127	1,071	1,252	1,047	920	793		842
Normal claims(2)(16)	96,228	100,459	105,382	106,430	113,880	106,597		118,256

Total claims(2)(16)	¥97,355	¥101,531	¥106,635	¥107,477	¥114,800	¥107,390		¥119,098

NPL ratio(15)(17)	1.15%	1.05%	1.17%	0.97%	0.80%	0.73%		0.70%
Other data:
Other securities(2)(18)	¥41,075.5	¥33,613.6	¥31,404.6	¥27,071.0	¥33,930.6	¥28,357.3		¥40,956.9
Japanese stocks(2)	1,077.3	997.3	916.9	817.4	698.4	805.3		687.4
Japanese bonds(2)	28,672.6	20,300.7	14,394.8	11,330.4	16,921.9	13,001.9		22,529.5
Foreign bonds(2)	9,351.8	10,135.1	13,005.0	12,501.4	13,167.8	11,759.8		14,432.2
Other(2)	1,973.6	2,180.2	3,087.7	2,421.6	3,142.5	2,790.1		3,307.6
Unrealized gains (losses) related to other securities(19)(28)	962,735	753,341	1,273,714	1,210,350	1,847,002	1,372.0	(2)	1,845.1	(2)
Japanese stocks	1,472,467	1,481,771	2,133,218	1,748,558	2,291,598	1,841.8	(2)	2,359.6	(2)
Japanese bonds	(52,186)	(61,492)	(28,514)	(79,654)	(138,563)	(67.6	)(2)	(142.6	)(2)
Foreign bonds	(414,293)	(580,593)	(712,294)	(382,076)	(321,008)	(347.6	)(2)	(363.4	)(2)
Other	(43,251)	(86,343)	(118,696)	(76,477)	14,976	(54.4	)(2)	(8.3	)(2)
Net gains (losses) related to bonds	(52,447)	(184,107)	(37,102)	(147,287)	(167,532)	(3.1	)(2)	35.2	(2)

Notes:

(1)	Includes refund of income taxes.
(2)	In billions of yen.
(3)

Credit-related costs consist of (a) expenses related to portfolio problems (including reversal of (provision for) general allowance for loan losses), (b) gains on reversal of allowance for loan losses, and others, and (c) credit costs for trust accounts. For the fiscal year ended March 31, 2025, credit-related costs of ¥51.6 billion included ¥92.4 billion of reserves recorded from a forward-looking perspective and ¥40.8 billion of reversal of other credit-related costs. For the fiscal year ended March 31, 2026, credit-related costs of ¥133.0 billion included ¥54.7 billion of reserves recorded from a forward-looking perspective and ¥78.3 billion of other credit-related costs. For the three months ended June 30, 2026, credit-related costs of ¥6.1 billion included ¥3.0 billion of reserves recorded from a forward-looking perspective and ¥3.0 billion of other credit-related costs. For the three months ended June 30, 2026, Retail & Business Banking Company, Corporate & Investment Banking Company and Global Corporate & Investment Banking Company recorded credit-related costs of ¥16.0 billion, ¥(4.0) billion and ¥(3.5) billion, respectively, on a managerial accounting basis. As of March 31, 2025, March 31, 2026 and June 30, 2026, we had a balance of reserves recorded from a forward-looking perspective of ¥107.4 billion, ¥162.1 billion and ¥165.2 billion, respectively (period-end balance).

(4)

Bills discounted refer to a form of financing in Japan under which promissory notes obtained by corporations through their regular business activities are purchased by banks prior to their payment dates at a discount based on prevailing interest rates.

(5)	Includes negotiable certificates of deposit.
(6)

Risk-adjusted capital data are calculated on a Basel III basis from the fiscal year ended March 31, 2013. We adopted the advanced internal ratings-based approach for the calculation of risk-weighted assets associated with credit risk from the fiscal year ended March 31, 2009. We also adopted the advanced measurement approach for the calculation of operational risk from the fiscal year ended March 31, 2010 until the fiscal year ended March 31, 2023, and the standardized approach from the fiscal year ended March 31, 2024. For more details on capital adequacy requirements set by the Bank for International Settlements, and the guideline implemented by the Financial Services Agency of Japan in compliance thereto, see “Item 5. Operating and Financial Review and Prospects—Capital Adequacy” in our annual report on Form 20-F for the fiscal year ended March 31, 2026, which is incorporated by reference herein.

(7)

Excluding net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions.

(8)

We have not presented the Common Equity Tier 1 capital ratio excluding net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator and deducting risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator as of March 31, 2025 and 2026 and as of June 30, 2025 and 2026 because these figures are not publicly disclosed.

(9)	On a fully-effective basis under the Basel III finalization framework expected to be fully applied in 2029.
(10)

Excluding net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions. The capital floor is also calculated after deducting the associated reserves from risk weighted assets using the standardized approach.

(11)	Calculated after deduction of capital buffer requirement.
(12)	Calculated before deduction of capital buffer requirement.
(13)

For the three months ended March 31, 2022, 2023, 2024, 2025 and 2026, respectively. Consolidated liquidity coverage ratio is calculated as the three-month average of the daily liquidity coverage ratio for the relevant three months, which is calculated by dividing the balance of total high-quality liquid assets by the amount of net cash outflows on a daily basis for the same three months.

(14)	For the three months ended March 31, 2022, 2023, 2024, 2025 and 2026, respectively.
(15)	Total disclosed claims and NPL ratios are based on the Banking Act and the Financial Reconstruction Act (“FRA”) (including trust account).
(16)	Figures are presented on a consolidated + trust account basis. Trust account represents trust accounts that guarantee principals in the agreement.
(17)	NPL ratio = total disclosed claims under the FRA and the Banking Act (as applicable) / total claims. Includes banking account and trust account.
(18)	Other securities which have readily determinable fair values. Excluding investments in partnership. Figures are on an acquisition cost basis.
(19)

Other securities which have readily determinable fair values. Excluding investments in partnership. Changes in value to be recorded directly to net assets after tax and other necessary adjustments. Figures were calculated based on the quoted market price if available, or other reasonable value, at the end of the month.

(20)

For the fiscal year ended March 31, 2026, consolidated ROE under the Tokyo Stock Exchange standard was 11.4% (an increase of 2.9 percentage points from the previous fiscal year). For the twelve months ended June 30, 2026, consolidated ROE under the Tokyo Stock Exchange standard was 12.5% (an increase of 4 percentage points from the same period in the prior year). Consolidated ROE under the Tokyo Stock Exchange standard includes net unrealized gains (losses) on other securities.

(21)

Net extraordinary gains (losses) were ¥49.1 billion for the fiscal year ended March 31, 2026 (an increase of ¥27.1 billion from the previous fiscal year) and ¥(6.0) billion for the three months ended June 30, 2026 (a decrease of ¥16.0 billion from the same period in the previous fiscal year), which included gains on cancellation of employee retirement benefit trust of ¥69.7 billion (an increase of ¥57.3 billion from the previous fiscal year) and ¥0.0 billion (a decrease of ¥0.6 billion from the same period in the previous fiscal year), respectively.

(22)

Net gains (losses) related to ETFs and others were ¥38.3 billion for the fiscal year ended March 31, 2026 (a decrease of ¥6.9 billion from the previous fiscal year) and ¥43.3 billion for the three months ended June 30, 2026 (an increase of ¥38.9 billion from the same period in the previous fiscal year).

(23)

Includes (i) ¥1,124.7 billion incurred for the Customer Groups, as aggregate figures of Retail & Business Banking Company, Corporate & Investment Banking Company, Global Corporate & Investment Banking Company and Asset Management Company (an increase of ¥201.1 billion from the previous fiscal year) and (ii) ¥260.0 billion incurred for Global Markets Company (an increase of ¥103.1 billion from the previous fiscal year). Figures for the changes from the previous fiscal year were recalculated using managerial accounting rules for the fiscal year ended March 31, 2026.

(24)

Includes (i) ¥335.8 billion incurred for the Customer Groups, as aggregate figures of Retail & Business Banking Company, Corporate & Investment Banking Company, Global Corporate & Investment Banking Company and Asset Management Company (an increase of ¥86.7 billion from the same period in the previous fiscal year) and (ii) ¥199.7 billion incurred for Global Markets Company (an increase of ¥126.2 billion from the same period in the previous fiscal year). Figures for the changes from the same period in the previous fiscal year were recalculated using managerial accounting rules for the fiscal year ending March 31, 2027.

(25)

Net gains (losses) related to stocks excluding net gains (losses) related to ETFs and others were ¥286.8 billion for the fiscal year ended March 31, 2026 (an increase of ¥190.8 billion from the previous fiscal year) and ¥30.5 billion for the three months ended June 30, 2026 (a decrease of ¥4.8 billion from the same period in the previous fiscal year).

(26)

Includes ¥21.0 trillion of Japanese government bonds (an increase of ¥5.6 trillion from the end of the previous fiscal year) and ¥18.7 trillion of foreign bonds (an increase of ¥1.4 trillion from the end of the previous fiscal year).

(27)

Includes ¥121.4 trillion of Japanese yen denominated deposits of Mizuho Bank and Mizuho Trust & Banking on a non-consolidated basis, of which ¥49.3 trillion was individual deposits and ¥72.0 trillion was corporate deposits, ¥4.2 trillion of non-Japanese yen denominated deposits of Mizuho Bank and Mizuho Trust & Banking on a non-consolidated basis and ¥50.0 trillion of deposits of our branches and subsidiaries located outside Japan.

(28)

As of June 30, 2026, net unrealized gains (losses) related to other securities (changes in value to be recorded directly to net assets and after applying net deferred gains/losses of deferred hedging accounting among hedging instruments) was ¥1,822.5 billion (an increase of ¥3.5 billion from the end of the previous fiscal year), which included ¥2,359.6 billion attributable to Japanese stocks (an increase of ¥68.0 billion from the end of the previous fiscal year), ¥(138.8) billion attributable to Japanese bonds (a decrease of ¥5.0 billion from the end of the previous fiscal year) of which ¥(52.5) billion was attributable to Japanese government bonds (an increase of ¥1.3 billion from the end of the previous fiscal year), ¥(387.0) billion attributable to foreign bonds (a decrease of ¥32.2 billion from the end of the previous fiscal year) of which ¥(372.9) billion was attributable to U.S. treasury and government-sponsored enterprise bonds issued in U.S. (a decrease of ¥33.0 billion from the end of the previous fiscal year) and ¥(11.1) billion attributable to other (a decrease of ¥27.1 billion from the end of the previous fiscal year).

Other Related Information for Mizuho Group

	As of or for the fiscal years ended		As of or for the three months ended June 30, 2026
Aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries(1)	March 31, 2025	March 31, 2026
	(in trillions of yen, except percentages) (on a managerial accounting basis)
Loan balance in Japan(2)
Average balance
Retail & Business Banking Company – Individuals	¥7.8	¥7.5	¥7.3
Retail & Business Banking Company – Corporate	17.0	18.0	18.9
Corporate & Investment Banking Company	32.0	32.2	35.4

Total	¥56.9	¥57.8	¥61.4

Period-end Balance
Retail & Business Banking Company – Individuals	¥7.6	¥7.4	¥7.3
Retail & Business Banking Company – Corporate	17.4	18.3	18.7
Corporate & Investment Banking Company	31.1	34.6	36.8

Total	¥56.3	¥60.4	¥62.9

Loan and deposit rate spread in Japan(1)(3)
Returns on Loans and Bills Discounted (a)	0.98%	1.32%	1.59%
Costs of Deposits (b)	0.06%	0.21%	0.32%
Loans and Deposit Rate Spread (a) – (b)	0.92%	1.10%	1.26%

Average loan spreads in Japan(2)
Retail & Business Banking Company – Corporate	0.61%	0.64%	0.67%
Corporate & Investment Banking Company	0.61%	0.59%	0.59%

	As of or for the fiscal years ended		As of or for the three months ended June 30, 2026
Non-consolidated figures of Mizuho Bank	March 31, 2025	March 31, 2026
	(in billions of U.S. dollars, except percentages) (on a managerial accounting basis)
Loan balance outside Japan(4)(5)
Average balance
APAC	$88.6	$89.4	$89.4
Americas	105.2	110.8	114.0
Europe, Middle East and Africa (“EMEA”)	48.9	47.3	49.3

Total	$242.7	$247.5	$252.7

Period-end Balance
APAC	$83.6	$87.7	$87.9
Americas	106.4	112.4	112.6
Europe, Middle East and Africa (“EMEA”)	47.9	49.0	50.4

Total	$237.9	$249.1	$250.9

Loan and deposit rate spread outside Japan(6)
Returns on Loans and Bills Discounted (a)	5.54%	4.71%	4.48%
Costs of Deposits (b)	4.18%	3.44%	3.17%
Loan and Deposit Rate Margin (a) – (b)	1.36%	1.26%	1.31%

Average loan spread outside Japan(4)(5)	1.12%	1.11%	1.07%

Notes:
(1)	Mizuho Bank and Mizuho Trust & Banking.

(2)

New managerial accounting rules were applied from the beginning of the fiscal year ending March 31, 2027. Figures from March 31, 2025 and March 31, 2026 were recalculated based on the new rules. Excluding loans between the consolidated entities, and loans to the Japanese government and certain other governmental organizations.

(3)	Figures from domestic operations excluding loans to financial institutions (including Mizuho Financial Group), and the Japanese government and certain other governmental organizations.
(4)

New managerial accounting rules were applied from the beginning of the fiscal year ending March 31, 2027. Figures from March 31, 2025 and March 31, 2026 were recalculated based on the new rules. Excluding loans between the consolidated entities.

(5)	Mizuho Bank (including the subsidiaries in China, the U.S., the Netherlands, Indonesia, Malaysia, Russia, Brazil and Mexico).
(6)	Figures from Mizuho Bank, international operations.

As of June 30, 2026
Aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries(1)	(in billions of U.S. dollars) (on a managerial accounting basis)
Non-Japanese yen denominated assets/liabilities
Assets:
Loans	$284.4
Securities	107.7
Others	107.1

Total	$499.1

Liabilities:
Customer Deposits(2)	$224.8
Mid- to Long-Term Funding(3)	111.8
Market Operations(4)	106.5
CDs and CPs	56.2

Total	$499.1

Notes:

(1)	Mizuho Bank (including overseas subsidiaries) and Mizuho Trust & Banking.
(2)

Approximately 50% of customer deposits are from Japanese clients located both inside and outside of Japan, while the remaining 50% are from non-Japanese clients located outside of Japan, of which approximately 20%, 10% and 20% of the customer deposits are from clients located in the Americas, EMEA and APAC, respectively.

(3)	Corporate bonds and currency swaps, etc.
(4)	Repurchase agreements, interbank, central bank deposits and others.

	As of
Aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries(1)	March 31, 2023	March 31, 2024	March 31, 2025	March 31, 2026	June 30, 2026
	(in trillions of yen, except where otherwise noted) (on an acquisition cost basis, except average remaining period)
JGB Portfolio(2)(3)
Medium- to Long-term Bonds	¥2.4	¥1.0	¥2.6	¥4.7	¥6.5
Treasury Discount Bills	14.0	9.8	5.7	10.2	14.0

Total	¥16.4	¥10.9	¥8.3	¥14.9	¥20.6

Average remaining period (years)(4)	0.7	0.3	1.0	0.9	0.8

	As of
Aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries(1)	March 31, 2023	March 31, 2024	March 31, 2025	March 31, 2026	June 30, 2026
	(in trillions of yen, except where otherwise noted) (on an acquisition cost basis, except average remaining period)
Foreign Bond Portfolio(2)(3)
Debt Securities Issued in the U.S.(5)	¥6.3	¥8.5	¥7.8	¥7.2	¥8.0
Others	3.1	3.8	3.9	5.2	5.6

Total	¥9.5	¥12.4	¥11.8	¥12.4	¥13.7

Average remaining period (years)(4)	1.1	2.4	2.0	1.2	1.4

Notes:

(1)	Mizuho Bank and Mizuho Trust & Banking.
(2)	Other securities with readily determinable fair values, excluding investments in partnerships.
(3)	Acquisition value.
(4)	Managerial accounting basis. After taking into account hedging activities, excluding bonds held to maturity.
(5)	U.S. Treasury and government sponsored enterprise bonds.

Distributable amounts and track record of dividend payments, share buybacks and interest payments on Additional Tier 1 instruments

Our distributable amounts (bunpai kano gaku), which are equal to the surplus of our net assets over our capital and statutory reserves with adjustments calculated on a non-consolidated basis under Japanese GAAP in accordance with the Japanese Companies Act, were ¥1,939 billion, ¥2,147 billion, ¥2,203 billion, ¥2,521 billion and ¥2,649 billion as of March 31, 2021, 2022, 2023, 2024 and 2025, respectively. Out of such distributable amounts, we paid dividends of ¥196 billion, ¥209 billion, ¥234 billion, ¥304 billion and ¥368 billion during the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026, respectively, and made share buybacks of ¥1 billion, ¥1 billion, ¥2 billion, ¥101 billion and ¥402 billion during the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026, respectively. In addition, we made interest payments on Additional Tier 1 instruments of ¥23 billion, ¥20 billion, ¥21 billion, ¥25 billion and ¥32 billion during the fiscal years ended March 31, 2022, 2023, 2024, 2025 and 2026, respectively.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of Mizuho Financial Group’s perpetual subordinated debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the Notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to herein or therein.

General

The Notes will be initially limited to $     aggregate principal amount and are perpetual obligations of Mizuho Financial Group in respect of which there is no fixed maturity date or mandatory redemption date.

The Notes will constitute direct and unsecured obligations of Mizuho Financial Group which are conditional and subordinated to Senior Indebtedness, as described below under “—Subordination.” Claims in respect of the Notes shall at all times rank equally and pari passu and without any preference among themselves and at least equally and ratably with all other present and future unsecured, undated, conditional, and subordinated obligations of Mizuho Financial Group (including obligations in respect of undated subordinated guarantees provided by Mizuho Financial Group) and in priority to the rights and claims of holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group, subject to a write-down of all or part of their principal amount under defined circumstances, specifically, a Going Concern Write-Down upon the occurrence of a Capital Ratio Event or a Write-Down and Cancellation upon the occurrence of a Viability Event or a Bankruptcy Event, as described below under “—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event” and “—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

The Notes will constitute a series of perpetual subordinated debt securities to be issued under a perpetual subordinated indenture between Mizuho Financial Group and The Bank of New York Mellon, as trustee (the “Trustee”), to be dated as of September  , 2026, as may be amended or supplemented from time to time (the “Indenture”). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the corporate trust office of the Trustee.

The Notes:

•	are Mizuho Financial Group’s perpetual obligations, and have no fixed maturity date or mandatory redemption date;

•	are Mizuho Financial Group’s subordinated obligations, as described above under “—General” and below “—Subordination;”

•

permit Mizuho Financial Group in its sole and absolute discretion at all times and for any reason, and under certain circumstances may require it, to cancel any payment of interest, as described below under “—Cancellation of Interest Payments;” and

•

may be subject to a write-down of all or part of their principal amount under defined circumstances, specifically, a Going Concern Write-Down upon the occurrence of a Capital Ratio Event or a Write-Down and Cancellation upon the occurrence of a Viability Event or a Bankruptcy Event, as described below under “—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event” and “—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

As a result of these and other features of the Notes, you may lose all or part of your investment in the Notes or receive reduced or no interest payments. In addition, because the Notes are subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event or a Write-Down and Cancellation upon the occurrence of a Viability Event or a Bankruptcy Event, you may effectively recover less than any liabilities or shares, including those ranking junior to the Notes, of Mizuho Financial Group that are not subject to similar write-down provisions. You should carefully consider the provisions of the Notes related to such features and their potential effects before making an investment decision in the Notes, and read the risk factors appearing in this document, including those under the heading “Risk Factors—Risks Relating to the Notes.”

To the extent that the Notes have not been subject to a Going Concern Write-Down or a Write-Down and Cancellation, as applicable, the Notes may only be redeemed, at Mizuho Financial Group’s option, on any Reset Date under the terms and subject to the conditions as described under “—Optional Redemption and Repurchases—Optional Redemption,” and at any time in the circumstances and subject to the conditions described under “—Optional Redemption and Repurchases—Optional Tax Redemption” and “—Optional Redemption and Repurchases—Optional Regulatory Redemption.”

The Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund.

Mizuho Financial Group is a holding company and conducts substantially all of its operations through its subsidiaries. As a result, claims of holders of Notes will be structurally subordinated to claims of creditors of its subsidiaries. In addition, various statutes and regulations, including banking and other regulations, may restrict Mizuho Financial Group’s subsidiaries from paying dividends or principal of or interest on loans or other funds to Mizuho Financial Group. See “Risk Factors—Risks Relating to the Notes—Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could impair investors’ ability to receive payment.”

Payments on the Notes will be made in accordance with any laws, regulations or administrative practices applicable to Mizuho Financial Group and its agents in respect thereof, including the requirements under Japanese tax law.

If any payment is due on the Notes on a day that is not a Business Day, such payment will be made on the date that is the next succeeding Business Day. Payments postponed to the next succeeding Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

The term “Business Day” means a day which is not a day on which banking institutions in New York or Tokyo are authorized by law or regulation to close.

All determinations, elections and calculations that Mizuho Financial Group may make under the interest cancellation provisions, the Going Concern Write-Down provisions, the Write-Down and Cancellation provisions, the Write-Up provisions and the subordination provisions set forth in the Indenture and described herein, whether made by Mizuho Financial Group or its Designee (as defined below), in the absence of manifest error, will be final and conclusive for all purposes and binding on Mizuho Financial Group, the Trustee, the Paying Agent, the Calculation Agent and the holders and beneficial owners of the Notes. If made by the Designee, all such determinations, elections and calculations will be made after consulting with Mizuho Financial Group, and the Designee will not make any such determination, election or calculation to which Mizuho Financial Group objects.

Subordination

Upon the occurrence and continuation of a Liquidation Event, the rights of the holders of the Notes will be subordinated in right of payment to all existing and future Senior Indebtedness, and any amounts (other than any amounts which shall have become due and payable before such Liquidation Event and remain unpaid) due under the Notes will become payable, only upon a Condition for Liquidation Payment (as defined below) being fulfilled. At any time prior to a Condition for Liquidation Payment being fulfilled, any claim of the holders of any Notes shall be subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event or the Write-Down and Cancellation upon the occurrence of a Viability Event or Bankruptcy Event, as the case may be, as described below under “Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event” and “—Write-Downs and Write-Ups of the Notes—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

“Condition for Liquidation Payment” means, upon the occurrence and continuation of a Liquidation Event, all Senior Indebtedness held by creditors of Mizuho Financial Group entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders of Mizuho Financial Group is paid in full or otherwise satisfied in full in the liquidation proceeding (seisan) pursuant to the Japanese Companies Act.

“Liquidation Event” means the commencement of a liquidation proceeding (seisan) (excluding a special liquidation proceeding (tokubetsu seisan) under the Japanese Companies Act) by or with respect to Mizuho Financial Group pursuant to the provisions of the Japanese Companies Act.

“Senior Indebtedness” means all liabilities of Mizuho Financial Group (including liabilities under dated subordinated obligations and any other subordinated obligations qualifying as its Tier 2 capital under the applicable standards set forth in the Applicable Banking Regulations) other than (i) any liabilities under the Notes and any other series of the perpetual subordinated debt securities to be issued under the Indenture (except for liabilities which have become due and payable prior to the occurrence of a Liquidation Event and remain unpaid) and (ii) any liabilities that rank, or are expressed to rank, effectively, pari passu with, or subordinate to, its liabilities under the Notes or any other securities of the perpetual subordinated debt securities to be issued under the Indenture in respect of payment as to liquidation distributions.

“Applicable Banking Regulations” means the Banking Act of Japan (Act No. 59 of 1981, as amended) or any successor legislation thereto (the “Japanese Banking Act”), and any orders, rules, regulations, ordinances, public ministerial announcements, guidelines and policies thereunder then in effect and applicable at any time as the context may require under the Indenture, including, without limitation, the Public Ministerial Announcement (No. 20 of the FSA Public Ministerial Announcement (kokuji) of 2006, as amended).

Notwithstanding that the Notes are stated to rank equally and ratably with certain undated subordinated obligations and ahead of all classes of equity (including preference shares (if any)) of Mizuho Financial Group as described above, the Notes are subject to a Going Concern Write-Down upon the occurrence of a Capital Ratio Event or the Write-Down and Cancellation upon the occurrence of a Viability Event or Bankruptcy Event, as the case may be, as described below under “Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event” and “—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event.”

No amendment or modification to the subordination provisions contained in the Indenture which is prejudicial to any present or future creditor in respect of any Senior Indebtedness of Mizuho Financial Group shall be made in any respect. No such amendment or modification shall in any event be effective against any such creditor. Except as described under “Description of the Debt Securities—Modification of the Indenture” in the accompanying prospectus, Mizuho Financial Group shall not amend or modify the subordination provisions of the Notes if such amendment or modification would adversely affect the rights of holders of the Notes to receive payments under the Notes.

Any holder or beneficial owner of a Note, by its acceptance of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby agree that (i) if any payment of principal of or interest on the Notes is made to such holder or beneficial owner after the occurrence of a Liquidation Event and the amount of such payment shall exceed the amount, if any, that should have been paid to such holder or beneficial owner upon the proper application of the subordination provisions of such Notes under the Indenture, the payment of such excess amount shall be deemed null and void and such holder or beneficial owner shall be obliged to return the amount of such excess payment within ten days after receiving notice of the excess payment, and (ii) upon the occurrence of a Liquidation Event and for so long as such Liquidation Event shall continue, any liabilities of Mizuho Financial Group to such holder or beneficial owner which would otherwise become so payable on or after the date on which such Liquidation Event occurs shall not be set off against any liabilities of such holder or beneficial owner owed to Mizuho Financial Group unless, until and only in such amount as the liabilities of Mizuho Financial Group under the Notes become payable pursuant to the proper application of the subordination provisions of the Notes.

As of June 30, 2026, Mizuho Financial Group had ¥8,704.3 billion in outstanding indebtedness constituting its Senior Indebtedness on a non-consolidated basis under Japanese GAAP. As of the same date, Mizuho Financial Group had ¥2,029.5 billion in outstanding indebtedness constituting its unsecured, undated, conditional, and subordinated obligations ranking equally and pari passu with the Notes on a non-consolidated basis under Japanese GAAP.

Neither the Indenture nor the Notes will contain any limitations on the amount of Senior Indebtedness or other liabilities or shares that Mizuho Financial Group may hereafter issue, incur or assume (including through guarantee obligations) or on the amount of indebtedness or other liabilities that its subsidiaries may hereafter incur. See “Risk Factors—Risks Relating to the Notes—Subordination of the Notes, including structural subordination to the liabilities of our subsidiaries, could impair investors’ ability to receive payment,” and “Risk Factors—Risks Relating to the Notes—The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.”

Interest

General

During the Initial Fixed Rate Period, the Notes will bear interest at a fixed rate of   % per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each an “interest payment date”), commencing December 15, 2026 to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. There will therefore be a short first coupon on the Notes.

The rate of interest on the Notes will be reset to the applicable Reset Fixed Rate on December 15, 2036 and each fifth-year anniversary thereafter. During each Reset Fixed Rate Period, the Notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the applicable Reset Determination Date, plus   % (the “Reset Fixed Rate”), payable semi-annually in arrears on June 15 and December 15 of each year, with the first payment of interest at such Reset Fixed Rate to be made on June 15 following the Reset Date and the last payment of interest at such Reset Fixed Rate to be made on the next following Reset Date, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

The “Initial Fixed Rate Period” is from, and including, September  , 2026 to, but excluding, December 15, 2036, which is the first Reset Date, and the “Reset Fixed Rate Period” is from, and including, each Reset Date to, but excluding, the next following Reset Date. An “interest period” is each period from, and including, the issue date of the Notes to, but excluding, the first interest payment date and from, and including, each subsequent interest payment date to, but excluding, the next following interest payment date, as applicable.

Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

Notwithstanding anything contrary contained in the Indenture or in the terms of the Notes, any interest payments under the Notes shall be subject to the Going Concern Write-Down provisions, the Write-Down and Cancellation provisions, the cancellation of interest payment provisions and the subordination provisions, as described herein under “—Cancellation of Interest Payments,” “—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event,” “—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event,” “—General” and “—Subordination,” respectively.

Initial Fixed Rate Period

The Notes will bear interest at the fixed rate per annum set forth on the cover page of this prospectus supplement and under “The Offering—Interest” and “—General” above during the Initial Fixed Rate Period.

Reset Fixed Rate Period

The interest rate for the Notes will be reset to the applicable Reset Fixed Rate on each Reset Date, and the Notes will bear the applicable Reset Fixed Rate during each Reset Fixed Rate Period.

Determination of the Reset Fixed Rate and the U.S. Treasury Rate

The Reset Fixed Rate and the U.S. Treasury Rate in respect of each Reset Fixed Rate Period shall be determined by The Bank of New York Mellon as calculation agent (the “Calculation Agent”) as soon as practicable after 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

“U.S. Treasury Rate” means, with respect to a Reset Fixed Rate Period, the rate per annum equal to:

(i)

the arithmetic average, as determined by the Calculation Agent, of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of five years (“Yields”) for the five consecutive New York Business Days (as defined below) immediately prior to the applicable Reset Determination Date, based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) most recently published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the applicable Reset Determination Date; provided that if the Yield is not available through such release (or any successor publication) for any relevant New York Business Day, then the arithmetic average will be determined based on the Yields for the remaining New York Business Days during the five New York Business Day period described above (provided further that if the Yield is available for only a single New York Business Day during such five New York Business Day period, then “U.S. Treasury Rate” will mean the single-day Yield for such day); or

(ii)

if no information is available to determine the U.S. Treasury Rate in accordance with the method set forth in (i) above by using the Yield for at least a single New York Business Day during the five New York Business Day period described above, then the annualized yield to maturity of the Comparable Treasury Issue (as defined below) calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) as of the applicable Reset Determination Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (i) or (ii) above, “U.S. Treasury Rate” means the rate per annum equal to the most recently reported Yield for a New York Business Day, as determined by the Calculation Agent, based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) most recently published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

“Comparable Treasury Issue” means, with respect to a Reset Fixed Rate Period, the U.S. Treasury security selected by Mizuho Financial Group or its Designee (and notified to the Calculation Agent) with a maturity date on or about (but not more than 30 calendar days before or after) the Reset Date immediately after the last day of the Reset Fixed Rate Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years; provided, however, that the selection of the Comparable Treasury Issue shall be at the sole discretion and judgement of Mizuho Financial Group, and that such determination shall be final and conclusive for all purposes and binding on the Calculation Agent, the Trustee, the Paying Agent and the holders of the Notes.

“Comparable Treasury Price” means, with respect to a Reset Determination Date, (i) the arithmetic average, as determined by the Calculation Agent, of the Reference Treasury Dealer Quotations (as defined below) for the Comparable Treasury Issue as of the Reset Determination Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average, as determined by the Calculation Agent, of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then the Reference Treasury Dealer Quotation as quoted by a Reference Treasury Dealer (as defined below).

“Designee” means, as used in the terms of the Notes, a designee as selected and separately appointed by Mizuho Financial Group as designee for the Notes, which may be Mizuho Financial Group’s affiliate.

“New York Business Day” means a day which is not a day on which banking institutions in New York are authorized by law or regulation to close, regardless of whether the over-the-counter market for actively traded U.S. Treasury securities is open or closed.

“Reference Treasury Dealer” means each of up to five banks selected by Mizuho Financial Group or its Designee (and notified to the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars; provided, however, that the selection of the Reference Treasury Dealers shall be at the sole discretion and judgement of Mizuho Financial Group or its Designee, and that such determination shall be final and conclusive for all purposes and binding on the Calculation Agent, the Trustee, the Paying Agent and the holders of the Notes.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and a Reset Determination Date, the arithmetic average, as determined by the Calculation Agent, of the bid and asked prices quoted to Mizuho Financial Group or its Designee (and notified to the Calculation Agent) by such Reference Treasury Dealer for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, approximately at 11:00 a.m. (New York City time), on the Reset Determination Date.

A “Reset Determination Date” means, with respect to a Reset Fixed Rate Period, the second Business Day immediately preceding the Reset Date falling on the first day of the Reset Fixed Rate Period.

The Calculation Agent will, as soon as practicable after the determination of the Reset Fixed Rate on the Notes, calculate the amount of interest (the “Interest Amount”) for each interest period during the Reset Fixed Rate Period during which such Reset Fixed Rate will apply.

All determinations, elections, calculations and quotations made or obtained for the purposes of calculating the Reset Fixed Rate and the Interest Amount, whether by Mizuho Financial Group, its Designee, the Calculation Agent or any Reference Treasury Dealer, in the absence of manifest error, will be final and conclusive for all purposes and binding on Mizuho Financial Group, the Trustee, the Calculation Agent, the Paying Agent and the holders of the Notes. In addition, notwithstanding anything to the contrary in this prospectus supplement, the accompanying prospectus, the Indenture or the Notes, Mizuho Financial Group may designate as its Designee an entity, which may be Mizuho Financial Group’s affiliate, to make any determination, decision or election that Mizuho Financial Group has the right to make for the purposes of calculating any Reset Fixed Rate and any Interest Amount.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five ten-thousands of a percentage point rounded upwards (e.g., 9.8765% (or 0.098765) being rounded to 9.877% (or 0.09877)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (half a cent being rounded upwards).

The Reset Fixed Rate on the Notes during any Reset Fixed Rate Period will in no event be higher than the maximum rate permitted by applicable laws and regulations or lower than 0% per annum.

The Calculation Agent will cause the Reset Fixed Rate, the Interest Amount for each interest period during the Reset Fixed Rate Period during which such Reset Fixed Rate will apply, and the interest payment date in relation to each such interest period to be notified to Mizuho Financial Group, the Trustee, the Paying Agent and DTC, and, upon the request or direction by Mizuho Financial Group, such information will be notified or published to the holders of the Notes through DTC or through another reasonable manner as soon as possible after their determination. Mizuho Financial Group has the right to remove the Calculation Agent at any time, which removal will take effect on the date of the appointment by Mizuho Financial Group of a successor Calculation Agent.

If at any time any Capital Ratio Event or Write-Up Date (as defined below) occurs, and the Interest Amount for any interest period is required to be amended from the Interest Amount previously calculated pursuant to the terms of the Notes, including as described below under “—Calculating Interest Payments upon the Occurrence of a Capital Ratio Event and/or Write-Up of the Notes,” the Calculation Agent will, as soon as practicable, recalculate and amend the Interest Amount for each relevant interest period, and cause the amended Interest Amount for each such relevant interest period and the interest payment date in relation to each such relevant interest period to be notified to Mizuho Financial Group, the Trustee, the Paying Agent and DTC, and, upon the request or direction by Mizuho Financial Group, such information will be notified or published to the holders of the Notes through DTC or through another reasonable manner.

Calculating Interest Payments upon the Occurrence of a Capital Ratio Event and/or Write-Up of the Notes

Except in the circumstances where a Write-Up Date occurs during an interest period as set forth in the following two paragraphs, if one or more Capital Ratio Events occur during an interest period, the Notes shall, for the entirety of such interest period, bear interest based on the Current Principal Amount of the Notes (after giving effect to the Going Concern Write-Downs, as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of such interest period) on the immediately following interest payment date.

If a Write-Up Date occurs during an interest period, the Notes shall bear interest for such interest period as follows:

(i)

for the portion of the interest period beginning on (and including) the first day of such interest period and ending on (but excluding) the Write-Up Date (the “pre-Write-Up Period”), the Notes shall bear interest based on the Current Principal Amount of the Notes on the date immediately preceding the Write-Up Date, without giving effect to the Write-Up; and

(ii)

for the portion of the interest period beginning on (and including) the Write-Up Date and ending on, (but excluding) the immediately following interest payment date (the “post-Write-Up Period”), the Notes shall bear interest based on the Current Principal Amount of the Notes (after giving effect to the Write-Up) on the immediately following interest payment date; provided, however, that if one or more Capital Ratio Events occurs during the post-Write-Up Period, then for the post-Write-Up Period, the

Notes shall bear interest based on the Current Principal Amount of the Notes (after giving effect to the Going Concern Write-Downs, as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of the post-Write-Up Period) on the immediately following interest payment date.

Notwithstanding the foregoing, if (x) a Write-Up Date occurs during an interest period, (y) one or more Capital Ratio Events occurs during the post-Write-Up Period, and (z) the Current Principal Amount of the Notes (after giving effect to the Going Concern Write-Downs as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of the post-Write-Up Period) on the immediately following interest payment date is less than the Current Principal Amount of the Notes on the date immediately preceding the Write-Up Date, then the Notes shall, for the entirety of such interest period, including the pre-Write-Up Period, bear interest based on the Current Principal Amount of the Notes (after giving effect to the Going Concern Write-Downs, as if the Going Concern Write-Downs resulting from such Capital Ratio Events had occurred on the first day of such interest period) on the immediately following interest payment date.

For subsequent interest periods, the Notes shall continue to bear interest based on the Current Principal Amount of the Notes on the relevant interest payment date until any subsequent interest period during which one or more Capital Ratio Events or a Write-Up Date occur again in accordance with the terms of the Notes.

If, during any interest period, more than one Write-Up occurs, interest for such period shall be calculated by Mizuho Financial Group in a manner that Mizuho Financial Group deems appropriate based on the general principles used to calculate interest on the Notes described in the immediately preceding paragraphs and the Applicable Banking Regulations.

Notwithstanding the foregoing as described below under “—Calculating Interest Payments upon the Occurrence of a Capital Ratio Event and/or Write-Up of the Notes,” any interest payments under the Notes shall be subject to the Going Concern Write-Down provisions, as described herein under “—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event.”

“Current Principal Amount” means at any time:

(a)

with respect to the Notes, the then outstanding principal amount of the Notes, being the principal amount of the Notes at issuance, as such amount may be reduced on one or more occasions pursuant to a Going Concern Write-Down and/or reinstated on one or more occasions following a Write-Up, as the case may be, in accordance with the terms of the Notes and the Indenture; or

(b)

with respect to any Going Concern Loss Absorbing Instruments (as defined below), the then outstanding principal amount of such Going Concern Loss Absorbing Instruments, as calculated in accordance with their terms and conditions, including the application of write-down or write-up provisions, if any.

For the avoidance of doubt, the Current Principal Amount of the Notes and any Going Concern Loss Absorbing Instruments shall be subject to adjustment due to partial redemptions or repurchases and cancellation, if any, of the Notes or such Going Concern Loss Absorbing Instruments.

“Principal” means, when used with respect to the Notes and as the context requires, the Current Principal Amount of the Notes at any relevant time and, where such term is used in relation to any payment, the principal if, when and to the extent due and payable under the Indenture and the terms of the Notes.

Cessation of Accrual of Interest

Notwithstanding anything to the contrary contained in the terms of the Notes, no interest shall accrue on the Notes (i) during the period when the Current Principal Amount of the Notes is, or is deemed to be one cent per $1,000 in Original Principal Amount, (ii) after any date fixed for redemption, or (iii) during any period where a Liquidation Event occurs and continues.

“Original Principal Amount” means with respect to the Notes and any Going Concern Loss Absorbing Instruments, the principal amount of such Notes or such Going Concern Loss Absorbing Instruments upon initial issuance or creation.

Cancellation of Interest Payments

Optional Cancellation of Interest Payments

If Mizuho Financial Group determines that it is necessary to cancel payment of interest on the Notes at any time and in its sole discretion (including pursuant to any capital distribution constraints plan submitted by Mizuho Financial Group to the FSA under the Applicable Banking Regulations), Mizuho Financial Group may cancel payment of all or part of the interest accrued on the Notes on an interest payment date (including additional amounts with respect thereto, if any). Mizuho Financial Group may cancel any payment of all or part of interest pursuant to the foregoing, even if no cancellation of interest is required or the amount so cancelled exceeds the amount Mizuho Financial Group is required to cancel due to the Interest Payable Amount Limitation pursuant to the mandatory interest payment cancellation provisions set forth in the Indenture, as described below under “—Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation.”

If Mizuho Financial Group determines not to make an interest payment (or if Mizuho Financial Group determines to make a payment of a portion, but not all, of such interest payment) on any interest payment date, such non-payment will be deemed to be an effective cancellation of such interest payment (or the portion of such interest payment not paid) without any notice or further action being taken or any other condition being satisfied.

If (x) Mizuho Financial Group determines to cancel an interest payment on the Notes (in whole or in part) in its sole discretion on an interest payment date pursuant to the optional interest payment cancellation provisions of the Indenture as described under “—Optional Cancellation of Interest Payments” and (y) such determination is made by Mizuho Financial Group otherwise than pursuant to applicable laws or orders or administrative actions of the FSA or any other relevant Japanese governmental organizations (including an order of the FSA to submit and carry out a capital distribution constraints plan under the Applicable Banking Regulations), then (i) Mizuho Financial Group shall procure that its board of directors shall not resolve, or present its own proposal at a general meeting of shareholders, to make a payment of a cash dividend on Mizuho Financial Group’s common shares and other shares (including any Senior Dividend Preferred Shares) to shareholders as of the immediately preceding record date of dividend payment, and (ii) Mizuho Financial Group shall procure that the ratio of the amount that Mizuho Financial Group cancels in respect of interest or dividends on or in respect of any Additional Tier 1 Liabilities that are due and payable on the same date as such interest payment date to the full amount of such interest or dividends which should have been paid before cancellation on such date be at least equal to the ratio of the amount that Mizuho Financial Group cancels in respect of the interest on the Notes on such interest payment date to the full amount of such interest on the Notes which should have been paid before cancellation on such interest payment date.

“FSA” means the Financial Services Agency of Japan or any successor or similar authority.

“Additional Tier 1 Liabilities” means, with respect to the Notes, at any time, any instruments qualifying as Mizuho Financial Group’s Additional Tier 1 Capital (other than the Notes, but including any other series of the perpetual subordinated debt securities to be issued under the Indenture) that are issued or created directly by it and are treated as liabilities under the applicable standards set forth in the Applicable Banking Regulations.

“Additional Tier 1 Capital” means any and all items constituting Additional Tier 1 capital (for the avoidance of doubt, which exclude then applicable regulatory adjustments) under the applicable standards set forth in the Applicable Banking Regulations and shall also include any successor or substitute term applicable pursuant to the Applicable Banking Regulations.

“Senior Dividend Preferred Shares” means any preferred shares of Mizuho Financial Group ranking most senior in respect of payment as to dividends.

For the purposes of the determination of the ratio of the amount that Mizuho Financial Group cancels in respect of interest or dividends on or in respect of any Additional Tier 1 Liabilities, interest and dividends on or in respect of any Additional Tier 1 Liabilities shall be deemed to be due and payable on the same date as the applicable interest payment date in relation to the Notes, notwithstanding that the applicable interest or dividend payment dates in respect to any Additional Tier 1 Liabilities and the Notes are not the same date solely due to the effect of any adjustments resulting from the methods of determining the business days in relation to such Additional Tier 1 Liabilities and the Business Days in relation to the Notes.

Cancellation of Interest Payments under the Japanese Capital Distribution Constraints System

Mizuho Financial Group will make a determination to cancel interest payments if and to the extent Mizuho Financial Group fails to meet the applicable regulatory capital buffer or leverage ratio buffer requirements and is so ordered by the Financial Services Agency of Japan under the Japanese capital distribution constraints system. Under this system, if Mizuho Financial Group fails to meet the applicable regulatory capital buffer or leverage ratio buffer requirements, the Financial Services Agency of Japan has the authority to order Mizuho Financial Group to submit and carry out a capital distribution constraints plan. A capital distribution constraints plan must be reasonably designed to restore the required regulatory capital buffers by restricting capital distributions, such as dividends on shares, dividends and interest on instruments qualifying as Additional Tier 1 capital, share buybacks, repurchase and redemption of instruments qualifying as Additional Tier 1 capital, and bonus payments, up to a certain amount depending on the level of the deficit in Mizuho Financial Group’s regulatory capital buffers or leverage ratio buffer. As a consequence, in the event that Mizuho Financial Group’s Consolidated Common Equity Tier 1 capital ratio or Tier 1 capital ratio is insufficient to meet the regulatory capital buffer or leverage ratio buffer requirements applicable to Mizuho Financial Group, based on a capital distribution constraints plan submitted to the Financial Services Agency of Japan, Mizuho Financial Group will make a determination to cancel interest payments, in whole or in part, in respect of the Notes as described above under “—Optional Cancellation of Interest Payments.” See “Risk Factors—Risks Relating to the Notes—As a Japanese G-SIB, we are subject to stringent regulatory capital standards, including capital buffer and leverage ratio buffer requirements, and are subject to frameworks to ensure we have sufficient loss absorbing and recapitalization capacity. If we fail to maintain sufficient levels of capital, we may be subject to restrictions on our ability to make capital distributions, in which case we may determine to cancel interest payments in part or in whole, or we may be prevented from redeeming or repurchasing the Notes.”

Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation

In addition to Mizuho Financial Group’s ability to cancel interest payments in its sole discretion, as described above in “—Optional Cancellation of Interest Payments,” interest payments on the Notes will be subject to a limitation based on the Interest Payable Amount (such limitation, the “Interest Payable Amount Limitation”) and, as a result, Mizuho Financial Group shall be prohibited from paying, and shall cancel, all or part of the interest on the Notes on an interest payment date (including the additional amounts with respect thereto, if any), if, and to the extent that, the interest payable on the Notes on such interest payment date (including the additional amounts with respect thereto, if any) exceeds the Interest Payable Amount.

“Interest Payable Amount” means, in respect of any interest payment date with respect to the Notes, the product of the Adjusted Distributable Amount on such interest payment date and a ratio, the numerator of which is the aggregate amount of interest (including the additional amounts with respect thereto, if any) that should have been paid on the Notes on such interest payment date, and the denominator of which is the aggregate amount of interest (including the additional amounts with respect thereto, if any) that should have been paid on the Notes on such interest payment date and dividends or interest (including any amounts with respect thereto substantially similar to the additional amounts, if any) that should have been paid in respect of any Parity Securities on the same date as such interest payment date (rounding any amount less than a whole cent down to the nearest whole cent).

“Adjusted Distributable Amount” means, in respect of any date and with respect to the Notes, the distributable amounts (bunpai kano gaku) of Mizuho Financial Group on such date as calculated in accordance with the Japanese Companies Act after deducting the sum of any dividend or interest (including additional amounts with respect thereto, or any amounts with respect thereto substantially similar to the additional amounts, as applicable, if any) that has been paid in respect of the Notes, any Parity Securities and any Junior Securities from the beginning of Mizuho Financial Group’s fiscal year in which such date falls until the date immediately preceding such date.

For the purposes of the calculation of the Interest Payable Amount or the Adjusted Distributable Amount, any dividend or interest (including the additional amounts with respect thereto, or any amounts with respect thereto substantially similar to the additional amounts, as applicable, if any) shall be deemed to be paid in respect of the Notes, any Parity Securities and any Junior Securities on the same date, notwithstanding that the applicable interest or dividend payment dates in respect to the Notes, any Parity Securities and any Junior Securities are not the same date solely due to the effect of any adjustments resulting from the methods of determining the Business Days in relation to the Notes and the business days in relation to any Parity Securities and any Junior Securities.

For the purposes of the calculation of the Interest Payable Amount or the Adjusted Distributable Amount, the amounts of interest or dividends (including the additional amounts with respect thereto, or any amounts with respect thereto substantially similar to the additional amounts, as applicable, if any) in respect of the Notes, any Parity Securities and any Junior Securities that are not denominated in Japanese yen shall be calculated in Japanese yen in a manner that Mizuho Financial Group deems appropriate, and the Interest Payable Amount and the amount of interest (including the additional amounts with respect thereto, if any) on the Notes that is required to be cancelled on the relevant interest payment date shall be initially calculated in Japanese yen and converted into U.S. dollars in which the Notes are denominated in a manner that Mizuho Financial Group deems appropriate. The Trustee and the Paying Agent shall not be required to calculate or verify any amount or monitor Mizuho Financial Group’s compliance of its obligations under the Indenture.

“Parity Securities” means, with respect to the Notes, (i) any liabilities of Mizuho Financial Group that are subject to the same terms, or substantially the same terms, in respect of rights of interest payments as the terms of the Notes under the mandatory interest payment cancellation provisions in the Indenture (excluding the Notes and any liabilities owed to any Special Purpose Company, but including any other series of the perpetual subordinated debt securities to be issued under the Indenture), and (ii) any instruments qualifying as Mizuho Financial Group’s regulatory capital issued or created by any Special Purpose Company that are subject to the same terms, or substantially the same terms, in respect of rights of dividends or interest payments as the terms of the Notes under the mandatory interest payment cancellation provisions in the Indenture.

“Junior Securities” means (i) any liabilities of Mizuho Financial Group that rank effectively junior to the Notes in respect of rights of interest payments under the mandatory interest payment cancellation provisions in the Indenture (excluding any liabilities owed to any Special Purpose Company), and (ii) any instruments qualifying as Mizuho Financial Group’s regulatory capital issued by any Special Purpose Company that rank effectively junior to the Notes in respect of rights of dividend or interest payments under the mandatory interest payment cancellation provisions in the Indenture of the Notes.

“Special Purpose Company” means any consolidated subsidiary of Mizuho Financial Group incorporated solely for the purposes of issuing or creating instruments qualifying as its regulatory capital.

Effect of a Cancellation of Interest Payment

Interest payments are non-cumulative, and any interest amount (including additional amounts with respect thereto, if any), the payment of which is cancelled (in whole or in part) either (i) in Mizuho Financial Group’s sole discretion, as described above in “—Optional Cancellation of Interest Payments,” or (ii) because such cancellation is mandatory due to the Interest Payable Amount Limitation, as described above in “—Mandatory

Cancellation of Interest Payments Due to Interest Payable Amount Limitation,” will be deemed not to have accrued and will not be due and payable at any time thereafter, and Mizuho Financial Group shall be discharged and released from any and all of its obligations to pay such cancelled interest (and additional amounts with respect thereto, if any) on the Notes. Non-payment of such cancelled interest (or additional amounts with respect thereto, if any) shall not constitute a breach, a default, an event of default or an event of acceleration under the terms of the Notes or the Indenture. Accordingly, holders or beneficial owners of the Notes will not have any claim therefor, whether or not interest is paid in respect of any other period. See “—No Events of Default or Rights of Acceleration; Breach; Waiver of Breach.”

Each holder or beneficial owner of a Note, by its acceptance of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that if any payment of interest in respect of the Notes all or part of which should have not been paid to such holder or beneficial owner upon the proper application of the optional or mandatory interest payment cancellation provisions in the Indenture is made to such holder or beneficial owner, such payment shall be deemed null and void, and such holder or beneficial owner or the Trustee or the Paying Agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of the payment immediately to Mizuho Financial Group, and shall also thereby agree that any liabilities of Mizuho Financial Group to such holder or beneficial owner in respect of interest on the Notes which was cancelled under the optional or mandatory interest payment cancellation provisions in the Indenture shall not be set off against any liabilities of such holder or beneficial owner owed to Mizuho Financial Group.

Notice of Cancellation of Interest Payment

If Mizuho Financial Group determines to cancel all or part of a payment of interest on the Notes in its sole discretion, as described above in “—Optional Cancellation of Interest Payments,” including pursuant to any capital distribution constraints plan submitted by Mizuho Financial Group to the FSA under the Applicable Banking Regulations, or if Mizuho Financial Group cancels all or part of a payment of interest (including the additional amounts with respect thereto, if any) on the Notes because such cancellation is required due to the Interest Payable Amount Limitation, as described above in “—Mandatory Cancellation of Interest Payments Due to Interest Payable Amount Limitation,” Mizuho Financial Group will endeavor to provide a written notice of such cancellation to the holders of the Notes, the Trustee and the Paying Agent in accordance with the terms of the Indenture at least ten Business Days prior to the relevant interest payment date. Such notice shall include, (i) if Mizuho Financial Group determines to cancel all or part of a payment of interest (including the additional amounts with respect thereto, if any) on the Notes in its sole discretion, including pursuant to any capital distribution constraints plan submitted by Mizuho Financial Group to the FSA under the Applicable Banking Regulations, the aggregate amount of the interest to be cancelled in respect of the Notes and the aggregate amount of interest to be paid (if any) in respect of the Notes, or (ii) if Mizuho Financial Group cancels all or part of a payment of interest (including the additional amounts with respect thereto, if any) on the Notes because such cancellation is required due to the Interest Payable Amount Limitation described above, the Interest Payable Amount in respect of the Notes, on the relevant interest payment date.

Any failure or delay by Mizuho Financial Group to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest payment, nor give holders or beneficial owners of the Notes any rights as a result of such failure.

Agreement to Cancellation of Interest Payment

Each holder or beneficial owner of a Note, by its acquisition of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that, to the extent and in the manner set forth herein or in the Notes:

(a)

no amount of interest (including additional amounts with respect thereto, if any) shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by Mizuho Financial Group at its sole discretion (including pursuant to any capital distribution constraints plan submitted by Mizuho Financial Group to the FSA under the Applicable Banking Regulations) as a result of optional interest payment cancellation provisions of the Notes, and/or (y) required to be cancelled (in whole or in part) as a result of the Interest Payable Amount Limitation pursuant to the mandatory interest payment cancellation provisions of the Notes;

(b)

a cancellation of interest (including additional amounts with respect thereto, if any) (in each case, in whole or in part) in accordance with the terms of the Notes or the Indenture shall not constitute a default or breach in payment or otherwise under the terms of the Notes or the Indenture, as applicable;

(c)

interest (including additional amounts with respect thereto, if any) will only be due and payable on an interest payment date to the extent it is not cancelled in accordance with the provisions of the Notes;

(d)

any interest (including additional amounts with respect thereto, if any) cancelled (in each case, in whole or in part) in the circumstances above shall not be due and shall not accumulate or be payable at any time thereafter, and holder or beneficial owner of the Notes shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation;

(e)

except as otherwise described in the Notes or prohibited by applicable law or regulations, Mizuho Financial Group has the right to use the funds from cancelled payments of interest (including additional amounts with respect thereto, if any) without restriction; and

(f)

such holder or beneficial owner shall be deemed to have authorized, directed and requested DTC and any other intermediary and the Trustee and the Registrar (as defined below), Paying Agent, Transfer Agent (as defined below) or authenticating agent, and collectively with the Registrar, the Paying Agent and the Transfer Agent, the “Agents”) and any successor thereto to take any and all necessary action, if required, to implement an interest payment cancellation of the Notes without any notice or further action or direction on the part of such holder.

Optional Redemption and Repurchases

Notwithstanding anything to the contrary contained in the Indenture or in the terms of the Notes, any redemption of the Notes shall be subject to the Going Concern Write-Down provisions, the Write-Down and Cancellation provisions, the Write-Up provisions, the cancellation of interest payment provisions and the subordination provisions, each as provided in the Indenture or in the terms of the Notes and described herein under “—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event,” “—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event,” “—Write-Downs and Write-Ups of the Notes—Write-Up upon a Write-Up Event,” “—Cancellation of Interest Payments,” “—General” and “—Subordination,” respectively.

Optional Redemption

The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, on December 15, 2036 or any subsequent Reset Date occurring on each fifth-year anniversary thereafter, upon not less than 25 days nor more than 60 days’ prior notice to the holder of Notes and the Trustee, subject to prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations),at a redemption price equal to 100% of the Original Principal Amount of the Notes (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any); provided, however, that Mizuho Financial Group shall not have such option to redeem the Notes if the Current Principal Amount of the Notes has been subject to one or more Going Concern Write-Downs and such written down amount has not been reinstated in full on the date fixed for redemption, as described below under “—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event” and “—Write-Downs and Write-Ups of the Notes—Write-Up upon a Write-Up Event.”

Optional Tax Redemption

The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time, upon not less than 25 nor more than 60 days’ prior notice to the holders of Notes and the Trustee, subject to the prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations), at a redemption price equal to 100% of the Current Principal Amount of the Notes (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if (i) Mizuho Financial Group is, or on the next interest payment date would be, required to pay any additional amounts as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus or (ii) payment by Mizuho Financial Group of interest on the Notes ceases to be treated as being a deductible expense for the purpose of computing Mizuho Financial Group’s corporate tax liability by the Japanese tax authorities and, in each of (i) and (ii) above, such event arises as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and which obligation or event cannot be avoided by measures reasonably available to Mizuho Financial Group; provided that, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant event would be triggered. Prior to the mailing to holders of the Notes of any notice of redemption of the Notes pursuant to the foregoing, the Indenture will require that Mizuho Financial Group certifies to the Trustee that the requirements for redemption have been met and delivers therewith to the Trustee an opinion of an independent tax counsel or tax consultant of recognized standing, which opinion shall be reasonably satisfactory to the Trustee, to the effect that such circumstances exist. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of the Notes.

Additional amounts are payable by Mizuho Financial Group under the circumstances described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Optional Regulatory Redemption

The Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time upon not less than 25 nor more than 60 days’ prior notice to the holders of the Notes and the Trustee, subject to the prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations), at a redemption price equal to 100% of the Current Principal Amount of the Notes (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and additional amounts, if any), if Mizuho Financial Group determines after consultation with the FSA and any other relevant Japanese governmental organizations that there is more than an insubstantial risk that the Notes will be partially or fully excluded from Mizuho Financial Group’s Additional Tier 1 Capital under the applicable standards set forth in the Applicable Banking Regulations; provided that, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which such event would be triggered. Prior to the mailing to holders of Notes of any notice of redemption of the Notes pursuant to the foregoing, the Indenture will require that Mizuho Financial Group certifies to the Trustee that the circumstances exist. The Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of Notes.

Notices of Redemption

Any notice of redemption of the Notes shall conform to the requirements with respect to such notice set forth in the Indenture.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if a Capital Ratio Event, a Viability Event, a Bankruptcy Event or a Liquidation

Event occurs prior to the applicable date fixed for redemption, in which case the Notes will be subject to a Going Concern Write-Down or a Write-Down and Cancellation as described below under “—Write-Downs and Write-Ups of the Notes—Going Concern Write-Down upon a Capital Ratio Event” and “—Write-Down and Cancellation upon a Viability Event or Bankruptcy Event” or the subordination provisions as described under “—General” and “—Subordination.” Furthermore, if prior confirmation of the FSA with respect to any redemption of the Notes is not obtained or is withdrawn or annulled for any reason prior to the applicable date fixed for redemption, then notice of redemption will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable. If a notice of redemption is rescinded for any of the reasons described in this paragraph, Mizuho Financial Group will endeavor to promptly deliver written notice to the holders of the Notes and the Trustee, specifying the occurrence of the relevant event.

Notwithstanding the foregoing, if the Notes to be redeemed are held in book-entry form through DTC, Mizuho Financial Group may give such notice in any manner permitted or required by DTC. See “Description of the Debt Securities—Book-Entry; Delivery and Form—DTC’s Procedures for Notices, Voting and Payments” in the accompanying prospectus.

Repurchases

Mizuho Financial Group or any of its subsidiaries may, at any time, subject to the prior confirmation of the FSA (if and to the extent required under the Applicable Banking Regulations), purchase any or all of the Notes in the open market or otherwise at any price in accordance with applicable law and regulation. Subject to applicable law, neither Mizuho Financial Group nor any of its subsidiaries shall have any obligation to purchase or offer to purchase any Notes held by any holder as a result of its purchase or offer to purchase Notes held by any other holder in the open market or otherwise. Any such Notes purchased by Mizuho Financial Group or any of its subsidiaries may, at the discretion of Mizuho Financial Group or the relevant subsidiary, be held, resold or surrendered to the Registrar for cancellation by Mizuho Financial Group or any such subsidiary, as the case may be. The Notes so purchased, while held by or on behalf of Mizuho Financial Group or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the Notes and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of the Notes or for the purposes of the limited remedies of the Trustee and the holders of the Notes described in the Indenture.

Applicable Banking Regulations Related to Optional Redemption and Repurchases

Under the Applicable Banking Regulations, the Financial Services Agency of Japan is expected not to grant any prior confirmation required for any redemption or repurchase of the Notes unless (i) Mizuho Financial Group replaces the Notes by capital instruments of an equal or higher quality under the terms that are considered to be appropriate for Mizuho Financial Group’s income capacity on or before such redemption or repurchases or (ii) Mizuho Financial Group is expected to maintain its consolidated regulatory capital ratios at a level sufficiently in excess of the minimum requirements after such redemption or repurchases.

Write-Downs and Write-Ups of the Notes

Going Concern Write-Down upon a Capital Ratio Event

Capital Ratio Event

As soon as practicable following the occurrence of a Capital Ratio Event, Mizuho Financial Group shall give notice to DTC and the holders of the Notes via DTC (and send a copy to the Trustee for informational purposes) (the “Going Concern Write-Down Notice”) (a) stating that a Capital Ratio Event has occurred and a Going Concern Write-Down will therefore take place or has therefore taken place, as applicable, on the Going Concern Discharge Date and (b) specifying the relevant Going Concern Discharge Date, the relevant Going Concern Write-Down Amount and the aggregate remaining Current Principal Amount of the Notes on the relevant Going Concern Discharge Date after giving effect to the relevant Going Concern Write-Down, in respect of the Notes. Any failure or delay by Mizuho Financial Group to provide a Going Concern Write-Down Notice shall not change or delay the effect of the Capital Ratio Event on Mizuho Financial Group’s payment obligations on the Notes, or give holders or beneficial owners of the Notes any rights as a result of such failure or delay.

A “Capital Ratio Event” will be deemed to have occurred when Mizuho Financial Group’s Consolidated Common Equity Tier 1 Capital Ratio, that Mizuho Financial Group has reported or publicly announced, as applicable, in any of: (i) an annual financial condition report (kessan jokyo hyo) or a semi-annual financial condition report (chukan kessan jokyo hyo) submitted by Mizuho Financial Group to the FSA or any other relevant Japanese governmental organizations (including such report under the Japanese Banking Act), (ii) an annual business report (gyomu hokokusho) or a semi-annual business report (chukan gyomu hokokusho) submitted by Mizuho Financial Group to the FSA or any other relevant Japanese governmental organizations (including such report under the Japanese Banking Act), (iii) a public announcement made by Mizuho Financial Group in accordance with applicable Japanese law (including such announcement under the Japanese Banking Act) or the rules of a relevant Japanese securities exchange, or (iv) a report made by Mizuho Financial Group to the FSA or any other relevant Japanese governmental organizations after consultation with Mizuho Financial Group’s outside auditor following the results of an inspection of the FSA or any other relevant Japanese governmental organizations (including such report under the Japanese Banking Act), has fallen below 5.125%; provided, however, that a Capital Ratio Event shall be deemed to have not occurred if prior to such report or public announcement, (a) Mizuho Financial Group submits a plan to the FSA or any other relevant Japanese governmental organizations, under which plan Mizuho Financial Group’s Consolidated Common Equity Tier 1 Capital Ratio is expected to increase above 5.125% in the absence of a Going Concern Write-Down of the Notes, and (b) the FSA or any other relevant Japanese governmental organizations approves such plan. In such case, Mizuho Financial Group will endeavor to, as soon as practicable after it reports or publicly announces, as applicable, Mizuho Financial Group’s Consolidated Common Equity Tier 1 Capital Ratio, deliver a written notice to the holders of the Notes, the Trustee and the Paying Agent in accordance with the terms of the Indenture, confirming that a Capital Ratio Event shall be deemed to have not occurred. Any failure or delay by Mizuho Financial Group to deliver such notice shall not change or delay the effect of the non-occurrence of the Capital Ratio Event on its payment obligations under the Notes, or give holders or beneficial owners of the Notes any rights as a result of such failure or delay.

“Consolidated Common Equity Tier 1 Capital Ratio” means, as of any date, the Common Equity Tier 1 risk-weighted capital ratio on a consolidated basis, as calculated in accordance with the applicable standards set forth in the Applicable Banking Regulations, and shall also include any successor or substitute term applicable pursuant to the Applicable Banking Regulations, as of such date.

“Going Concern Discharge Date” means the date to be determined by Mizuho Financial Group after discussions with the FSA and any other relevant Japanese governmental organizations and notified to the holders of the Notes and the Trustee, such date to fall no more than ten Business Days from the date of the Going Concern Write-Down Notice.

“Going Concern Write-Down Amount” means, on any Going Concern Discharge Date, the amount by which the Current Principal Amount of the Notes per $1,000 in Original Principal Amount is to be reduced on such date, such amount being:

(i)

the product of the Total Going Concern Write-Down Amount (as defined below) and a ratio, the numerator of which is the Current Principal Amount of the Notes per $1,000 in Original Principal Amount, and the denominator of which is the sum of (A) the aggregate Current Principal Amount of the Notes and (B) the aggregate Current Principal Amounts of any Going Concern Loss Absorbing Instruments (rounding any amount less than a whole cent up to the nearest whole cent); provided, however, that if there are any Going Concern Loss Absorbing Instruments outstanding that by their terms provide for the Write-Down or Conversion (as defined below) of such instruments in an amount greater than that which would have been applied to such instruments if such instruments contained terms substantially equivalent to the Going Concern Write-Down provisions applicable to the Notes under the Indenture, then the Going Concern Write-Down Amount shall be the product of the Total Going Concern Write-Down Amount less the sum of the Current Principal Amounts of any Going Concern Loss Absorbing Instruments containing the above-mentioned terms that shall become subject to the Write-Down or Conversion as set forth above (and if the Total Going Concern Write-Down Amount less the said sum becomes less than zero, the Total Going Concern Write-Down Amount shall be zero) and a ratio, the numerator of which is the Current Principal Amount of the Notes per $1,000 in Original Principal Amount, and the denominator of which is the sum of (1) the aggregate Current Principal Amount of the Notes and (2) the aggregate Current Principal Amounts of any Going Concern Loss Absorbing Instruments (other than any such Going Concern Loss Absorbing Instruments containing the above-mentioned terms) (rounding any amount less than a whole cent up to the nearest whole cent); or

(ii)

if the amount set forth in (i) is equal to or greater than the Current Principal Amount of the Notes per $1,000 in Original Principal Amount, then the amount necessary to reduce the Current Principal Amount of the Notes to one cent per $1,000 in Original Principal Amount.

“Total Going Concern Write-Down Amount” means the amount determined by Mizuho Financial Group after consultation with the FSA or any other relevant Japanese supervisory authority that would be sufficient in order to restore its Consolidated Common Equity Tier 1 Capital Ratio above 5.125% by the Going Concern Write-Down of all or part of the aggregate Current Principal Amount outstanding of the Notes and the Write-Down or Conversion of all or part of the aggregate Current Principal Amounts outstanding of any Going Concern Loss Absorbing Instruments.

“Going Concern Loss Absorbing Instrument” means, with respect to the Notes, at any time, (i) Additional Tier 1 Liabilities and (ii) any instruments qualifying as Mizuho Financial Group’s Additional Tier 1 Capital (other than such Notes and any Additional Tier 1 Liabilities) that shall become subject to the Write-Down or Conversion upon the occurrence of a Capital Ratio Event (including any such instruments issued or created by Mizuho Financial Group through any Special Purpose Company) under the applicable standards set forth in the Applicable Banking Regulations.

“Write-Down or Conversion” means, with respect to any Going Concern Loss Absorbing Instruments, the write-down or, if applicable, conversion to common shares, of all or part of the Current Principal Amount outstanding of such Going Concern Loss Absorbing Instruments (including an acquisition by a holder of such Going Concern Loss Absorbing Instruments of shares of common stock in exchange for all or part of such Going Concern Loss Absorbing Instruments pursuant to the Japanese Companies Act).

For the purposes of the calculation of the Going Concern Write-Down Amount, the aggregate Current Principal Amount outstanding of the Notes and the aggregate Current Principal Amounts outstanding of any Going Concern Loss Absorbing Instruments that are not denominated in Japanese yen shall initially be calculated in Japanese yen, and the Going Concern Write-Down Amount shall be initially calculated in Japanese yen and converted into U.S. dollars in which the Notes are denominated, each in a manner that Mizuho Financial Group deems appropriate.

Going Concern Write-Down

Notwithstanding anything to the contrary contained in the Indenture or in the terms of the Notes, upon the occurrence of a Capital Ratio Event, no Current Principal Amount of, interest and other amounts under the Notes shall thereafter become due to the extent related to the relevant Going Concern Write-Down Amount, and other than with respect to the Current Principal Amount, any additional amounts and interest that have become due and payable prior to the Capital Ratio Event and remain unpaid (as identified in (ii) below in the following paragraph), (a) the holders or beneficial owners of the Notes shall have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity and/or security provided by any holder or beneficial owner of the Notes in such direction or related to such direction, any direction previously given to the Trustee by any holders or beneficial owners of the Notes shall cease automatically and shall be null and void and of no further effect, (c) no holder or beneficial owner of the Notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the Notes and each holder or beneficial owner of the Notes shall, by virtue of its holding of any such Notes, be deemed to have waived all such rights of set-off, compensation or retention, and (d) no holder or beneficial owner of the Notes will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving Mizuho Financial Group or have any ability to initiate or participate in any such proceedings or do so through a representative, in each case, to the extent such right, instruction, exercise, claim or pleading pertains to the Current Principal Amount of the Notes that has been or will be subject to a Going Concern Write-Down as a result of such Capital Ratio Event having occurred, or interest thereon (including additional amounts with respect thereto, if any), unless such Current Principal Amount has been reinstated, as described below under “—Write-Up upon a Write-Up Event.”

Upon the occurrence of a Capital Ratio Event, on the relevant Going Concern Discharge Date:

(i)

the Current Principal Amount of the Notes, except for principal that has become due and payable prior to the occurrence of the Capital Ratio Event and remains unpaid, will be written down by an amount equal to the relevant Going Concern Write-Down Amount, and Mizuho Financial Group shall be discharged and released from any and all of its obligations to pay the Current Principal Amount of the Notes in an amount equal to the relevant Going Concern Write-Down Amount and the interest on the Notes (including additional amounts with respect thereto, if any) in an amount equal to the interest on the relevant Going Concern Write-Down Amount (including additional amounts with respect thereto, if any);

(ii)

Mizuho Financial Group’s obligations shall remain with respect to (A) any accrued and unpaid interest on or the Current Principal Amount of the Notes and (B) any additional amounts, in the case of each of subclauses (A) and (B) of this paragraph (ii), if and only to the extent that such interest or additional amounts or the Current Principal Amount, as applicable, is not written down, discharged or released pursuant to paragraph (i) above, or became due and payable to the holders of such Notes prior to the occurrence of the relevant Capital Ratio Event; and

(iii)

the holders and beneficial owners of the Notes will be deemed to irrevocably waive their right to receive or claim, and no longer have any rights against Mizuho Financial Group with respect to, and cannot instruct the Trustee to enforce, repayment of the Current Principal Amount of the Notes to the extent of the relevant Going Concern Write-Down Amount or the interest on (including additional amounts with respect thereto, if any) the Notes written down, discharged or released pursuant to paragraph (i) above, and except as described in paragraph (ii) above, all rights of any holder or beneficial owner of the Notes for payment of any amounts under or in respect of the Notes will become null and void, and any holder or beneficial owner of such Notes who has received such payment shall be obliged to return the amount so received immediately to Mizuho Financial Group.

The events described in (i) through (iii) above are referred to as a “Going Concern Write-Down.”

A Capital Ratio Event may occur on any number of occasions, and accordingly, the Notes may be written down on any number of occasions. For the avoidance of doubt, the Current Principal Amount of the Notes may never be reduced to below one cent per $1,000 in Original Principal Amount as a result of any Going Concern Write-Down.

Each holder or beneficial owner of a Note, by its acceptance of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that if any payment in respect of the Notes is made to such holder or beneficial owner with respect to a payment obligation that was subject to a Going Concern Write-Down as provided in the Indenture, then the payment of such amount shall be deemed null and void and such holder or beneficial owner or the Trustee or the Paying Agent (to the extent it has not paid such amount to any Holder) (as the case may be) shall be obliged to return the amount of such payment immediately to Mizuho Financial Group, and shall also thereby agree that any liabilities of Mizuho Financial Group to such holder or beneficial owner in respect of the Notes which was subject to the Going Concern Write-Down as provided in the Indenture shall not be set off against any liabilities of such holder or beneficial owner owed to Mizuho Financial Group.

Write-Up upon a Write-Up Event

Write-Up Event

As soon as practicable following the occurrence of a Write-Up Event (as defined below), Mizuho Financial Group shall give written notice to DTC and the holders of the Notes via DTC (and send a copy to Trustee for informational purposes) (the “Write-Up Notice”) (a) stating that a Write-Up Event has occurred and a Write-Up will therefore take place on the Write-Up Date and (b) specifying the relevant Write-Up Date, the relevant Write-Up Amount (as defined below) and the Current Principal Amount of the Notes on the relevant Write-Up Date after giving effect to the relevant Write-Up, in respect of the Notes.

A “Write-Up Event” shall be deemed to occur if and when Mizuho Financial Group determines, in its sole discretion and in accordance with the Applicable Banking Regulations and other applicable laws and regulations, to reinstate an amount of principal of the Notes that was previously subject to a Going Concern Write-Down after Mizuho Financial Group obtains prior confirmation from the FSA or any other relevant Japanese governmental organizations that its Consolidated Common Equity Tier 1 Capital Ratio will remain at a sufficiently high level after giving effect to the relevant Write-Up of the Notes (together with the write-up of any Write-Up Instruments (as defined below)).

“Write-Up Amount” means, on any Write-Up Date, the amount by which the Current Principal Amount of the Notes per $1,000 in Original Principal Amount is to be increased on any such date, such amount being the product of the Total Write-Up Amount (as defined below) and a ratio, the numerator of which is the amount of the Notes per $1,000 in Original Principal Amount of the Notes by which $1,000 in Original Principal Amount of the Notes has been reduced to the Current Principal Amount outstanding of the Notes per $1,000 in Original Principal Amount pursuant to the Going Concern Write-Down provisions and has not been increased pursuant to the Write-Up provisions, and the denominator of which is the sum of (i) the aggregate amount of the Notes by which the aggregate Original Principal Amount of the Notes has been reduced to the aggregate Current Principal Amount outstanding of the Notes pursuant to the Going Concern Write-Down provisions and has not been increased pursuant to the Write-Up provisions and (ii) the aggregate amounts of any Write-Up Instruments by which the aggregate Original Principal Amounts of the Write-Up Instruments have been subject to the Write-Down or Conversion and reduced to the aggregate Current Principal Amounts outstanding of the Write-Up Instruments pursuant to their terms substantially equivalent to the Going Concern Write-Down provisions of the Notes and have not been increased pursuant to their terms substantially equivalent to the Write-Up provisions of the Notes, each as of the date of the relevant Write-Up Event (rounding any amount less than a whole cent down to the nearest whole cent).

“Total Write-Up Amount” means the amount determined by Mizuho Financial Group after consultation with the FSA or any other relevant Japanese governmental organizations by which the aggregate Current Principal Amount outstanding of the Notes and the aggregate Current Principal Amounts outstanding of any Write-Up Instruments is to be increased.

For the purposes of the calculation of the Write-Up Amount, (i) the aggregate amount of the Notes by which the aggregate Original Principal Amount of the Notes has been reduced to the aggregate Current Principal

Amount outstanding of the Notes pursuant to the Going Concern Write-Down provisions and has not been increased pursuant to the Write-Up provisions and (ii) the aggregate amounts of any Write-Up Instruments by which the aggregate Original Principal Amounts of the Write-Up Instruments have been subject to the Write-Down or Conversion and reduced to the aggregate Current Principal Amounts outstanding of the Write-Up Instruments pursuant to their terms substantially equivalent to the Going Concern Write-Down provisions of the Notes and have not been increased pursuant to their terms substantially equivalent to the Write-Up provisions of the Notes, if the Write-Up Instruments are not denominated in Japanese yen, shall initially be calculated in Japanese yen, and the Write-Up Amount shall be initially calculated in Japanese yen and converted into U.S. dollars in which the Notes are denominated, each in a manner that the Mizuho Financial Group deems appropriate.

“Write-Up Instrument” means any Going Concern Loss Absorbing Instrument that includes provisions permitting the reinstatement of previously written-down principal amounts substantially similar to those applicable to the Notes.

“Write-Up Date” means the date that is determined by Mizuho Financial Group in its sole discretion after consultation with the FSA or any other relevant Japanese governmental organizations and shall be no later than ten Business Days following the date of the relevant Write-Up Notice.

Write-Up

Subject to the Applicable Banking Regulations and other applicable laws and regulations, upon occurrence of a Write-Up Event, the Current Principal Amount of any Notes outstanding that have been subject to one or more Going Concern Write-Downs shall be increased, and an amount of principal that was previously subject to a Going Concern Write-Down shall be reinstated, in each case, by the relevant Write-Up Amount on the relevant Write-Up Date.

On the relevant Write-Up Date, claims of holders of Notes with respect to payments of principal of the Notes that were previously waived upon the occurrence of a Going Concern Write-Down, and Mizuho Financial Group’s obligations to pay the principal of the Notes that were previously discharged and released upon the occurrence of a Going Concern Write-Down, shall be reinstated, and such waiver, discharge and release previously given or granted shall be of no further effect, without any retroactive effect, in each case, only to the extent of the relevant Write-Up Amount.

The events described in the preceding two paragraphs are referred to as a “Write-Up.”

The Notes may be subject to one or more Write-Ups, but in no event shall the Current Principal Amount of the Notes, after giving effect to any Write-Up, exceed the Original Principal Amount of the Notes.

Notwithstanding anything to the contrary contained herein or in the terms of the Notes, no Write-Up Event shall occur (i) after any date fixed for redemption, (ii) after any claim of holders of any Notes becomes due and payable pursuant to the subordination provisions of the Indenture, or (iii) after an occurrence of a Viability Event or a Bankruptcy Event.

Additional Provisions Relating to a Going Concern Write-Downs and Write-Ups

A Going Concern Write-Down Notice or Write-Up Notice delivered to DTC by Mizuho Financial Group shall (i) request that, as soon as practicable following its receipt of the Going Concern Write-Down Notice or Write-Up Notice, DTC post the Going Concern Write-Down Notice or Write-Up Notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities),

(ii) request that DTC transmit the Going Concern Write-Down Notice or Write-Up Notice to the direct participants of DTC holding the Notes at such time pursuant to DTC’s rules and procedures, and (iii) request that DTC mark-down or mark-up all positions relating to the Notes on DTC’s records on the Going Concern Discharge Date or Write-Up Date to reflect the Going Concern Write-Down or the Write-Up. To the extent that there has been a variation to DTC’s rules and procedures, the instructions of Mizuho Financial Group shall vary to accord to the then applicable rules and regulations of DTC.

By its acquisition of the Notes, whether upon original issue or upon transfer, assignment or exchange thereof, each holder or beneficial owner of the Notes shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes, the Trustee and the Agents to take any and all necessary action, if required, to effectuate (i) the Going Concern Write-Down or Write-Up and (ii) the mark-down or mark-up all positions relating to the Notes on DTC’s records to reflect the Going Concern Write-Down or Write-Up.

The Indenture will provide that Mizuho Financial Group and each holder or beneficial owner of a Note acknowledge and agree that, following the receipt of a Going Concern Write-Down Notice by DTC setting forth that the Current Principal Amount of any Notes will be reduced to one cent per $1,000 in Original Principal Amount and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of any Notes through DTC for the duration of the Suspension Period. See “Risk Factors—Risks Relating to the Notes—Following a Viability Event, a Bankruptcy Event or a Capital Ratio Event, settlement activities of the Notes through DTC will be suspended and may not be completed as expected or at all.”

“Suspension Period” means the period commencing on the New York Banking Day immediately following the date on which the relevant Write-Down and Cancellation Notice or the relevant Going Concern Write-Down Notice is received by DTC (except that such period may commence on the second (2nd) New York Banking Day immediately following the day on which the Write-Down and Cancellation Notice or the relevant Going Concern Write-Down Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures) and ending, (i) in case of the occurrence of a Viability Event, on the Discharge and Cancellation Date, (ii) in case of the occurrence of a Bankruptcy Event, on the date on which DTC writes down the full principal amount of the Notes to zero and cancels the Notes pursuant to its rules and procedures, or (iii) in the case of the receipt of a Going Concern Write-Down Notice by DTC setting forth that the Current Principal Amount of the Notes will be reduced to one cent per $1,000 in Original Principal Amount, in accordance with any further instruction given by Mizuho Financial Group relating to any subsequent interest period during which a Write-Up Event occurs, as the case may be.

“New York Banking Day” means any day, other than a Saturday, Sunday, that is neither a legal holiday in The City of New York nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

The Registrar will reflect a Going Concern Write-Down or Write-Up on the Register pursuant to the Indenture on the Going Concern Discharge Date or Write-Up Date following receipt by the Trustee of the Going Concern Write-Down Notice or Write-Up Notice from Mizuho Financial Group for informational purposes and after DTC’s records have reflected the Going Concern Write-Down or Write-Up.

None of the Trustee, the Paying Agent and the Registrar shall be under any duty to determine, monitor or report whether a Capital Ratio Event or Write-Up Event has occurred or circumstances exist which may lead to the occurrence of a Capital Ratio Event or a Write-Up and will not be responsible or liable to the holders or any other person for any loss arising from any failure by it to do so. Unless and until the Trustee receives a Going Concern Write-Down Notice in accordance with the Indenture, the Trustee shall be entitled to assume that no Capital Ratio Event or other such event or circumstance has occurred or exists. The Trustee shall be entitled, without further enquiry and without liability to any holder or any other person, to rely on any Going Concern Write-Down Notice and each such Going Concern Write-Down Notice shall be conclusive evidence of the occurrence of the Capital Ratio Event. Unless and until the Trustee receives a Write-Up Notice in accordance with the Indenture, the Trustee shall be entitled to assume that no Write-Up Event or other such event or circumstance has occurred or exists. The Trustee shall be entitled, without further enquiry and without liability to any holder or any other person, to rely on any Write-Up Notice and each such Write-Up Notice shall be conclusive evidence of the occurrence of the Write-Up Event. Each of the Trustee, the Paying Agent, the Registrar, DTC and any other relevant clearing system shall be entitled without further enquiry and without liability to any holder or any other person to rely conclusively on any Going Concern Write-Down Notice or Write-Up Notice, and the same shall be conclusive and binding on holders. So long as the Notes are held in global form, neither the Trustee, the Paying Agent, the Registrar nor any common depository nor any registered holder thereof shall, in any circumstances, be responsible or liable to the holders or any other person for any act, omission or default by DTC or any other relevant clearing system, or its respective participants, members, any broker-dealer or any other relevant third party with respect to the notification and/or implementation of any Going Concern Write-Down or Write-Up by any of them in respect of such Notes.

Agreement to Going Concern Write-Down

Each holder or beneficial owner of a Note, by its acquisition of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that, to the extent and in the manner set forth in the Indenture:

(a)

upon the occurrence of a Capital Ratio Event and a Going Concern Write-Down, such holders and beneficial owners shall be deemed to have irrevocably waived their right to claim or receive, and not to have any rights against Mizuho Financial Group with respect to, and cannot instruct the Trustee to enforce, any payment of the Current Principal Amount of the Notes to the extent of the relevant Going Concern Write-Down Amount or interest thereon (including additional amounts with respect thereto, if any) and shall be bound by the provisions of the Indenture relating to Going Concern Write-Down and Write-Up;

(b)

upon the occurrence of a Capital Ratio Event after the issuance of a redemption notice, (1) such redemption notice shall be automatically rescinded, (2) no redemption amount shall become due and payable, and (3) the Notes shall become subject to a Going Concern Write-Down;

(c)

no such Going Concern Write-Down, or rescission of a redemption notice in accordance with the terms of the Indenture shall constitute a default or breach in payment or otherwise under the terms of the Notes; and

(d)

such holder and beneficial owner shall authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds the Notes, the Trustee and the Agents to take any and all necessary action, if required, to implement a Going Concern Write-Down of the Notes without any further action or direction on the part of such holder and beneficial owner.

Write-Down and Cancellation upon a Viability Event or Bankruptcy Event

As soon as practicable following the occurrence of a Viability Event or Bankruptcy Event, Mizuho Financial Group shall give notice to DTC and the holders of the Notes via DTC (and send a copy to the Trustee for informational purposes) (the “Write-Down and Cancellation Notice”) (a) stating that a Viability Event or Bankruptcy Event, as applicable, has occurred and a Write-Down and Cancellation will therefore take place or has therefore taken place, as applicable, on the Discharge and Cancellation Date, and (b) specifying the Discharge and Cancellation Date. Any failure or delay by Mizuho Financial Group to provide a Write-Down and Cancellation Notice shall not change or delay the effect of the Viability Event or Bankruptcy Event on Mizuho Financial Group’s payment obligations on the Notes, or give holders or beneficial owners of the Notes any rights as a result of such failure or delay.

A “Viability Event” will be deemed to have occurred if the Japanese Prime Minister confirms (nintei) that the “specified item 2 measures (tokutei dai nigo sochi),” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Japanese Deposit Insurance Act need to be applied to Mizuho Financial Group.

“Bankruptcy Event” means either a Japanese Bankruptcy Event, a Japanese Corporate Reorganization Event, a Japanese Civil Rehabilitation Event, a Special Liquidation Event or a Foreign Event.

“Japanese Bankruptcy Event” means a competent court in Japan having adjudicated Mizuho Financial Group to be subject to bankruptcy proceedings pursuant to the provisions of the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended) or any successor legislation thereto (the “Japanese Bankruptcy Act”).

“Japanese Civil Rehabilitation Event” means a competent court in Japan having adjudicated Mizuho Financial Group to be subject to civil rehabilitation proceedings pursuant to the provisions of the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended) or any successor legislation thereto (the “Japanese Civil Rehabilitation Act”).

“Japanese Corporate Reorganization Event” means a competent court in Japan having adjudicated Mizuho Financial Group to be subject to corporate reorganization proceedings pursuant to the provisions of the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended) or any successor legislation thereto (the “Japanese Corporate Reorganization Act”).

“Special Liquidation Event” means a special liquidation proceeding (tokubetsu seisan) having been commenced by or with respect to Mizuho Financial Group pursuant to the provisions of the Japanese Companies Act.

“Foreign Event” means Mizuho financial Group becoming subject to bankruptcy, corporate reorganization, rehabilitation proceedings, special liquidation or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan.

“Discharge and Cancellation Date” means, (i) in the case of a Viability Event, upon the occurrence of a Viability Event, the date to be determined by Mizuho Financial Group after discussions with the FSA and any other relevant Japanese governmental organizations and notified to the holders of the Notes and the Trustee, such date to fall no more than ten Business Days from the date of the Write-Down and Cancellation Notice, or (ii) in the case of a Bankruptcy Event, the date on which the Bankruptcy Event occurs.

Write-Down and Cancellation

Notwithstanding anything to the contrary contained in the Indenture or in the terms of the Notes, upon the occurrence of a Viability Event or Bankruptcy Event, no principal of, interest on, or other amount under the Notes shall thereafter become due, and other than with respect to principal, any additional amounts and interest that have become due and payable prior to the Viability Event or Bankruptcy Event and remain unpaid (as identified in (ii) below in the following paragraph), (a) the holders or beneficial owners of the Notes shall have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity and/or security provided by any holder or beneficial owner of the Notes in such direction or related to such direction, any direction previously given to the Trustee by any holders or beneficial owners of the Notes shall cease automatically and shall be null and void and of no further effect, (c) no holder or beneficial owner of the Notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the Notes and each holder or beneficial owner of the Notes shall, by virtue of its holding of any Notes, be deemed to have waived all such rights of set-off, compensation or retention, and (d) no holder or beneficial owner of the Notes will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving Mizuho Financial Group or have any ability to initiate or participate in any such proceedings or do so through a representative.

Upon the occurrence of a Viability Event or a Bankruptcy Event, (a) in the case of a Viability Event, on the relevant Discharge and Cancellation Date, or (b) in the case of a Bankruptcy Event, immediately upon the occurrence of the Bankruptcy Event:

(i)

the full principal amount of the Notes will be permanently written down to zero, Mizuho Financial Group shall be discharged and released from any and all of its obligations to pay principal of, interest on and any other amount under the Notes (including additional amounts with respect thereto, if any), and the Notes will be cancelled and all references to the principal amount of, interest on or any other amount under the Notes will be construed accordingly, other than principal, interest, or any additional amounts that have become due and payable prior to the Viability Event or Bankruptcy Event, as the case may be, and remain unpaid;

(ii)

Mizuho Financial Group’s obligations shall remain with respect to (A) any accrued and unpaid interest on or principal of the Notes and (B) any additional amounts, in the case of each of subclauses (A) and (B) of this paragraph (ii), if and only to the extent that such interest, principal or additional amounts, as applicable, has become due and payable to the holders prior to the relevant Viability Event or Bankruptcy Event, as the case may be, and remain unpaid; and

(iii)

the holders and beneficial owners of the Notes will be deemed to irrevocably waive their right to claim or receive, and no longer have any rights against Mizuho Financial Group with respect to, and cannot instruct the Trustee to enforce, repayment of the principal of, interest on or any other amount under the Notes (including additional amounts with respect thereto, if any) written down, discharged or released pursuant to paragraph (i) above, and except as described in paragraph (ii) above, all rights of any holder or beneficial owner for payment of any amounts under or in respect of the Notes will become null and void, and any holder or beneficial owner who has received such payment shall be obliged to return the amount so received immediately to Mizuho Financial Group.

The events described in (i) through (iii) above are referred to as a “Write-Down and Cancellation.”

Each holder or beneficial owner of a Note, by its acceptance of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that if any payment in respect of the Notes is made to such holder or beneficial owner with respect to a payment obligation that did not become due and payable prior to the occurrence of a Viability Event or Bankruptcy Event, as the case may be, then the payment of such amount shall be deemed null and void and such holder or beneficial owner or the Trustee or the Paying Agent (to the extent it has not paid such amount to any holder) (as the case may be) shall be obliged to return the amount of such payment immediately to Mizuho Financial Group, and shall also thereby agree that any liabilities of Mizuho Financial Group to such holder or beneficial owner in respect of the Notes which was subject to the Write-Down and Cancellation as provided in the Indenture shall not be set off against any liabilities of such holder or beneficial owner owed to Mizuho Financial Group.

Additional Provisions Relating to a Write-Down and Cancellation

A Write-Down and Cancellation Notice delivered to DTC by Mizuho Financial Group shall (i) request that, as soon as practicable following its receipt of the Write-Down and Cancellation Notice, DTC post the Write-Down and Cancellation Notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities), (ii) request that DTC transmit the Write-Down and Cancellation Notice to the direct participants of DTC holding positions in the Notes at such time pursuant to DTC’s rules and procedures, and (iii) request that DTC mark-down all positions relating to the Notes on DTC’s records on the Discharge and Cancellation Date, or as of the date and at the time (if practicable) of the occurrence of the Bankruptcy Event, as applicable, to reflect the Write-Down and Cancellation. To the extent that there has been a variation to DTC’s rules and procedures, Mizuho Financial Group’s instructions shall vary to accord to the then applicable rules and regulations of DTC.

By its acquisition of the Notes, whether upon original issue or upon transfer, assignment or exchange thereof, each holder or beneficial owner of the Notes shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes, the Trustee and the Agents to take any and all necessary action, if required, to effectuate the Write-Down and Cancellation and the mark-down all positions relating to the Notes on DTC’s records to reflect the Write-Down and Cancellation.

The Indenture will provide that Mizuho Financial Group and each holder or beneficial owner of a Note acknowledge and agree that, following the receipt of a Write-Down and Cancellation Notice by DTC and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of the Notes through DTC for the duration of the Suspension Period. See “Risk Factors—Risks Relating to the Notes—Following a Viability Event, a Bankruptcy Event or a Capital Ratio Event, settlement activities of the Notes through DTC will be suspended and may not be completed as expected or at all.”

The Registrar will reflect a Write-Down and Cancellation on the Register pursuant to the Indenture on the Discharge and Cancellation Date, or as of the date and at the time (if practicable) of the occurrence of the Bankruptcy Event, as applicable, following receipt by the Trustee of the Write-Down and Cancellation Notice from the Mizuho Financial Group for informational purposes and after DTC’s records have reflected the Write-Down and Cancellation.

Agreement to Write-Down and Cancellation

Each holder or beneficial owner of a Note, by its acquisition of such Note, whether upon original issue or upon transfer, assignment or exchange thereof, shall thereby accept and agree that, to the extent and in the manner set forth herein:

(a)

upon the occurrence of a Viability Event or a Bankruptcy Event and a Write-Down and Cancellation of the Notes, such holders and beneficial owners shall be deemed to have irrevocably waived their right to claim or receive, and not to have any rights against Mizuho Financial Group with respect to, payment of principal of or interest on the Notes (including additional amounts with respect thereto, if any) (except for any payments of principal, interest or additional amounts that have become due and payable prior to the occurrence of such Viability Event or Bankruptcy Event and remain unpaid) and shall be bound by the provisions of the Indenture relating to the Write-Down and Cancellation;

(b)

upon the occurrence of a Viability Event or Bankruptcy Event or a Liquidation Event after the issuance of a redemption notice, (1) such redemption notice shall be automatically rescinded, (2) no redemption amount shall become due and payable, (3) in case of the occurrence of a Viability Event or Bankruptcy Event, the Notes shall become subject to a Write-Down and Cancellation, and (4) in case of the occurrence of a Liquidation Event, the Notes shall become subject to the subordination provisions of the Indenture;

(c)

no such Write-Down and Cancellation or rescission of a redemption notice in accordance with the terms of the Indenture shall constitute a default or breach in payment or otherwise under the terms of the Notes; and

(d)

such holder and beneficial owner shall authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds the Notes, the Trustee and the Agents to take any and all necessary action, if required, to implement a Write-Down and Cancellation of the Notes without any further action or direction on the part of such holder and beneficial owner.

No Events of Default or Rights of Acceleration; Breach; Waiver of Breach

Non-payment of principal of or interest on the Notes (including additional amounts with respect thereto, if any) or breach of any covenant in the Indenture or the Notes or any other event (including a Capital Ratio Event, a Viability Event, a Bankruptcy Event and a Liquidation Event and any effect thereof) shall not constitute an event of default or an event of acceleration under the Indenture or the Notes or give rise to any right of the holders or the Trustee to declare the principal of or interest on the Notes to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the Notes that entitle the holders of Notes or the Trustee to require that the Notes become immediately due and payable.

Upon the occurrence and continuation of a Liquidation Event, the rights of the holders of the Notes will be subordinated pursuant to the subordination provisions described above under “—General” and “—Subordination.”

The Indenture will provide that, unless otherwise established by any applicable supplemental indenture, subject to the provisions as described in the immediately preceding paragraphs, a “breach” with respect to the Notes means each one of the following events which shall have occurred and be continuing:

(a)

Mizuho Financial Group’s failure to pay the principal, if, when and to the extent due, or, to pay the interest when due unless Mizuho Financial Group determined to cancel such interest payment in respect of the Notes, and the continuance of any such failure for a period of 30 days after the date when due, unless Mizuho Financial Group shall have cured such failure by payment within such period or

(b)

Mizuho Financial Group’s failure to duly perform or observe any other term, covenant or agreement in the Indenture in respect of the Notes for a period of 90 days after the date on which written notice of such failure, requiring Mizuho Financial Group to remedy the same, shall have been given first to Mizuho Financial Group (and to the Trustee in the case of notice by the holders referred to below) by the Trustee or holders of at least 25% in Current Principal Amount of the Notes outstanding (such notification must specify the breach, demand that it be remedied and state that the notification is a “Notice of Breach” under the Indenture).

The Indenture will provide that the Trustee shall give notice by mail to holders of the Notes of all breaches known to the Trustee that have occurred with respect to the Notes within 90 days of such occurrence, unless the breaches have been cured before transmission of such notice, provided that the Trustee may, in certain limited circumstances, withhold such notice.

The holders of a majority in Current Principal Amount of the Notes at the time outstanding with respect to which a breach shall have occurred and be continuing (voting as a single class) may on behalf of the holders of all such Notes waive any past breach and its consequences, except a breach in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Note affected.

Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent

The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, U.S.A., will initially act as Trustee, paying agent (“Paying Agent”), registrar (“Registrar”), Calculation Agent and transfer agent (“Transfer Agent”), with respect to the Notes. Mizuho Financial Group may change the Paying Agent, Registrar, Calculation Agent or Transfer Agent without prior notice to the holders of the Notes (but with prior notice to the Trustee), and Mizuho Financial Group or any of its subsidiaries may act as Paying Agent, Registrar, Calculation Agent or Transfer Agent.

Clearance and Settlement

The Notes have been accepted for clearance and settlement through DTC for the accounts of its participants, including Euroclear and Clearstream.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States law of the acquisition, ownership and sale of the Notes by investors. Potential investors should consult their own tax advisors on the tax consequences of acquisition, ownership, sale, and other relevant circumstances concerning the Notes, including specifically the applicable tax consequences under Japanese or United States laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the Notes and does not purport to be a comprehensive description of the tax aspects of the Notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof, as well as current official interpretation of the Japanese tax authority thereof, all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Notes or any person purchasing, selling or otherwise dealing in the Notes or any tax implication arising from the purchase, sale or other dealings in respect of the Notes.

The Notes

The Notes do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order (as defined below) under the Special Taxation Measures Act) relating to Mizuho Financial Group or a specially-related person of Mizuho Financial Group (as defined below). For these purposes, the Notes, according to a ruling issued by the Japanese tax authority, should not be determined to fall under the concept of “taxable linked notes,” solely because of the features of the Notes that, under certain prescribed conditions, interest payments may be cancelled and the principal may be written down with a potential of a future reinstatement.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by Noteholders in connection with the issue of the Notes, nor will such taxes be payable by Noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired Notes from another individual as legatee, heir or donee.

Representation by Investor upon Initial Distribution of Notes

BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The Notes

are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Notes

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the Notes and the redemption gain or the redemption loss, meaning any positive or negative difference between the holder’s acquisition price of the Notes and the amount which the holder receives upon redemption of such Notes, (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such Notes are issued by Mizuho Financial Group outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the Notes, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the Notes or of the Redemption Gain with respect to the Notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group, income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group under Japanese tax law.

1.1	Interest

(1)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the Notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant Notes are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant Notes, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of Mizuho Financial Group), and that Mizuho Financial Group prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)	if the relevant Notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the

“Written Application for Tax Exemption”), together with certain documentary evidence, and that Mizuho Financial Group file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest.

(2)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by Mizuho Financial Group, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in Paragraph 1.1(1) above are complied with.

Failure to do so will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)

Notwithstanding Paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with Mizuho Financial Group (that is, in general terms, a person who directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, Mizuho Financial Group) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of Mizuho Financial Group”) as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of Mizuho Financial Group) is subject to Japanese withholding tax with respect to interest on the Notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal and Singapore. Under the tax treaties between Japan and Austria, Belgium, Denmark, Germany, Spain, Sweden, Switzerland, the United Kingdom or the United States, interest paid to qualified Austrian, Belgian, Danish, German, Spanish, Swedish, Swiss, United Kingdom or United States residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Under the current income tax treaties between Japan and Australia, France, the Netherlands or New Zealand, certain limited categories of qualified Australian, French, Dutch or New Zealand residents receiving interest on the Notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the Notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by Mizuho Financial Group are required to submit an

Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) through Mizuho Financial Group to the relevant tax authority before payment of interest.

(5)

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Notes becomes a specially-related person of Mizuho Financial Group, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of Mizuho Financial Group becomes a beneficial owner of the Notes, and (b) if such Notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the Notes. As described in Paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of Mizuho Financial Group for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of Mizuho Financial Group.

1.2	Redemption Gain or Redemption Loss

(1)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)

Notwithstanding Paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of Mizuho Financial Group as of the beginning of the fiscal year of Mizuho Financial Group in which such individual non-resident of Japan or non-Japanese corporation acquired such Notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(4)

The Japanese tax treatment of the Notes in respect of the write-down of the principal and the future reinstatement of the principal is not clear, due to lack of court or tribunal precedents or official interpretation of the relevant tax authority on this point. Accordingly, different considerations may apply with respect to the treatment of the Redemption Loss explained above in relation to the Notes, including whether the Redemption Loss that would otherwise be recognized can be recognized at the time of the write-down of the principal or whether any income or gains, withholdable or otherwise, arise as a result of the future reinstatement of the principal. The holders of the Notes should consult their own legal, tax, accountancy or other professional advisors in relation to the foregoing.

2.	Resident Investors

If the recipient of interest on the Notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of Mizuho Financial Group, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution which complies with the requirement for tax exemption under Article 6, Paragraph 11 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act). In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences otherwise than by way of withholding, bearing in mind, including the treatment of the Redemption Loss especially for individual residents of Japan, the change to the taxation regime of Notes that took effect on January 1, 2016.

2.1	Interest

(1)

If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in Paragraph 2.1(2) below) receives payments of interest on the Notes through certain Japanese payment handling agents as defined in Article 2-2 Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by Mizuho Financial Group. As Mizuho Financial Group is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)

If the recipient of interest on the Notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its Notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the Notes (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since Mizuho Financial Group is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so notify Mizuho Financial Group may result in the withholding by Mizuho Financial Group of a 15.315% income tax.

(3)

If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described in Paragraph 2.1(4) below) receives interest on the Notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group.

(4)

If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 11 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the Notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in Paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax. With respect to the Notes, for the same reason as explained in Paragraph 1.2(4) above, it is not clear whether any withholdable income or gains arise as a result of the future reinstatement of the principal following the write-down thereof. The holders of the Notes should consult their own legal, tax, accountancy or other professional advisors on this point.

3.	Special Additional Taxes for Reconstruction from the Great East Japan Earthquake and for Strengthening Japan’s National Defense Capabilities

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake (the “reconstruction surtax”), the withholding tax rate has been effectively increased to 15.315% on and after January 1, 2013. This overall 15.315% withholding tax rate continues to apply until December 31, 2047, while the breakdown of the 0.315% surtax portion is (i)the reconstruction surtax of 0.315% (or 2.1% of 15%) until December 31, 2026, and (ii) during the period beginning on January 1, 2027 and ending on December 31, 2047, the reconstruction surtax of 0.165% (or 1.1% of 15%) and another special additional withholding tax of 0.15% (or 1.0% of 15%) to fund the strengthening of Japan’s national defense capabilities (the “defense surtax”). The 2026 tax reform, which was promulgated on March 31, 2026, has introduced the defense surtax, while accordingly reducing the reconstruction surtax, to maintain the overall 15.315% withholding tax rate. On or after January 1, 2048, the overall withholding tax rate will be 15.15%, instead of 15.315%, where the only surtax will be the defense surtax of 0.15% (or 1.0% of 15%). All references to the tax rate of 15.315% in the foregoing descriptions should be read accordingly, taking into account these developments. There are also reconstruction surtax and defense surtax imposed in relation to regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period described above.

United States Taxation

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. Except for the discussion under “—FATCA,” this summary addresses only U.S. holders (as defined below) and does not apply to non-U.S. investors. In addition, this summary deals only with Notes held as capital assets for U.S. federal income tax purposes by persons who purchase the Notes upon their original issuance at their initial offering price.

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer or broker in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person holding the Notes in connection with the conduct of a trade or business in Japan;

•

a person required to accelerate the recognition of any item of gross income with respect to the Notes for U.S. federal income tax purposes as a result of such income being recognized on an applicable financial statement;

•	a United States expatriate;

•

a person that owns or is deemed to own 10% or more of our stock (including the Notes, which as described below the Issuer intends to treat as equity for U.S. federal income tax purposes) by vote or value;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such an entity); or

•	a person whose “functional currency” is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Regulations, administrative rulings and pronouncements from the Internal Revenue Service (the “IRS”), judicial decisions and the income tax treaty between the United States and Japan (the “Treaty”), in each case as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. In addition, the Issuer has not sought any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take positions concerning the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes that are different from those discussed below.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership for U.S. federal income tax purposes that holds Notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes. If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Except as specifically noted below under “Passive Foreign Investment Company Considerations,” the following discussion assumes the Issuer is not, and will not be, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

Treatment of the Notes

There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities such as the Notes that are denominated as subordinated debt instruments but that have no scheduled maturity date, allow the issuer to elect (and in certain cases require the issuer) to cancel payments of interest and may be written down upon the occurrence of certain trigger events. As a result, the U.S. federal income tax consequences of an investment in the Notes are uncertain. However, for U.S. federal income tax purposes, one of the primary characteristics used to distinguish an instrument treated as indebtedness from an instrument treated as equity is whether the instrument, according to its terms, provides an unconditional promise to pay a fixed sum certain on a particular date in the future. Because of the perpetual term of the Notes, as well as the subordination of the Notes to other debt of the Issuer and the other factors described above, the Issuer intends to treat the Notes as equity for U.S. federal income tax purposes (to the extent it is required to take a position). In general, under the Code, the characterization (as of the time of issuance) by the issuer as to whether an interest in a corporation is indebtedness or equity for U.S. federal income tax purposes is binding on such issuer and on all holders of such interest unless any such holder discloses on its tax return that it is taking an inconsistent position. The issuer’s characterization, however, is not binding on the IRS. Therefore, there can be no assurance that the IRS will not treat the Notes as indebtedness for U.S. federal income tax purposes or assert some other alternative tax treatment, or that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a U.S. holder. For instance, if the Notes were treated as indebtedness for U.S. federal income tax purposes, they may be treated as “contingent payment debt instruments.” You should consult your own tax advisors regarding the appropriate characterization of the Notes for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes are characterized as equity for U.S. federal income tax purposes.

Payments of Interest

Under the U.S. federal income tax laws, the interest payments with respect to the Notes (which includes any Japanese taxes withheld and additional amounts paid in respect thereof) will, notwithstanding being denominated as “interest,” be treated as dividends to the extent paid out of the Issuer’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any interest payment exceeds the Issuer’s current and accumulated earnings and profits for a taxable year, the payment will first be treated as a tax-free return of capital, causing a reduction of your tax basis in the Notes, and to the extent the amount of the payment exceeds your tax basis, the excess will be taxed as gain recognized on a sale of the Notes (as discussed below). The Issuer does not, however, expect to determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, you should expect that an interest payment on the Notes will generally be reported as a dividend. All references to “dividends” or “distributions” below refer to amounts payable on the Notes as “interest” (including any additional amounts).

Any dividends that you receive will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction generally allowed to corporations under the Code.

Subject to certain conditions and limitations (including a minimum holding period requirement), dividends received by a non-corporate U.S. holder from a qualified foreign corporation may be treated as “qualified dividend income” that is subject to reduced rates of taxation. A non-U.S. corporation is generally treated as a qualified foreign corporation for these purposes if (i) the corporation is not a PFIC (as discussed below) in the taxable year in which such dividends are paid or in the preceding taxable year and (ii) the corporation is eligible for the benefits of a comprehensive income tax treaty with the United States which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the Treaty meets these requirements, and the Issuer believes it is eligible for the benefits of the Treaty. Thus, subject to the PFIC discussion below, the Issuer believes that dividends received by non-corporate U.S. holders with respect to the Notes will be potentially eligible for these reduced tax rates. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

Subject to certain conditions and limitations (including a minimum holding period requirement), any Japanese withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends will be treated as foreign source income and will generally constitute passive category income. However, any Japanese withholding taxes on dividends will not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or could have been eliminated by providing the Interest Recipient Information or Written Application for Tax Exemption (as described above in “Japanese Taxation”) or by claiming benefits under the Treaty. As discussed above in “Japanese Taxation,” interest payments on the Notes are currently eligible for an exemption from Japanese withholding tax under the Treaty (and for purposes of the application of the Treaty, the characterization for Japanese tax purposes of the payments as interest, rather than dividends, generally controls). Therefore, if you are eligible for the benefits of the Treaty, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld. The rules governing the foreign tax credit and deductions for foreign taxes are complex. You are urged to consult your own tax advisors regarding the availability of the foreign tax credit (or, alternatively, a deduction) for any Japanese withholding taxes under your particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, you will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale, exchange, redemption or other taxable disposition and your adjusted tax basis in the Note; provided, in the case of a redemption, that you do not own and are not deemed to own any of our stock, or the redemption is otherwise treated as not essentially equivalent to a dividend under the Code. However, in the case of a redemption of a Note, you should consult your own tax advisors regarding the treatment of any amounts that you receive that are attributable to accrued and unpaid interest (including additional amounts with respect thereto, if any). Subject to the possible application of the PFIC rules, your adjusted tax basis in a Note will generally be your cost for that Note. Any gain or loss you recognize generally will be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any capital gain or loss you recognize upon the sale, exchange, redemption or other taxable disposition of a Note will generally be treated as U.S.-source gain or loss for purposes of computing your foreign tax credit limitations.

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Notes could be characterized as “extraordinary dividends” under the Code. A non-corporate U.S. holder will generally be required to treat any loss on the sale, exchange, redemption or other taxable disposition of a Note as a long-term capital loss (regardless of its holding period) to the extent of any extraordinary dividends such U.S. holder receives that are treated as “qualified dividend income” (as described above).

No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of a write-down of the Notes that could be followed by a write-up of the Notes. Among other matters, it is not clear whether you would be entitled to a deduction for loss at the time of such write-down or may be required to wait to take a deduction until it is certain that no write-up can occur (or until the Notes are disposed of in a taxable disposition). If you are permitted to take a deduction at the time of a write-down, you may recognize gain at the time of a subsequent write-up. You should consult your own tax advisors to determine the U.S. federal income tax consequences of a write-down or reinstatement of principal of the Notes.

Passive Foreign Investment Company Considerations

Based upon the past and projected composition of the Issuer’s income and assets and the value of its assets, the Issuer does not believe that it was a PFIC for its most recent taxable year and it does not expect to be a PFIC in the current taxable year or to become one in the foreseeable future, although there can be no assurance in this regard. PFIC status is a factual determination that is made annually. Accordingly, it is possible that the Issuer may become a PFIC in the current or any future taxable year due to changes in the composition of its income or assets or in the value of its assets.

In general, the Issuer will be considered a PFIC for any taxable year in which (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value (generally determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, certain royalties and rents and gains from financial investments. In addition, cash and other assets readily convertible into cash are generally considered passive assets. However, certain proposed U.S. Treasury Regulations and other administrative pronouncements from the IRS provide special rules for determining the character of income derived in the active conduct of a banking business for purposes of the PFIC rules. Specifically, these rules treat certain income earned by a non-U.S. corporation engaged in the active conduct of a banking business as non-passive income. Although the Issuer believes it has adopted a reasonable interpretation of the proposed U.S. Treasury Regulations and administrative pronouncements, there can be no assurance that the IRS will follow the same interpretation. You should consult your own tax advisors regarding the application of these rules.

If the Issuer owns at least 25% (by value) of another corporation’s stock, the Issuer will be treated, for purposes of the PFIC rules, as owning its proportionate share of the assets and receiving its proportionate share of the income of that corporation.

If the Issuer is a PFIC for any taxable year during which you hold Notes, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from the sale or other disposition (including a pledge) of the Notes. Distributions you receive in a taxable year will be treated as excess distributions to the extent that they are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Notes. If there is a cancellation of interest on the Notes, subsequent payments of interest may be treated as excess distributions for these purposes. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Notes;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Issuer is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In addition, dividends received by non-corporate U.S. holders with respect to the Notes will not be treated as “qualified dividend income” that is subject to reduced rates of taxation if the Issuer is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year (see “Payments of Interest” above).

Although the determination of whether the Issuer is a PFIC is made annually, if the Issuer is a PFIC for any taxable year in which you hold Notes, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the Notes (even if the Issuer does not qualify as a PFIC in such subsequent years). However, if the Issuer ceases to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your Notes had been sold on the last day of the last taxable year during which the Issuer was a PFIC. You are urged to consult your own tax advisors about this election.

If the Issuer is a PFIC for any taxable year during which you hold Notes and any of its non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier

PFIC for purposes of the application of the PFIC rules. You are urged to consult your own tax advisors about the application of the PFIC rules to any of the Issuer’s subsidiaries.

Current law provides for certain elections that would result in alternative treatments of any gain and excess distributions, including a “mark-to-market” election (the availability of which would depend on, among other factors, whether the Notes are considered to be regularly traded on a “qualified exchange or other market”) and a “qualified electing fund” election (for which the Issuer does not currently intend to comply with the requirements necessary for holders to be able to make this election).

If you hold Notes in any taxable year in which the Issuer is classified as a PFIC, you will generally be required to file IRS Form 8621. You should consult your own tax advisors concerning the determination of the Issuer’s PFIC status and the U.S. federal income tax consequences of holding Notes if the Issuer is considered a PFIC in any taxable year.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments on the Notes and to the proceeds of the sale or other disposition (including a redemption) of a Note paid to you, unless, in each case, you establish that you are an exempt recipient. Backup withholding may apply to such amounts if you fail to provide a taxpayer identification number and a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the Notes.

FATCA

Under Sections 1471 through 1474 of the Code and U.S. Treasury Regulations thereunder (“FATCA”), a 30% U.S. federal withholding tax may be imposed on certain U.S.-source payments made to a foreign financial institution (“FFI”), such as the Issuer or a financial intermediary through which an investor may hold Notes, unless the FFI is a “participating FFI” for FATCA purposes or the FFI is otherwise deemed compliant with or exempt from FATCA.

The FATCA legislation also contains complex provisions requiring certain participating FFIs to withhold on certain “foreign passthru payments” made to FFIs that are not participating FFIs or otherwise exempt from FATCA withholding and to certain holders that fail to provide the information required by FATCA. Although the definition of a “foreign passthru payment” is still reserved under current U.S. Treasury Regulations, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S.-source payments.

The United States and Japan have entered into an intergovernmental agreement that will modify the FATCA withholding regime, although the intergovernmental agreement does not address foreign passthru payments or whether withholding on such payments will be required. However, proposed U.S. Treasury Regulations (upon which taxpayers may rely until final regulations are issued) provide that an FFI would not be required to withhold on foreign passthru payments before the date that is two years after the date of publication of final regulations defining the term foreign passthru payment. It is unclear whether or to what extent payments on the Notes would be considered foreign passthru payments that may be subject to withholding under FATCA. In the event that any amount is withheld from payments on the Notes pursuant to FATCA or any intergovernmental agreement entered into with respect thereto (or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement), no additional amounts will be payable by the Issuer to holders of the Notes. Prospective investors should consult their own tax advisors regarding the application of the FATCA rules to an investment in the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) “employee benefit plans” within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i) through (iii), we refer to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (collectively, we refer to these Plans as “Covered Plans”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the Notes using any portion of the assets of any Plan, the Plan’s fiduciary should determine whether the investment is in accordance with the written documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to the fiduciary’s duties to the Plan, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan, as applicable. The prudence of a particular investment must be determined by the responsible fiduciary of a Plan by taking into account the Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Covered Plan and certain persons (referred to as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code) having certain relationships to Covered Plans unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Covered Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the Notes are acquired or held with the assets of a Covered Plan with respect to which the Issuer, an underwriter or any of their respective affiliates (collectively, the “Transaction Parties”) is a party in interest or disqualified person. As a result of its business, the Issuer, as well as other Transaction Parties, may be parties in interest or disqualified persons with respect to many Covered Plans. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, to the acquisition or holding of the Notes by a Covered Plan depending in part on the type of Covered Plan fiduciary making the decision to acquire or hold the Notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that none of the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction, and provided further that the Covered Plan pays no more, and receives no less, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding any Notes in reliance on these exemptions or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the Notes.

Any insurance company proposing to invest assets of its general account in the Notes should consider the extent to which such investment would be subject to the requirements of Title I of ERISA or Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA and the regulations thereunder. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition or holding of any Notes or any interest therein will not require an exemption because the assets used for such acquisition or holding are not subject to Title I of ERISA or Section 4975 of the Code.

Plans which are, and entities whose underlying assets constitute the assets of, governmental plans (within the meaning of Section 3(32) of ERISA), certain church plans (within the meaning of Section 3(33) of ERISA) and non-U.S. Plans (as described in Section 4(b)(4) of ERISA) may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, but may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans considering an investment in the Notes should consult with its legal advisors to consider the applicable fiduciary standards and to determine the potential consequences of an investment in the Notes under any applicable Similar Laws before deciding whether to acquire or hold any Notes.

By its acquisition of any Notes (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires or holds the Notes (or any interest therein) through and including the date on which such purchaser or transferee, as applicable, disposes of the Notes (or any interest therein), that either (a) it is not, and is not acquiring or holdings the Notes (or any interest therein) on behalf of or with the assets of, a Plan or (b) (i) its acquisition, holding and subsequent disposition of the Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law, and (ii) none of the Transaction Parties and their respective representatives is a fiduciary of, or has been relied upon for any investment advice by, such purchaser or transferee in connection with the acquisition and holding of the Notes (or any interest therein), unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited.

The foregoing discussion is general in nature and is not intended to be all inclusive, and neither this discussion nor anything in this prospectus supplement is, or is intended to be, investment advice directed at potential Plan purchasers generally or any particular potential Plan purchaser, and such purchasers should consult and rely on their own counsel and advisors as to whether an investment in the Notes is suitable for the Plan. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be necessary and/or applicable to the purchase and holding, and any subsequent disposition, of the Notes.

Each purchaser and holder of an interest in the Notes will have exclusive responsibility for ensuring that its purchase and holding of the Notes does not violate the applicable fiduciary responsibility and prohibited transaction rules of ERISA and the Code or the provisions of any applicable Similar Law. Nothing in this prospectus supplement is, or should be construed as, a representation or advice as to whether an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Prospective investors should not construe the contents of this prospectus supplement as, nor do the contents of this prospectus supplement constitute, a recommendation or representation with respect to the Notes (i) that is based on any prospective investor’s particular needs or individual circumstances or (ii) that an investment in the Notes satisfies a particular prospective investor’s specific legal or other requirements for investments. Each Plan fiduciary should consult with its own legal advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Similar Law before making an investment in the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated September  , 2026, between us and the underwriters named below, for whom Mizuho Securities USA LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., CIBC World Markets Corp. and SG Americas Securities, LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Notes listed opposite their names below.

Underwriters	Principal Amount of Notes
Mizuho Securities USA LLC	$
J.P. Morgan Securities LLC
BofA Securities, Inc.
CIBC World Markets Corp.
SG Americas Securities, LLC

Total	$

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

Commissions

The underwriters have advised us that they propose initially to offer the Notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase the Notes from us at the public offering price, and we have agreed to pay the underwriters a fee of   % of the principal amount of the Notes.

The estimated expenses, not including the underwriting commissions, in connection with the offer and sale of the Notes payable by us include the following:

Securities and Exchange Commission registration fee	$
Legal fees and expenses
Accounting fees and expenses
Trustee, registrar and paying agent fees and expenses
Miscellaneous

Total	$

We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering. The underwriters have agreed to reimburse us for certain documentation-related expenses incurred in connection with this offering.

New Issue of the Notes

The Notes are a new issue of securities with no established trading market. Although we have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, we may be entitled to, and may decide to, delist the Notes from the Luxembourg Stock Exchange and seek an alternate listing for the Notes on another securities exchange. Certain underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. Mizuho Securities USA LLC may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading market for the Notes. A liquid or active public trading market for any of the Notes may not develop, whether on the Luxembourg Stock Exchange’s Euro MTF Market or otherwise. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—There is no prior market for the Notes, and the Notes may have limited liquidity.”

Settlement

We expect that delivery of the Notes will be made to investors on or about September  , 2026, which will be the      New York business day following the date of this prospectus supplement (such settlement being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives of the underwriters, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the underwriters may impose a penalty bid. A penalty bid is an arrangement that permits the underwriters and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the Notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. However, there is no assurance that the underwriters and/or any person acting on behalf thereof will undertake any stabilization action. Any stabilization action may begin at any time, on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended or discontinued at any time, but it must end no later than the earlier of 30 days after the Notes are issued and 60 days after the date of the allotment of the Notes. Any stabilization action will be conducted in accordance with the law.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Mizuho Financial Group or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Conflicts of Interest

Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Mizuho Securities USA LLC will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Special Taxation Measures Act. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, any Notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and government guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, Mizuho Securities USA LLC, a specially-related person of Mizuho Financial Group and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution of the Notes, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from us in its capacity as an underwriter.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (b) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to any retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to UK Retail Investors

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the DISC for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the POATRs, from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the POATRs.

Notice to Prospective Investors in the UK

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the Notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (“CWUMPO”) or which do not otherwise constitute an offer to the public within the meaning of the CWUMPO.

No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; or

(ii)

to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Investors should note that the offering of the Notes is not subject to the regulatory regime applicable to collective investment schemes under Division 2 of Part 13 of the SFA.

The Notes described in the prospectus supplement are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The Notes may not be publicly offered, sold or advertised, directly or indirectly, in or into Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except under the following exemptions under the FinSA:

(a)	to any investor that qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 investors (other than professional clients within the meaning of the FinSA); or

(c)

in any other circumstances falling within article 36 of the FinSA; provided, in each case, that no such offer of Notes referred to in (a) through (c) above shall require the publication of a prospectus for offers of Notes pursuant to the FinSA.

The Notes will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us may be distributed or otherwise made available in Switzerland in an manner which would require the publication of a prospectus in Switzerland pursuant to the FinSA.

LISTING AND GENERAL INFORMATION

Listing Application

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Euro MTF Market is not a regulated market within the meaning of MiFID II or UK MiFIR.

Documents Available

So long as the Notes are listed on the Luxembourg Stock Exchange and admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, copies of the following documents will, when published, be available on our corporate website at https://www.mizuhogroup.com:

(i)	Our Articles of Incorporation and our Board of Directors Regulations;

(ii)

Our latest audited consolidated annual financial statements, including the audit report in respect thereof, prepared in accordance with U.S. GAAP, included in our most recent annual report on Form 20-F filed with the SEC;

(iii)	Our latest unaudited condensed consolidated semi-annual financial statements prepared in accordance with U.S. GAAP, included in our current report on Form 6-K furnished to the SEC;

(iv)	this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein;

(v)

English translations of our latest annual and quarterly consolidated financial information prepared in accordance with Japanese GAAP, included in our current reports on Form 6-K furnished to the SEC; and

(vi)	The Indenture.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the Notes. The issue of the Notes was duly authorized by decision of Masahiro Kihara, Representative Executive Officer, President & Group CEO of the Issuer made on March 24, 2026.

No Material Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material change in the prospects or financial position of us and our subsidiaries taken as a whole since March 31, 2026.

Prescription

Under New York’s statute of limitations, any legal action to enforce MHFG’s payment obligations evidenced by the Notes must be commenced within six years after payment is due. Thereafter, MHFG’s payment obligations will generally become unenforceable.

Notices

So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the Notes will also be published either on the website of the Luxembourg Stock Exchange (www.luxse.com) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

Legal Entity Identifier

The Legal Entity Identifier (LEI) code of MHFG is 353800CI5L6DDAN5XZ33.

Directors and Senior Management

Information concerning our directors and senior management is set forth in “Item 6. Directors, Senior Management and Employees” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated herein by reference. The business address for our directors and senior management is 1-5-5, Otemachi, Chiyoda-ku, Tokyo 100-8176, Japan.

Responsibility

We accept responsibility for the information contained in this document and declare that the information contained in this document is, to the best of our knowledge, in accordance with the facts and makes no omission likely to affect its import.

EXPERTS

The consolidated financial statements of Mizuho Financial Group, Inc. appearing in the annual report of Mizuho Financial Group, Inc. on Form 20-F for the fiscal year ended March 31, 2026, and the effectiveness of the internal control over financial reporting of Mizuho Financial Group, Inc. as of March 31, 2026, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the Notes with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2026, filed on June 26, 2026 (File Number 001-33098);

•

our current report on Form 6-K, dated July 30, 2026, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2026; and

•	our current report on Form 6-K, dated August 14, 2026, containing certain information about our capital ratios as of June 30, 2026.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed with or furnished to the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Copies of documents incorporated by reference in this prospectus supplement that have been published together with the pricing supplement may be inspected, free of charge, at the website of the Luxembourg Stock Exchange at www.luxse.com.

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.mizuhogroup.com.

PROSPECTUS

Mizuho Financial Group, Inc.

(incorporated in Japan)

Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities, dated subordinated debt securities or perpetual subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of each of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities and the general manner in which the debt securities will be offered. We will provide the specific terms of the debt securities in supplements to this prospectus. These prospectus supplements will also describe the specific manner in which the debt securities will be offered and may also supplement, update or amend information contained in, or incorporated by reference into, this prospectus. Before you invest in any of the debt securities, you should read this prospectus and any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors” or our other reports incorporated herein or in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Mizuho Securities USA LLC or our other affiliates may use this prospectus and any applicable prospectus supplement in market-making transactions involving the debt securities after the initial sale. See “Plan of Distribution (Conflicts of Interest)—Market-Making Transactions by Affiliates.” Unless you are informed otherwise in the confirmation of sale, this prospectus and any applicable prospectus supplement are being used in a market-making transaction.

The date of this prospectus is October 4, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in, or incorporated by reference into, this prospectus. The prospectus supplement will supersede this prospectus, or the documents incorporated by reference into this prospectus, to the extent it contains information that is different from, or conflicts with, the information contained in, or incorporated by reference into, this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus, or in the documents incorporated by reference into any applicable prospectus supplement, before purchasing any of our debt securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any applicable prospectus supplement, “MHFG,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. as an individual legal entity. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the debt securities.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or any applicable prospectus supplement.

Financial information for us contained or incorporated by reference herein or in any applicable prospectus supplement is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in such prospectus supplement or in the relevant document being incorporated by reference herein or therein. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus and any applicable prospectus supplement, references to “U.S. dollars,” “dollars” and “$” refer to the lawful currency of the United States, those to “Euro” and “€” refer to the currency of the European Economic and Monetary Union and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus and any applicable prospectus supplement, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, in each case, unless otherwise specified. However, in some cases, figures as of or for the fiscal year ended March 31, 2023 and earlier presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text. We no longer make such adjustments beginning with figures as of or for the fiscal year ended March 31, 2024 or any interim periods therein, and thus the sum of such figures may not match the total amount.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain in a number of places forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F, in any additions, supplements or updates to those risk factors in any applicable prospectus supplement under the heading “Risk Factors” and our other reports incorporated herein and in any applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement and any related free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.

MIZUHO FINANCIAL GROUP, INC.

We are a joint stock corporation with limited liability under the laws of Japan. We engage in banking, trust banking, securities and other businesses related to financial services. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2024 presented in accordance with U.S. GAAP. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of March 31, 2024(4)
(in millions of yen)
Indebtedness:
Short-term borrowings	¥45,006,508
Long-term debt(1)(2)(3)	16,277,331

Total indebtedness	¥61,283,839

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 4,800,000,000 shares authorized, 2,539,249,894 shares issued	5,833,660
Retained earnings	3,120,236
Accumulated other comprehensive income, net of tax	984,578
Less: Treasury stock, at cost—Common stock 4,739,805 shares	(9,403)
Total MHFG shareholders’ equity	9,929,071

Noncontrolling interests	502,116

Total equity	¥10,431,187

Total capitalization and indebtedness	¥71,715,026

Notes:

(1)

We regularly issue senior and subordinated notes. We issued an aggregate of ¥230.0 billion of yen denominated unsecured perpetual subordinated notes in April 2024, an aggregate of U.S.$1.5 billion of U.S. dollar denominated senior notes in July 2024, an aggregate of ¥200.0 billion of yen denominated unsecured fixed-term subordinated notes in July 2024, an aggregate of ¥84.5 billion of yen denominated unsecured perpetual subordinated notes in July 2024 and an aggregate of €1.1 billion of Euro denominated senior notes in August 2024.

(2)

We redeemed €0.75 billion of Euro denominated senior notes in June 2024, ¥55.0 billion of yen denominated unsecured fixed-term subordinated notes in June 2024, ¥80.0 billion of yen denominated unsecured fixed-term subordinated notes in July 2024, U.S.$0.5 billion of U.S. dollar denominated senior notes in July 2024, €0.5 billion of Euro denominated senior notes in September 2024 and U.S.$0.6 billion of U.S. dollar denominated senior notes in September 2024.

(3)	Mizuho Bank redeemed U.S.$0.5 billion of U.S. dollar denominated senior notes in April 2024 and U.S.$0.5 billion of U.S. dollar denominated senior notes in September 2024.
(4)	The following foreign currency exchange rate is used in the table above: ¥151.22 = U.S. $1.00.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities and the use of these proceeds will be described in an applicable prospectus supplement or a related free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities (collectively, the “debt securities”) that we may offer under this prospectus. The specific terms and provisions of a particular series of senior debt securities, dated subordinated debt securities or perpetual subordinated debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or a related free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or the related free writing prospectus, those in the applicable prospectus supplement or the related free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities, the dated subordinated debt securities or the perpetual subordinated debt securities. It is qualified in its entirety by the provisions of the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture (as described below) and the applicable debt securities issued pursuant thereto, which, or forms of which, have been filed as exhibits to the registration statement of which this prospectus is part, or will be filed or may be further modified by any form that may be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the “senior trustee,” dated as of September 13, 2016, as amended or supplemented from time to time. Subordinated debt securities may be issued with or without a fixed maturity date. We may issue subordinated debt securities with a fixed maturity date, which we refer to as “dated subordinated debt securities,” from time to time, in one or more series under a subordinated indenture between us and The Bank of New York Mellon, which we refer to as the “dated subordinated trustee,” dated as of September 13, 2021, as amended or supplemented from time to time. We may issue subordinated debt securities without a fixed maturity date, which we refer to as “perpetual subordinated debt securities,” from time to time, in one or more series under a perpetual subordinated indenture to be entered into upon the initial issuance of perpetual subordinated debt securities, between us and The Bank of New York Mellon, which we refer to as the “perpetual subordinated trustee.” The senior indenture, the dated subordinated indenture and the perpetual subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee, the dated subordinated trustee and the perpetual subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “dated subordinated indenture,” “perpetual subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide, or will provide, that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. None of the indentures limit, or will limit, the amount of debt securities that we may issue thereunder, nor contain, or will contain, any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and at all times rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

The dated subordinated debt securities of each series will constitute direct, unconditional, subordinated and unsecured obligations of Mizuho Financial Group and at all times rank pari passu and without preference among themselves and at least equally and ratably with all other present and future unsecured, unconditional and dated subordinated obligations of Mizuho Financial Group (including obligations in respect of dated subordinated guarantees provided by Mizuho Financial Group), and in priority to the rights and claims of holders of all present and future unsecured, undated, conditional and subordinated obligations of Mizuho Financial Group (including those in respect of perpetual subordinated notes issued by Mizuho Financial Group, or the perpetual subordinated debt securities) and holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of dated subordinated debt securities will be described in the applicable prospectus supplement or the free writing prospectus relating to such series of dated subordinated debt securities.

The perpetual subordinated debt securities of each series will constitute direct, conditional, subordinated and unsecured obligations of Mizuho Financial Group and at all times rank pari passu and without preference among themselves and at least equally and ratably with all other present and future unsecured, undated, conditional, and subordinated obligations of Mizuho Financial Group (including obligations in respect of undated subordinated guarantees provided by Mizuho Financial Group) and in priority to the rights and claims of holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of perpetual subordinated debt securities will be described in the applicable prospectus supplement or the free writing prospectus relating to such series of perpetual subordinated debt securities.

The perpetual subordinated debt securities will be our perpetual obligations in respect of which there is no fixed maturity or mandatory redemption date.

Terms Specified in the Applicable Prospectus Supplement or the Related Free Writing Prospectus

The applicable prospectus supplement or the related free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for the dated subordinated debt securities and the perpetual subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium of the debt securities, if any and to the extent applicable, is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest, if any and to the extent applicable, will be payable or the manner of determination of such interest payment dates and the related record dates;

•

If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index that is based on a coin or currency other than that in which the debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts will be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority;

•	The manner in which and the place or places where, if applicable, principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

If applicable, any other or different events of default, modification or elimination of any breaches or acceleration rights or covenants with respect to a series of debt securities, if different from the provisions applicable to such securities set forth in this prospectus, and the nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of dated subordinated debt securities or perpetual subordinated debt securities and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions applicable to such debt securities set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•

If applicable, the circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date or otherwise and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•

The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, if different from the provisions set forth in this prospectus;

•

The terms of the loss absorption provisions of the dated subordinated debt securities and the perpetual subordinated debt securities, including, if applicable, write-down and cancellation provisions, going concern write-down provisions and write-up provisions, and any other provisions relevant thereto;

•

Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The senior debt securities and the dated subordinated debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or the related free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Further Issuances

Mizuho Financial Group reserves the right, from time to time, without the consent of the holders of the debt securities of a particular series, to issue additional debt securities on terms and conditions identical to those of a series offered by this prospectus and the applicable prospectus supplement, which additional debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the debt securities of such series; provided however that, in the case of the senior debt securities or the dated subordinated debt securities, Mizuho Financial Group shall not issue any further debt securities with the same CUSIP, ISIN or other identifying number as that series of debt securities unless such further debt securities will be treated as fungible with that series of debt securities for U.S. federal income tax purposes. Mizuho Financial Group may also, without the consent of the holders of the outstanding debt securities, issue other debt securities under the indentures as part of a separate series that have different terms from the debt securities offered hereby.

Payment of Additional Amounts

All payments of principal and interest in respect of the debt securities by Mizuho Financial Group shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, Mizuho Financial Group shall pay to the holder of each debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any payment on a debt security:

(i)

to or on behalf of a holder or beneficial owner of a debt security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such debt security by reason of its (a) having some connection with Japan other than the mere holding of such debt security, or (b) being a person having a special relationship with Mizuho Financial Group (a “specially-related person of Mizuho Financial Group”) as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”);

(ii)

to or on behalf of a holder or beneficial owner of a debt security (a) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to Mizuho Financial Group or a paying agent, as appropriate, or (b) whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant international clearing organization to a paying agent;

(iii)

to or on behalf of a holder or beneficial owner of a debt security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) who complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) a paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by Mizuho Financial Group, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant debt security through a payment handling agent in Japan appointed by it);

(iv)

to or on behalf of a holder or beneficial owner of a debt security who presents a debt security for payment (where presentation is required) more than 30 days after the relevant date (as defined below), except to the extent that such holder or beneficial owner of a debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period;

(v)

to or on behalf of a holder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such debt security; or

(vi)	in any case that is a combination of any of (i) through (v) above.

Where a debt security is held through a participant of a clearing organization or a financial intermediary (each, a “participant”), in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a Japanese financial institution (a “designated financial institution”) falling under certain categories prescribed by Article 6, Paragraph 11 of the Special Taxation Measures Act and the cabinet order thereunder (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a debt security must, at the time of entrusting a participant with the custody of the relevant debt security, provide certain information prescribed by the Act to enable the participant to establish that such beneficial owner of a debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”) and advise the participant if such beneficial owner of a debt security ceases to be so exempted, including the case where the relevant beneficial owner of the debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of Mizuho Financial Group.

Where a debt security is not held by a participant, in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a designated financial institution, all in accordance with the Act, such beneficial owner of a debt security must, prior to each date on which it receives interest, submit to Mizuho Financial Group or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “written application for tax exemption”) in the form obtainable from Mizuho Financial Group or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a debt security, the title of the debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a debt security is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

As used in this section, the “relevant date” means the date on which any payment in respect of a debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, excise, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the debt securities; provided that, except as otherwise set forth in the debt securities and the indenture, Mizuho Financial Group shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the issuance of the debt securities.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the debt securities and the indenture.

Events of Default and Events of Acceleration

Senior Debt Securities

An event of default with respect to any series of senior debt securities is defined under the senior indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement or free writing prospectus as an event of default, having occurred and be continuing:

(i)

default by Mizuho Financial Group in the payment when due of the interest or principal in respect of any of the senior debt securities of such series and the continuance of any such default for a period of 30 days after the date when due, unless Mizuho Financial Group shall have cured such default by payment within such period;

(ii)

Mizuho Financial Group shall fail duly to perform or observe any other term, covenant or agreement contained in any of the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring Mizuho Financial Group to remedy the same, shall have been given first to Mizuho Financial Group (and to the trustee in the case of notice by holders referred to in “—Acceleration Upon an Event of Default” below) by the senior trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the event of default, demand that it be remedied and state that the notification is a “notice of default” hereunder);

(iii)

a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Mizuho Financial Group, or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)

Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by Mizuho Financial Group for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation in such amalgamation or merger has effectively assumed the obligations of Mizuho Financial Group under the senior debt securities of such series and the senior indenture.

Provision and Withholding of Notice of Default. Pursuant to the senior indenture, the senior trustee shall give notice to the holders of the relevant series of senior debt securities of all defaults known to the senior trustee which have occurred. The senior trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the senior trustee may withhold notice of default if and so long as responsible officers of the trustee determine in good faith that the withholding of the notice is in the interests of the holders of the relevant series of senior debt securities.

Acceleration Upon an Event of Default. The senior indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing with respect to a series of senior debt securities, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, by notice in writing to Mizuho Financial Group (and to the trustee if given by the holders), may declare the principal of and accrued interest on the senior debt securities of such series to be due and payable immediately.

Dated Subordinated Debt Securities

Unless otherwise provided for in a supplemental indenture to the dated subordinated indenture or in the applicable dated subordinated debt securities, under the dated subordinated indenture, in case an “acceleration event” (as defined in the dated subordinated indenture), which are specified events relating to certain bankruptcy, reorganization, civil rehabilitation or other equivalent proceedings or certain winding-up or dissolution in respect of Mizuho Financial Group, shall occur and be continuing, the principal of and all interest then accrued on the dated subordinated debt securities may be declared to be forthwith due and payable, and except as provided above, neither the dated subordinated trustee nor the holders of the dated subordinated debt securities will have any right to accelerate any payment of principal or interest in respect of the dated subordinated debt securities and no other event shall constitute an event of default.

The dated subordinated indenture sets forth terms and conditions on events of acceleration with respect to a series of dated subordinated debt securities.

Perpetual Subordinated Debt Securities

The perpetual subordinated indenture will provide that non-payment of principal of or interest on the perpetual subordinated debt securities or breach of covenants or any other event will not constitute an event of default or an event of acceleration under the perpetual subordinated indenture or the applicable perpetual subordinated debt securities or give rise to any right of the holders or the perpetual subordinated trustee to declare the principal or interest on the perpetual subordinated debt securities to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the perpetual subordinated debt securities that entitle holders or the perpetual subordinated trustee to require that the perpetual subordinated debt securities become immediately due and payable.

The perpetual subordinated indenture will provide upon the occurrence and continuation of a “liquidation event” (to be defined in the perpetual subordinated indenture), that the rights of holders of the perpetual subordinated debt securities will be subordinated pursuant to the subordination provisions set forth therein.

The perpetual subordinated indenture will set forth terms and conditions on “breaches” (to be defined in the perpetual subordinated indenture) with respect to a series of perpetual subordinated debt securities.

Annulment of Acceleration; Waiver of Defaults; Waiver of Breach

In some circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities (voting together as a single class) have the right to annul any past declaration of acceleration or waive any past default or “breach” (as that term is to be defined in the perpetual subordinated indenture) and its consequences, as applicable, except a default or “breach,” as applicable, in respect of a covenant or a provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Application of Proceeds

Any money collected from Mizuho Financial Group by a trustee under the relevant indenture upon an event of default (in the case of senior debt securities) or any wind-up, bankruptcy or similar proceeding, subject to subordination provisions and write-down provisions that will be described in an applicable prospectus supplement or the related free writing prospectus and set forth in the dated subordinated indenture (in the case of the dated subordinated debt securities) and the perpetual subordinated indenture (in the case of the perpetual subordinated debt securities) shall be applied in the order described below:

(i)	first, to the payment of costs, fees and expenses to the applicable trustee and any paying agent for the series of debt securities for which money was collected, including reasonable compensation;

(ii)	second, if payment is not due on the principal of the series of debt securities for which money was collected, to the payment of interest on such series of debt securities;

(iii)

third, if payment in accordance with the relevant indenture is due on the principal of the series of debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the debt securities of such series for principal and interest, with interest on the overdue principal or the principal as to which a breach has occurred, as the case may be; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to Mizuho Financial Group or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Behalf of Securityholders

The indentures provide, or will provide, that the trustee with respect to the relevant debt securities shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of such debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indentures contain, or will contain, a provision entitling the relevant trustee, subject to the duty of the trustee to act with the required standard of care during a default or “breach,” as the case may be, to be indemnified to its satisfaction by the holders of relevant debt securities under the relevant indenture before proceeding to exercise any right or power at the request of such holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of a series of debt securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the relevant trustee.

Limitation on Suits by Individual Securityholders

The indentures provide, or will provide, that no individual holder of debt securities may institute any action against Mizuho Financial Group under the relevant indenture, unless the following actions have occurred:

(i)	a holder must have previously given written notice to the trustee of the continuing default, in the case of senior debt securities, or breach, in the case of perpetual subordinated debt securities;

(ii)	the holders of not less than 25% in aggregate principal amount of the debt securities of the affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee reasonable indemnity;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)

the holders of a majority in principal amount of the debt securities of the affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

However, the right of any holder of debt securities to institute suit for the enforcement of any such payment of overdue principal and interest, or principal and interest as to which breach(es) have occurred, as the case may be, on or after any respective due dates shall not be affected or impaired; provided that, in the case of dated subordinated debt securities, notwithstanding the foregoing, the rights of holders of dated subordinated debt securities specified above are subject to the limitations and suspension of rights triggered by an event triggering any write-down and, in the case of perpetual subordinated debt securities, notwithstanding the foregoing, the rights of holders of perpetual subordinated debt securities specified above are subject to the limitations and suspension of rights resulting from cancellation of interest payment, subordination or any event triggering any going concern write-down, write-down and cancellation. For the avoidance of doubt, nothing shall be construed to impair the effectiveness of, in the case of dated subordinated debt securities, the provisions of subordination and write-down set forth in the dated subordinated indenture or related provisions of the dated subordinated debt securities, or, in the case of perpetual subordinated debt securities, the provisions of going concern write-down, write-down and cancellation, interest payment cancellation or subordination to be set forth in the perpetual subordinated indenture or related provisions of the perpetual subordinated debt securities.

Covenants

Consolidation, Merger, Sale or Conveyance. The indentures contain, or will contain, provisions permitting Mizuho Financial Group, without the consent of the holders of the debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that (i) Mizuho Financial Group is the surviving party of the consolidation or merger or sale, assignment, transfer, lease or conveyance, or (ii) the successor person or persons that is formed by such consolidation, into which Mizuho Financial Group is merged, or that acquires such properties or assets by the sale, assignment, transfer, lease or conveyance is a joint stock company (kabushiki kaisha) organized under the laws of Japan and assumes Mizuho Financial Group’s obligations on the debt securities and under the indenture and on all series of securities issued thereunder and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, no event of acceleration, in the case of the dated subordinated debt securities, and no “bankruptcy event” (to be defined in the perpetual subordinated indenture), in the case of the perpetual subordinated debt securities, has occurred and is continuing.

Before the consummation of the proposed consolidation, merger, sale, assignment, transfer, lease or conveyance, Mizuho Financial Group shall deliver an officer’s certificate, and an opinion of counsel, to the effect that the conditions set forth above and in the indenture have been met. The trustee shall be entitled to rely conclusively and without liability upon such officer’s certificate and opinion of counsel.

Evidence of Mizuho Financial Group’s Compliance. There are, or will be, provisions in the indentures requiring Mizuho Financial Group to furnish to the trustee each year a brief certificate from its principal executive, financial or accounting officer or any other responsible officer, as applicable, as to his or her knowledge of Mizuho Financial Group’s compliance with all conditions and covenants under the indenture.

Limitation on Actions for Attachment

Each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to Mizuho Financial Group, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Mizuho Financial Group shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities. Any failure or delay by Mizuho Financial Group to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement described in the preceding paragraph.

Limited Rights to Set Off by Holders

Subject to applicable law, each holder of the senior debt securities, by acceptance of any interest in the senior debt securities, agrees that, if (a) Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (act No. 75 0f 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the senior debt securities or the senior indenture.

Subject to applicable law, each holder of the dated subordinated debt securities or the perpetual subordinated debt securities, by acceptance of any interest in the dated subordinated debt securities or the perpetual subordinated debt securities, agrees that, in such circumstances as described in the applicable prospectus supplement relating to such dated subordinated debt securities or perpetual subordinated debt securities, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, such dated subordinated debt securities or perpetual subordinated debt securities or the relevant indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the senior indenture relating to Mizuho Financial Group’s ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons as described in “—Covenants—Consolidation, Merger, Sale or Conveyance”, each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree to any transfer of Mizuho Financial Group’s assets (including shares of subsidiaries of Mizuho Financial Group) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with

Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of its properties or assets for the purpose of such requirements.

Discharge

Unless otherwise set forth in a supplemental indenture, Mizuho Financial Group may discharge all of its obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture after Mizuho Financial Group has, among other things:

(i)

paid or caused to be paid, if and to the extent required, the principal of and interest on all of the outstanding debt securities or such series outstanding under the relevant indenture in accordance with their terms;

(ii)	delivered to the paying agent or registrar, as applicable, for cancellation all of such outstanding debt securities or such series;

(iii)

in the case of dated subordinated debt securities, all securities of a series outstanding under the dated subordinated indenture shall have been cancelled in connection with a write-down pursuant to write-down provisions set forth in the dated subordinated indenture; or

(iv)

in the case of perpetual subordinated debt securities, all securities of a series outstanding under the perpetual subordinated indenture shall have been cancelled in connection with a write-down and cancellation pursuant to write-down and cancellation provisions set forth in the perpetual subordinated indenture.

Modification of the Indenture

In the case of the dated subordinated debt securities or the perpetual subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any ”senior indebtedness” (as such term is defined, or will be defined, with respect to the relevant series of dated subordinated debt securities or perpetual subordinated securities) shall be made to the subordination provision contained in the relevant dated subordinated indenture or perpetual subordinated indenture. No such amendment shall in any event be effective against such creditor.

Modification without Consent of Holders. Mizuho Financial Group and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

(i)	evidence the assumption by a successor corporation of Mizuho Financial Group’s obligations under the indenture;

(ii)	add covenants for the protection of the holders of debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)

add to, change or eliminate any of the provisions of the indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect);

(v)	establish the forms or terms of the debt securities of any series;

(vi)	evidence the acceptance of appointment by a successor trustee;

(vii)

in the case of dated subordinated debt securities, allow for the possibility of repayment of principal and interest that is written down pursuant to any write-down, bail-in or other provisions applicable to a particular series of dated subordinated debt securities, to the extent that Mizuho Financial Group considers that it has become permissible to do so under relevant laws and regulations applicable at the time of modification;

(viii)

in the case of perpetual subordinated debt securities, remove, amend or modify the going-concern, viability or bankruptcy write-down provisions or the cancellation of interest payment provisions with respect to any outstanding perpetual subordinated debt securities, provided that such removal, amendment or modification does not adversely affect the interests of holders of the perpetual subordinated debt securities in any material respect or the regulatory capital treatment of the relevant series of perpetual subordinated debt securities; or

(ix)	effect any changes to the indentures in a manner necessary to comply with the procedures of The Depository Trust Company (“DTC”) or any applicable clearing system.

Modification with Consent of Holders. Mizuho Financial Group and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities (with each such series voting as one class), may add any provisions to, or change in any manner or eliminate any of the provisions of, the indentures or modify in any manner the rights of the holders of debt securities issued under each indenture; provided, however, in the case of the perpetual subordinated debt securities, except as otherwise required or permitted pursuant to the going concern write-down, write-down and cancellation, interest payment cancellation, or subordination provisions applicable to such perpetual subordinated debt securities, that Mizuho Financial Group and the trustee may not make any of the following changes to the terms of the debt securities, without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of any senior debt securities or dated subordinated debt securities of any series or of any installment of principal of any such debt securities;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)

change the currency or other terms in or under which the principal, including, in the case of senior debt securities or dated subordinated debt securities, any amount of original issue discount, premium, or interest on any debt securities of any series is payable;

(vi)	change any of Mizuho Financial Group’s obligations to pay any additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)

impair the right to receive payment of the principal of and interest on any senior debt securities or dated subordinated debt securities on or after the respective due dates expressed in such senior debt securities or dated subordinated debt securities;

(viii)	impair the right to institute suit for the enforcement of any payment on any debt securities when or after due;

(ix)	reduce the percentage of any of the debt securities of any particular series, the consent of whose holders is required for modification of the indenture; or

(x)

in the case of dated subordinated debt securities or perpetual subordinated debt securities, modify or amend any provisions relating to the agreements to subordinate and terms of subordination of the dated subordinated debt securities or perpetual subordinated debt securities of any particular series pursuant to the dated subordinated indenture or perpetual subordinated indenture.

Concerning the Trustee

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide, or will provide, that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities), an event of acceleration with respect to a series of dated subordinated debt securities (in the case of the dated subordinated debt securities), or a breach with respect to a series of perpetual subordinated debt securities (in the case of the perpetual subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, event of acceleration, or breach, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain, or will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee concurrently under the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide, or will provide, that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide, or will provide, that the trustee with respect to a series of debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or, if applicable, will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation organized and doing business under the laws of the United States or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures provide, or will provide, that all monies paid by Mizuho Financial Group to the trustee or paying agent for a particular series of debt securities for payment of principal or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to Mizuho Financial Group and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter look only to Mizuho Financial Group for any payment which such holder may be entitled to collect.

New York Law to Govern

The indentures and the debt securities are, or will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the indentures, Mizuho Financial Group irrevocably designates or will designate Mizuho Bank, Ltd. as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the County of New York, and Mizuho Financial Group irrevocably submits or will submit to the jurisdiction of those courts.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the debt securities represented by the Global Notes (as defined below) will be payable in U.S. dollars, unless the applicable prospectus supplement or free writing prospectus will specify otherwise. Subject to the terms of the relevant indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the debt securities in trust for the benefit of the holders. Mizuho Financial Group will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to DTC.

Book-Entry; Delivery and Form

DTC

The debt securities will initially be issued to investors only in book-entry form. Each series of debt securities will initially be in the form of one or more fully registered global notes (the “Global Notes”). The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the debt securities. The Global Notes will initially be deposited with The Bank of New York Mellon, acting as custodian for DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until debt securities in certificated form are issued, the only registered holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

Investors may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through DTC. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the debt securities. Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or free writing prospectus.

Transfers

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive debt securities in certificated form representing their ownership interests in the debt securities unless use of the book-entry system for the debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the clearing system business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the clearing system business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the debt securities and the indentures. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures.

Mizuho Financial Group expects that DTC will take any action permitted to be taken by a holder of the debt securities, including the presentation of debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate, principal amount of debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The paying agent will send or forward any notices in respect of the debt securities held in book-entry form to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Mizuho Financial Group as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the debt securities are credited on the record date.

Payment of principal of and interest on the debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or Mizuho Financial Group, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the debt securities or other amounts to DTC is the responsibility of Mizuho Financial Group, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mizuho Financial Group nor the trustees, the registrar or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Debt Securities

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed within 90 days, or if there shall have occurred and be continuing an event of default with respect to the senior debt securities or an event of acceleration with respect to the subordinated debt securities, Mizuho Financial Group will issue debt securities in certificated form in exchange for the Global Notes. The certificated debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global Notes, except that a person receiving certificated debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated debt securities at the offices of the paying agent. The debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form.

Payment of principal and interest in respect of the certificated debt securities shall be payable at the office of agency of Mizuho Financial Group in the City of New York which shall initially be the corporate trust office of the trustees, at 240 Greenwich Street, New York, New York 10286, U.S.A. or at the office of the paying agent (which shall initially be The Bank of New York Mellon), provided that, at the option of Mizuho Financial Group, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of Mizuho Financial Group (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least $10,000,000 principal amount of debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the paying agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the paying agent may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such debt securities shall remain in effect with respect to any future payments with respect to such debt securities payable to such holder.

If any debt securities are listed on any securities exchange, such debt securities will be subject to any applicable rules of such securities exchange.

Other Procedures

The applicable prospectus supplement for the dated subordinated debt securities or the perpetual subordinated debt securities may describe procedures for any going concern write-down, write-down and cancellation, write-up, bail-in or other provisions applicable to such dated subordinated debt securities or such perpetual subordinated debt securities.

Registration, Transfer and Exchange of Debt Securities

The registrar will maintain a register with respect to the debt securities. The name of the registered holder of each debt security will be recorded in the register. Mizuho Financial Group, the trustees, the registrar and the paying agent may treat the person in whose name any debt security is registered as the absolute owner of the debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder, subject to the restrictions contained in the debt security and in the indenture, the debt security may be transferred or exchanged for a like aggregate principal amount of debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the registrar’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the indenture. Debt securities issued upon exchange or transfer shall be registered in the name of the holder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the registrar’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of debt securities, but Mizuho Financial Group or the registrar may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of debt securities.

Upon the transfer, exchange or replacement of certificated debt securities bearing the legend, the registrar will deliver only certificated debt securities bearing such legend unless Mizuho Financial Group otherwise consents.

Authenticating Agent

The indentures permit, or will permit, the trustees to appoint an authenticating agent or agents with respect to the debt securities. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the debt securities and debt securities authenticated by such authenticating agent will be entitled to the benefits of the indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the indentures.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If Mizuho Securities USA LLC or any other broker-dealer affiliate of ours participates in the distribution of our securities, such offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

Market-Making Transactions by Affiliates

Mizuho Securities USA LLC or our other affiliates may use this prospectus and any applicable prospectus supplement in market-making transactions involving the debt securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the debt securities and may discontinue any market-making activities at any time without notice.

The debt securities to be sold in market-making transactions include debt securities to be issued after the date of this prospectus as well as debt securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

EXPERTS

The consolidated financial statements of Mizuho Financial Group, Inc. appearing in the annual report of Mizuho Financial Group, Inc. on Form 20-F for the fiscal year ended March 31, 2024, and the effectiveness of the internal control over financial reporting of Mizuho Financial Group, Inc. as of March 31, 2024, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the debt securities with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Mizuho Financial Group is a joint stock corporation incorporated with limited liability under the laws of Japan. All of its directors and executive officers are non-residents of the United States. All or a substantial portion of the assets of Mizuho Financial Group and the assets of such non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce court judgments predicated upon the civil liability provisions of the U.S. federal or state securities laws against us or those persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions for enforcement of judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Mizuho Bank, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC also maintains an internet site at https://www.sec.gov/ that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “MFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2024, filed on June 26, 2024 (File Number 001-33098);

•

our current report on Form 6-K, dated July 31, 2024, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2024; and

•	our current report on Form 6-K, dated August 14, 2024, containing certain information about our capital ratios as of June 30, 2024.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.mizuhogroup.com.